Exhibit 10.1

EXECUTION VERSION

TERM LOAN CREDIT AGREEMENT

Dated as of August 19, 2015

Among

PC INTERMEDIATE HOLDINGS, INC.,

PARTY CITY HOLDINGS INC.,

PARTY CITY CORPORATION,

THE SUBSIDIARIES OF THE BORROWERS

FROM TIME TO TIME PARTY HERETO,

THE FINANCIAL INSTITUTIONS AND OTHER PERSONS PARTY HERETO,

as the Lenders,

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as the Administrative Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as Syndication Agent,

BARCLAYS BANK PLC,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

GOLDMAN SACHS BANK USA,

MACQUARIE CAPITAL (USA) INC.,

MIZUHO BANK LTD.,

MORGAN STANLEY SENIOR FUNDING, INC.,

SUMITOMO MITSUI BANKING CORPORATION

and

WELLS FARGO SECURITIES, LLC,

as Co-Documentation Agents

DEUTSCHE BANK SECURITIES INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

BARCLAYS BANK PLC,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

GOLDMAN SACHS BANK USA,

MACQUARIE CAPITAL (USA) INC.,

MIZUHO BANK LTD.,

MORGAN STANLEY SENIOR FUNDING, INC.,

SUMITOMO MITSUI BANKING CORPORATION

and

WELLS FARGO SECURITIES, LLC,

as Joint Bookrunners and Joint Lead Arrangers

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

SCHEDULES:

Schedule 1.01(a) - Commitment Schedule

Schedule 1.01(b) - Existing Letters of Credit

Schedule 1.01(c) - Mortgaged Properties

Schedule 1.01(d) - Adjustments to Consolidated Adjusted EBITDA

Schedule 3.05 - Real Property

Schedule 3.15 - Capitalization and Subsidiaries

Schedule 5.14(b) – Post-Closing Obligations

Schedule 6.01(i) - Existing Indebtedness

Schedule 6.01(t) - Corporate Leases Assigned/Sold/Transferred

Schedule 6.02 - Existing Liens

Schedule 6.04 – Negative Pledges

Schedule 6.06 – Restrictive Agreements

Schedule 6.07 - Existing Investments

Schedule 6.11 - Transactions with Affiliates

Schedule 9.01 - Borrowers’ Website Address for Electronic Delivery

EXHIBITS:

Exhibit A - [Reserved]

Exhibit B - Form of Assignment and Assumption

Exhibit C - Form of Compliance Certificate

Exhibit D - Joinder Agreement

Exhibit E - Form of Borrowing Request

Exhibit F - Form of Promissory Note

Exhibit G - Form of Interest Election Request

Exhibit H - Form of Solvency Certificate

Exhibit I-1 - Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit I-2 - Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit I-3 - Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit I-4 - Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J – Form of Intercompany Note

-v-

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of August 19, 2015 (this “Agreement”), by and among PARTY CITY CORPORATION, a Delaware corporation (the “Subsidiary Borrower”), PARTY CITY HOLDINGS INC., a Delaware corporation (the “Company” or the “Borrower Agent” and, together with the Subsidiary Borrower, each a “Borrower” and collectively, the “Borrowers”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), the subsidiaries of the Borrowers from time to time party hereto, the Lenders (as defined in Article 1) and DEUTSCHE BANK AG NEW YORK BRANCH (“DB”), as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”).

RECITALS

A. The Borrowers have requested that the Lenders extend credit in the form of Term Loans on the Closing Date in an aggregate principal amount of $1,340,000,000, subject to increase as provided herein.

B. The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE 1 DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Facility” means the credit facilities pursuant to the ABL Credit Agreement and one or more debt facilities or other financing arrangements (including, without limitation indentures) providing for loans or other long-term indebtedness that replace or refinance such credit facility, including any such replacement or refinancing facility or indenture that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements or refundings thereof or any such indentures or credit facilities that replace or refinance such credit facility.

“ABL Agent” has the meaning set forth in the Intercreditor Agreement.

“ABL Credit Agreement” means the ABL Credit Agreement, dated as of August 19, 2015, among the Borrowers, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto, as the same may be amended, restated, amended and restated, modified, refinanced, replaced, extended, renewed or supplemented from time to time.

“ABL Facility First Lien Collateral” has the meaning set forth in the Intercreditor Agreement.

“ABL Facility Security Documents” has the meaning set forth in the Intercreditor Agreement.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“ACH” means automated clearing house transfers.

“Additional Lender” means any Person that is not an existing Lender and has agreed to provide Incremental Commitments pursuant to Section 2.23 or Refinancing Commitments pursuant to Section 2.22.

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Questionnaire” has the meaning assigned to such term in Section 2.23(d).

“Advent” means Advent International Corporation and shall include any fund affiliated with Advent International Corporation.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of either Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of either Borrower or any of its Subsidiaries, threatened in writing against or affecting either Borrower or any of its Subsidiaries or any property of either Borrower or any of its Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. No Person shall be an “Affiliate” solely because it is an unrelated portfolio company of a Sponsor and none of the Administrative Agent, any Lender (other than an Affiliated Lender or a Debt Fund Affiliate) or any of their respective Affiliates shall be considered an Affiliate of Holdings or any Subsidiary thereof.

“Affiliated Lender” means any Non-Debt Fund Affiliate, Holdings, the Borrowers and/or any subsidiary of the Borrowers.

“Agreement” has the meaning assigned to such term in the preamble hereof.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus 0.50%, (b) the LIBO Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis) plus 1.00%, (c) the Prime Rate and (d) 2.00%; provided that if such rate is less than zero, the Alternate Base Rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, as the case may be.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption applicable to Holdings or its Subsidiaries by virtue of such Person being organized or operating in such jurisdiction.

“Applicable Percentage” means, with respect to any Lender for any Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Loans or unused commitments added pursuant to Sections 2.22, 2.23, 2.25 or 9.02(c) of such Lender under the applicable Class and the denominator of which is the aggregate outstanding principal amount of the Loans and unused commitments added pursuant to Sections 2.22, 2.23, 2.25 or 9.02(c) under the applicable Class of all Lenders under such Class.

“Applicable Price” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Applicable Rate” means, for any day, with respect to any ABR Term Loan, 2.25%, and with respect to any LIBO Rate Term Loan, 3.25%.

“Applicable Reserve Requirement” means, at any time, for any LIBO Rate Loans, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D of the Board) under regulations issued from time to time by the Board or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the applicable LIBO Rate or any other interest rate of a Loan is to be determined, or (b) any category of extensions of credit or other assets which include LIBO Rate Loans. LIBO Rate Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBO Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its activities and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Goldman Sachs Bank USA, Macquarie Capital (USA) Inc., Mizuho Bank Ltd., Morgan Stanley Senior Funding, Inc., Sumitomo Mitsui Banking Corporation and Wells Fargo Securities, LLC.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent and the Borrower Agent.

“Auction” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Agent” means (a) the Administrative Agent or any of its Affiliates or (b) any other financial institution or advisor employed by the Borrower Agent (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Auction pursuant to the definition of “Dutch Auction” approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).

“Auction Notice” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Party” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Response Date” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Available Amount” means, at any time, an amount equal to, without duplication:

(a) the sum of:

(i) $20,000,000; plus

(ii) 50.0% of the amount of Consolidated Net Income (determined as provided below) for the period (taken as one accounting period) beginning on July 1, 2012 to the end of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit (provided that (x) solely for purposes of determining the amount under this clause (ii), Consolidated Net Income (and any component definitions used in the determination thereof) shall be as defined in (I) with respect to the period on and from July 1, 2012 until the Closing Date, the Existing Senior Notes Indenture (as in effect on February 19, 2013, without giving effect to any subsequent amendment, restatement, amendment and restatement, supplement or other modification thereto (and regardless of whether subsequently terminated)) and (II) on and from the Closing Date and thereafter, the Senior Notes Indenture (as in effect on the Closing Date, without giving effect to any subsequent amendment, restatement, amendment and restatement, supplement or other modification thereto (and regardless of whether subsequently terminated)) and, for this purpose, (1) treating the reference to a section of the Existing Senior Notes Indenture or Senior Notes Indenture (as applicable) in clause (6) of such definition as a reference instead to the “Available Amount”, (2) giving effect to the exclusions contemplated by the last paragraph of such definition for purposes of Section 6.05 and the definition of “Available Amount” (instead of the applicable provisions of Section 4.04 of the Existing Senior Notes Indenture or Senior

Notes Indenture (as applicable)), to the extent the amounts referred to therein otherwise increase the Available Amount pursuant to any of the applicable provisions of this clause (a) (as opposed to the restricted payments permitted under clause 3(D) of Section 4.04(a) of the Existing Senior Notes Indenture or the Senior Notes Indenture (as applicable)) and (3) giving effect to such other appropriate conforming adjustments therein as may be agreed between the Borrower Agent and the Administrative Agent in order to give effect to the intent that such definition as used herein matches the definition used in the Existing Senior Notes Indenture or the Senior Notes Indenture (as applicable) and (y) such amount shall not be available for Restricted Payments pursuant to Section 6.05(a)(iii)(A) at any time when the Total Leverage Ratio as determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 is greater than 6.00 to 1.00); plus

(iii) to the extent not included in clause (ii) above, the amount of any capital contributions or other proceeds of issuances of Capital Stock (other than any amounts constituting a Cure Amount or an Available Excluded Contribution Amount or proceeds of issuances of Disqualified Capital Stock) received as cash equity by the Borrower Agent, plus the fair market value, as determined in good faith by the Borrower Agent, of marketable securities or other property received by the Borrower Agent as a capital contribution or in return for issuances of Capital Stock (other than any amounts constituting a Cure Amount or an Available Excluded Contribution Amount or proceeds of issuances of Disqualified Capital Stock), in each case, during the period from and including July 30, 2012 through and including such time; provided that, with respect to the period on and from July 30, 2012 until the Closing Date, such amounts shall only be included in the calculation of this clause (iii) if they were included in the calculation of clause (iii) of the “Available Amount” under (and as defined in) the Existing Term Loan Agreement; plus

(iv) to the extent not included in clause (ii) above, the aggregate principal amount of any Indebtedness or Disqualified Capital Stock, in each case, of the Borrower Agent issued after July 27, 2012 (other than Indebtedness or such Disqualified Capital Stock issued to the Borrower Agent or a Subsidiary), which has been converted into or exchanged for Capital Stock of the Borrower Agent or any Parent Company that does not constitute Disqualified Capital Stock, together with the fair market value of any Cash Equivalents and the fair market value (as reasonably determined by the Borrower Agent) of any property or assets received by the Borrower Agent upon such exchange or conversion, in each case, during the period from and including July 30, 2012 through and including such time; provided that, with respect to the period on and from July 30, 2012 until the Closing Date, such amounts shall only be included in the calculation of this clause (iv) if they were included in the calculation of clause (iv) of the “Available Amount” under (and as defined in) the Existing Term Loan Agreement; plus

(v) to the extent not included in clause (ii) above, the net proceeds received by the Borrower Agent or any Subsidiary during the period from and including July 30, 2012 through and including such time in connection with the sale or other disposition to a Person (other than the Borrower Agent or any Subsidiary) of any Investment made pursuant to (x) with respect to the period on and from July 30, 2012 until the Closing Date, Section 6.07(r)(i) of the Existing Term Loan Agreement and (y) on and from the Closing Date, Section 6.07(r)(i) (in each case, in an amount not to exceed the original amount of such Investment); plus

(vi) to the extent not (A) included in clause (ii) above or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by the Borrower Agent or any Subsidiary during the period from and including July 30, 2012 through and including such time in connection with cash returns, cash profits, cash distributions and similar cash amounts, including cash principal repayments of loans, in each case received in respect of any Investment made pursuant to (x) with respect to the period on and from July 30, 2012 until the Closing Date, Section 6.07(r)(i) of the Existing Term Loan Agreement and (y) on and from the Closing Date, Section 6.07(r)(i) (in each case, in an amount not to exceed the original amount of such investment); plus

(vii) to the extent not included in clause (ii) above, an amount equal to the sum of (A) the amount of any Investments by the Borrower Agent or any Subsidiary pursuant to (x) with respect to the period on and from July 30, 2012 until the Closing Date, Section 6.07(r)(i) of the Existing Term Loan Agreement and (y) on and from the Closing Date, Section 6.07(r)(i), in each case, in any Unrestricted Subsidiary (in each case, in an amount not to exceed the original amount of such investment) that has been redesignated as a Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated into, the Borrower Agent or any Subsidiary and (B) the fair market value (as reasonably determined by the Borrower Agent) of the property or assets of any Unrestricted Subsidiary representing Investments made pursuant to (x) with respect to the period on and from July 30, 2012 until the Closing Date, Section 6.07(r)(i) of the Existing Term Loan Agreement and (y) on and from the Closing Date, Section 6.07(r)(i), in each case, that have been transferred, conveyed or otherwise distributed (in an amount not to exceed the original amount of the investment in such Unrestricted Subsidiary) to the Borrower Agent or any Subsidiary, in each case, during the period from and including July 30, 2012 through and including such time; provided that, with respect to the period on and from July 30, 2012 until the Closing Date, such amounts shall only be included in the calculation of this clause (vii) if they were included in the calculation of clause (vii) of the “Available Amount” under (and as defined in) the Existing Term Loan Agreement; plus

(viii) the amount of any Declined Proceeds; minus

(b) an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.05(a)(iii)(A) (or if prior to the Closing Date, Section 6.05(a)(iii)(A) of the Existing Term Loan Agreement), plus (ii) Restricted Debt Payments made pursuant to Section 6.05(b)(vii)(A) (or if prior to the Closing Date, Section 6.05(b)(vii)(A) of the Existing Term Loan Agreement), plus (iii) Investments made pursuant to Section 6.07(r)(i) (or if prior to the Closing Date, Section 6.07(r)(i) of the Existing Term Loan Agreement), in each case, made after July 27, 2012 and prior to such time.

“Available Excluded Contribution Amount” means the Cash or Cash Equivalents or the fair market value of other assets or property (as reasonably determined by the Borrower Agent, but excluding any Cure Amount) received by the Borrower Agent after the Closing Date from:

(1) contributions in respect of Qualified Capital Stock, and

(2) the sale (other than to any Subsidiary of the Borrower Agent or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan) of Qualified Capital Stock of the Borrower Agent, in each case, designated as Available Excluded Contribution Amounts pursuant to a certificate of a Responsible Officer on or promptly after the date such capital contributions are made or proceeds are received, as the case may be, and which are excluded from the calculation of the Available Amount.

“Banking Services” means each and any of the following bank services provided to any Loan Party (a) under any arrangement that is in effect on the Closing Date between either Borrower and a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender (as each such term is defined in the ABL Credit Agreement) as of the Closing Date or (b) under any arrangement that is entered into after the Closing Date by either Borrower with any counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender (as each such term is defined in the ABL Credit Agreement) at the time such arrangement is entered into: (i) commercial credit cards, (ii) stored value cards, (iii) purchasing cards and (iv) treasury management services (including, without limitation, controlled disbursement, ACH transactions, return items and interstate depository network services).

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services, for which either Borrower agrees to provide security pursuant to the documentation governing such Banking Services.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Agent” means the Company.

“Borrowers” means (a) the Borrower Agent and (b) the Subsidiary Borrower.

“Borrowing” means any Loans of the same Type and Class made, converted or continued on the same date and, in the case of LIBO Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by either Borrower (or the Borrower Agent on behalf of such Borrower) for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit E, as such form, subject to the terms hereof, may from time to time be modified as agreed by the Borrower Agent and the Administrative Agent or such other form as shall be reasonably acceptable to the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a LIBO Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Subsidiary of the Borrower Agent that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) readily marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that has a capital surplus of not less than $500,000,000 (each Lender and each commercial bank referred to herein as a “Cash Equivalent Bank”); (e) shares of any money market mutual fund (i) whose investment guidelines restrict 95% of such fund’s investments to the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $250,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s; and (f) with respect to Foreign Subsidiaries, investments of the types described in clause (d) above issued by a Cash Equivalent

Bank or any commercial bank of recognized international standing chartered in the country where such Foreign Subsidiary is domiciled having unimpaired capital and surplus of at least $500,000,000. In the case of Investments by any Foreign Subsidiary that is a Subsidiary or Investments made in a country outside the United States, Cash and Cash Equivalents shall also include (x) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term investments utilized by Foreign Subsidiaries that are Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments described in clauses (a) through (e) of the first sentence of this definition of “Cash Equivalents”.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the date of this Agreement). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof; provided that increased costs as a result of any Change in Law pursuant to this clause (x) shall only be reimbursable by the Borrowers to the extent the applicable Lender is requiring reimbursement therefor from similarly situated borrowers under comparable syndicated credit facilities, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (x) and (y) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the earliest to occur of:

(a) the acquisition by any Person or group (with-in the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of Capital Stock representing more than the greater of (x) 35.0% of the total voting power of all of the outstanding voting stock of Holdings and (y) the percentage of the total voting power of all of the outstanding voting stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders;

(b) the Borrowers ceasing to be directly or indirectly wholly-owned Subsidiaries of Holdings; or

(c) any “Change of Control” (or any comparable term) in any document pertaining to the Senior Notes, the ABL Facility, any Incremental Equivalent Debt, any Refinancing Equivalent Debt or any other Junior Indebtedness (or any Refinancing Indebtedness in respect of any of the foregoing) with an aggregate outstanding principal amount in excess of the Threshold Amount.

“Charges” has the meaning assigned to such term in Section 9.19.

“Class”, when used with respect to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are term loans made pursuant to Section 2.01 or other loans or commitments of any series established as a separate tranche or class pursuant to Sections 2.22, 2.23, 2.25 or 9.02(c), and (b) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Closing Date” means August 19, 2015, which is the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Co-Documentation Agents” means Barclays Bank PLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Goldman Sachs Bank USA, Macquarie Capital (USA) Inc., Mizuho Bank Ltd., Morgan Stanley Senior Funding, Inc., Sumitomo Mitsui Banking Corporation and Wells Fargo Securities, LLC, in their capacity as Co-Documentation Agents.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property of a Loan Party subject to a Lien under the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that is or becomes subject to a Lien pursuant to the Collateral Documents in favor of the Administrative Agent, on behalf of itself and the Lenders, to secure the Secured Obligations.

“Collateral Documents” means, collectively, the Pledge and Security Agreement, the Mortgages and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make the Term Loans hereunder in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on the Commitment Schedule as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Lenders’ Commitments on the Closing Date (immediately prior to the incurrence of Term Loans on such date) is $1,340,000,000.

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning assigned to such term in the preamble to this Agreement.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for the Borrower Agent and its Subsidiaries on a consolidated basis equal to the total of (a) Consolidated Net Income for such period plus (b) the sum, without duplication, of (to the extent deducted in calculating Consolidated Net Income, other than in respect of clauses (x), (xi), (xii) and (xiv)) the amounts of:

(i) consolidated interest expense (including (i) fees and expenses paid to the Administrative Agent in connection with its services hereunder, (ii) other bank, administrative agency (or trustee) and financing fees, (iii) costs of surety bonds in connection with financing activities and (iv) commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance or any similar facilities or financing and hedging agreements);

(ii) taxes paid and provisions for taxes based on income, profits or capital of the Borrower Agent and its Subsidiaries, including, in each case federal, state, provincial, local, foreign, unitary, franchise, excise, property, withholding and similar taxes, including any penalties and interest;

(iii) Consolidated Depreciation and Amortization Expense for such period;

(iv) other non-Cash charges, including the excess of GAAP rent expense over actual Cash rent paid, including the benefit of lease incentives (in the case of a charge) or the excess of actual Cash rent paid, including the benefit of lease incentives, over GAAP rent expense (in the case of a gain) during such period due to the use of straight line rent for GAAP purposes; provided that if any such non-Cash charge represents an accrual or reserve for potential Cash items in any future period, (i) the Borrower Agent may determine not to add back such non-Cash charge in the current period and (ii) to the extent the Borrower Agent does decide to add back such non-Cash charge, the Cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA in the period in which such payment is made;

(v) (A) Transaction Costs and (B) transaction fees, costs and expenses incurred (1) in connection with the consummation of any transaction (or any transaction proposed and not consummated) permitted under this Agreement, including the issuance of Capital Stock, Investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts or the incurrence or repayment of Indebtedness or similar transactions, (2) in connection with an underwritten public offering or (3) to the extent reimbursable by third parties pursuant to indemnification provisions or similar agreements or insurance; provided that in respect of any fees, costs and expenses incurred pursuant to clause (3)

above, the Borrower Agent in good faith expects to receive reimbursement for such fees, costs and expenses within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such reimbursement amounts shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters);

(vi) the amount of any expense or deduction associated with any Subsidiary attributable to non-controlling interests or minority interests of third parties;

(vii) any portion of management, monitoring, consulting, transaction and advisory fees and related expenses (including, for the avoidance of doubt, any termination payments in connection therewith) actually paid by or on behalf of, or accrued by, the Borrower Agent or any of its Subsidiaries to the Sponsors (or their Affiliates or management companies) (A) to the extent permitted under this Agreement or (B) to the extent paid or accrued prior to the Closing Date, as permitted by the Existing Term Loan Agreement;

(viii) the amount of any one-time restructuring charge or reserve, including in connection with (A) acquisitions permitted hereunder after the Closing Date and (B) the consolidation or closing of facilities, stores or distribution centers during such period;

(ix) earn-out obligations incurred in connection with any Permitted Acquisition or other Investment permitted pursuant to Section 6.07 and paid or accrued during such period and on similar acquisitions and Investments completed prior to the Closing Date;

(x) pro forma “run rate” cost savings, product margin synergies (including increased share of shelf), operating expense reductions and product cost (including sourcing) and other synergies (net of the amount of actual amounts realized) reasonably identifiable and factually supportable (in the good faith determination of the Borrower Agent) related to and projected by the Borrower Agent in good faith to result from actions taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower Agent) within 18 months after the occurrence of, (A) the Transactions and (B) after the Closing Date, permitted asset sales, acquisitions, Investments, dispositions, operating improvements, restructurings, cost saving initiatives and certain other similar initiatives and specified transactions; provided that the aggregate amount of such costs savings, operating expense reductions and synergies under this clause (x) (other than the adjustments set forth in Schedule 1.01(d) and other than in connection with any mergers, business combinations, acquisitions or divestures) shall not exceed, together with any amounts added back pursuant to clause (xi) and pursuant to any pro forma adjustment in accordance with Section 1.08, 25.0% of Consolidated Adjusted EBITDA in any four-Fiscal Quarter period (calculated before giving effect to any such add-backs and adjustments);

(xi) costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, integration, transition, facilities opening and pre-opening, business optimization and other restructuring costs, charges, accruals, reserves and expenses (including, without limitation, inventory optimization programs, software development costs and costs related to the closure or consolidation of facilities, stores or distribution centers (without duplication of amounts in clause (ix) above) and curtailments, costs related to entry into new markets, consulting fees, signing costs, retention or completion bonuses, relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs); provided that the aggregate amount of any such costs, charges, accruals, reserves or expenses (other than in connection with any mergers, business combinations, acquisitions or divestures) shall not exceed, together with any amounts added back pursuant to clause (x) and pursuant to any pro forma adjustment in accordance with Section 1.08, 25.0% of Consolidated Adjusted EBITDA in any four-Fiscal Quarter period (calculated before giving effect to any such add-backs and adjustments);

(xii) business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as the Borrower Agent in good faith expects to receive the same within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters));

(xiii) unrealized net losses in the fair market value of any arrangements under Hedge Agreements; and

(xiv) Cash actually received (or any netting arrangements resulting in reduced Cash expenditures) during such period, and not included in Consolidated Net Income in any period, to the extent that the non-Cash gain relating to such Cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (c)(i) below for any previous period and not added back;

minus (c) to the extent such amounts increase Consolidated Net Income:

(i) other non-Cash items (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for a potential Cash item in any prior period);

(ii) unrealized net gains in the fair market value of any arrangements under Hedge Agreements; and

(iii) the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(xii) above to the extent such business interruption proceeds were not received within the time period required by such clause.

Notwithstanding anything to the contrary, it is agreed, that for the purpose of calculating the Total Leverage Ratio, the First Lien Leverage Ratio and the Senior Secured

Leverage Ratio for any period that includes the Fiscal Quarter ended on or about March 31, 2015, the Fiscal Quarter ended on or about December 31, 2014, the Fiscal Quarter ended on or about September 30, 2014 or the Fiscal Quarter ended on or about June 30, 2014, Consolidated Adjusted EBITDA for the Fiscal Quarter ended on or about March 31, 2015 shall be deemed to be $49,495,000, Consolidated Adjusted EBITDA for the Fiscal Quarter ended on December 31, 2014 shall be deemed to be $191,036,000, Consolidated Adjusted EBITDA for the Fiscal Quarter ended on September 30, 2014 shall be deemed to be $56,961,000 and Consolidated Adjusted EBITDA for the Fiscal Quarter ended on or about June 30, 2014, shall be deemed to be $69,293,000.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated First Lien Debt” means, as at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a first priority Lien on any asset or property of the Borrowers or their Subsidiaries.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower Agent and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded, without duplication,

(a) the income (or loss) of any Person (other than a Subsidiary of the Borrower Agent) in which any other Person (other than the Borrower Agent or any of its Subsidiaries) has a joint interest, except, with respect to any income, to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in Cash (or to the extent converted into Cash) to the Borrower Agent or any of its Subsidiaries by such Person during such period,

(b) gains or losses (less all fees and expenses chargeable thereto) attributable to asset sales or dispositions (including asset retirement costs) or returned surplus assets of any Plan outside of the ordinary course of business,

(c) gains or losses from (i) extraordinary items and (ii) nonrecurring or unusual items (including costs of and payments of legal settlements, fines, judgments or orders),

(d) any unrealized or realized net foreign currency translation or transaction gains or losses impacting net income (including currency remeasurements of Indebtedness and any net gains or losses resulting from Hedge Agreements for currency exchange risk associated with the above or any other currency related risk),

(e) any net gains, charges or losses with respect to (i) disposed, abandoned and discontinued operations (other than assets held for sale) and any accretion or accrual of discounted liabilities in connection with store closures or asset retirement obligations and (ii) facilities, stores or distribution centers that have been closed during such period,

(f) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness,

(g) (i) any charges or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement and (ii) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Capital Stock held by management of any Parent Company, either Borrower or any of their Subsidiaries, in each case, to the extent that (in the case of any Cash charges, costs and expenses) such charges, costs or expenses are funded with Net Proceeds contributed to the common equity of the Borrower Agent as a capital contribution or as a result of the sale or issuance of Capital Stock (other than Disqualified Capital Stock) of the Borrower Agent,

(h) accruals and reserves that are established within 12 months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP,

(i) any (A) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness or (B) good will or other asset impairment charges, write-offs or write-downs,

(j) (i) effects of adjustments (including, without limitation, the effects of such adjustments pushed down to the Borrower Agent and its Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof and (ii) the cumulative effect of changes in accounting principles, and

(k) solely for the purpose of determining the Available Amount, the net income for such period of any Subsidiary (other than any Subsidiary Guarantor), to the extent the declaration or payment of dividends or similar distributions by that Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Borrower Agent or a Subsidiary thereof in respect of such period, to the extent not already included therein.

“Consolidated Senior Secured Debt” means, as at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on any asset or property of the Borrowers or their Subsidiaries.

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower Agent and its Subsidiaries at such date.

“Consolidated Total Debt” means, as at any date of determination, the aggregate principal amount of all funded Indebtedness described in clauses (a), (b), (c), (d) and (f) (with respect to amounts drawn and not reimbursed for a period in excess of five Business Days) of the definition of “Indebtedness” of the Borrower Agent and its Subsidiaries.

“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period; provided that there shall be excluded the effect of any disposition or acquisition during such period, and the application of purchase accounting.

“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow”.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Facility” means the Loans provided to or for the benefit of the Borrowers pursuant to the terms of this Agreement.

“Cure Amount” shall have the meaning assigned to such term (or any substantially equivalent term) in the ABL Credit Agreement.

“Current Assets” means, at any time, the consolidated current assets (other than Cash, the current portion of current and deferred income Taxes, permitted loans made to third parties, assets held for sale, pension assets, deferred bank fees, derivative financial instruments and Cash Equivalents) of the Borrower Agent and its Subsidiaries.

“Current Liabilities” means, at any time, the consolidated current liabilities of the Borrower Agent and its Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding revolving loans, (c) accruals of consolidated interest expense (excluding consolidated interest expense that is due and unpaid), (d) the current portion of Indebtedness attributable to any Capital Leases, (e) the current portion of current and deferred income Taxes, (f) accruals relating to restructuring reserves to the extent permitted to be included in the definition of “Consolidated Adjusted EBITDA” pursuant to clause (xii) of such definition and (g) liabilities in respect of funds of third parties on deposit with the Borrowers or any of their Subsidiaries.

“DB” has the meaning assigned to such term in the preamble to this Agreement.

“Debt Fund Affiliate” means any Affiliate of the Investors (other than a natural person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and for which no personnel making investment decisions in respect of any equity fund which has a direct or indirect equity investment in Holdings, the Borrowers or their Subsidiaries has the right to make any investment decisions.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning assigned to such term in Section 2.11(b)(v).

“Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap collar and floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity- linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that, no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or its subsidiaries shall be a Derivative Transaction.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined by the Borrower Agent in good faith) of non-Cash consideration received by the Borrower Agent or a Subsidiary in connection with a sale or disposition pursuant to Section 6.08(h) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower Agent, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-Cash consideration converted to Cash or Cash Equivalents).

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (ii) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (iii) contains any repurchase obligation which may come into effect prior to payment in full in Cash of all Obligations or (iv) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control or an asset sale occurring prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued to any plan for the benefit of employees or by any such plan to such employees, in each case in the ordinary course of business of the Borrower Agent or any Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations and (B) no Capital Stock held by any future, present or former employee, director, officer or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower Agent (or any Parent Company or any Subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institutions” means those Persons (the list of all such Persons, the “Disqualified Institutions List”) that are (i) identified in writing by the Borrower Agent to the Administrative Agent on August 3, 2015, (ii) competitors of the Borrower Agent and its subsidiaries (other than bona fide fixed income investors or debt funds) that are identified in writing by the Borrower Agent from time to time or (iii) Affiliates of such Persons set forth in clauses (i) and (ii) above (in the case of Affiliates of such Persons set forth in clause (ii) above, other than bona fide fixed income investors or debt funds) that are either (a) identified in writing by the Borrower Agent or a Sponsor from time to time or (b) clearly identifiable on the basis of such Affiliate’s name; provided, that, to the extent Persons are identified as Disqualified Institutions in writing by the Borrower Agent to the Administrative Agent after August 3, 2015 pursuant to clauses (ii) or (iii)(a), the inclusion of such Persons as Disqualified Institutions shall not retroactively apply to prior assignments or participations in respect of any Loan under this Agreement. Notwithstanding the foregoing, the Borrower Agent, by written notice to the Administrative Agent, may from time to time in its sole discretion remove any entity from the Disqualified Institutions List (or otherwise modify such list to exclude any particular entity), and such entity removed or excluded from the Disqualified Institutions List shall no longer be a Disqualified Institution for any purpose under this Agreement or any other Loan Document.

“Disqualified Institutions List” has the meaning as set forth in the definition of Disqualified Institutions.

“Disqualified Person” has the meaning as set forth in Section 9.05.

“Disregarded Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia that is treated as a disregarded entity for U.S. federal income tax purposes that holds directly, or indirectly through one or more disregarded entities, the equity and/or indebtedness treated as equity for U.S. federal income tax purposes, of one or more Foreign Subsidiaries or one or more FSHCO Subsidiaries.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiaries” means all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Dutch Auction” mean an auction (an “Auction”) conducted by an Affiliated Lender or a Debt Fund Affiliate (any such Person, the “Auction Party”) in order to purchase Term Loans (or any Incremental Term Loans, Refinancing Term Loans, Extended Term Loans or Replacement Term Loans, which for purposes of this definition, shall be deemed to be Term Loans (and the holders thereof, Lenders)) in accordance with the following procedures; provided that no Auction Party shall initiate any Auction unless (I) at least five Business Days shall have passed since the consummation of the most recent purchase of Term Loans pursuant to an Auction conducted hereunder; or (II) at least three Business Days shall have passed since the date of the last Failed Auction which was withdrawn pursuant to clause (c)(i) below:

(a) Notice Procedures. In connection with an Auction, the Auction Party will provide notification to the Auction Agent (for distribution to the relevant Lenders) of the

Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Auction Agent and shall (i) specify the maximum aggregate principal amount of the Term Loans subject to the Auction, in a minimum amount of $10,000,000 and whole increments of $1,000,000 in excess thereof (the “Auction Amount”), (ii) specify the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans subject to such Auction, that represents the range of purchase prices that the Auction Party would be willing to accept in the Auction, (iii) be extended, at the sole discretion of the Auction Party, to (x) each Lender and/or (y) each Lender with respect to any Term Loans on an individual Class basis and (iv) shall remain outstanding through the Auction Response Date. The Auction Agent will promptly provide each appropriate Lender with a copy of such Auction Notice and a form of the Return Bid to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the date specified in such Auction Notice (or such later date as the Auction Party may agree to extend with the reasonable consent of the Auction Agent) (the “Auction Response Date”).

(b) Reply Procedures. In connection with any Auction, each Lender holding the relevant Term Loans subject to such Auction may, in its sole discretion, participate in such Auction and may provide the Auction Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Auction Agent, and shall specify (i) a discount to par (that must be expressed as a price at which it is willing to sell all or any portion of such Term Loans) (the “Reply Price”), which (when expressed as a percentage of the par principal amount of such Term Loans) must be within the Discount Range, and (ii) a principal amount of such Term Loans, which must be in whole increments of $1,000,000 (the “Reply Amount”). A Lender may avoid the minimum amount condition specified in clause (ii) of the preceding sentence solely when submitting a Reply Amount equal to the Lender’s entire remaining amount of such Term Loans. Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three bids only one of which can result in a Qualifying Bid (as defined below). In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Auction Agent, an Assignment and Assumption with the dollar amount of the Term Loans to be assigned to be left in blank, which amount shall be completed by the Auction Agent in accordance with the final determination of such Lender’s Qualifying Bid pursuant to subclause (c) below. Any Lender whose Return Bid is not received by the Auction Agent by the Auction Response Date shall be deemed to have declined to participate in the relevant Auction with respect to all of its Term Loans.

(c) Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Agent prior to the applicable Auction Response Date, the Auction Agent, in consultation with the Auction Party, will determine the applicable price (the “Applicable Price”) for the Auction, which will be the lowest Reply Price for which the Auction Party can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Price equal to the highest Reply Price. The

Auction Party shall purchase the relevant Term Loans (or the respective portions thereof) from each Lender with a Reply Price that is equal to or lower than the Applicable Price (“Qualifying Bids”) at the Applicable Price; provided that if the aggregate proceeds required to purchase all Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Term Loans at the Applicable Price ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Auction Agent in its discretion). If a Lender has submitted a Return Bid containing multiple bids at different Reply Prices, only the bid with the lowest Reply Price that is equal to or less than the Applicable Price will be deemed the Qualifying Bid of such Lender (e.g., a Reply Price of $100 with a discount to par of 2.0%, when compared to an Applicable Price of $100 with a 1.0% discount to par, will not be deemed to be a Qualifying Bid, while a Reply Price of $100 with a discount to par of 2.5% would be deemed to be a Qualifying Bid). The Auction Agent shall promptly, and in any case within five Business Days following the Auction Response Date with respect to an Auction, notify (I) the Borrower Agent of the respective Lenders’ responses to such solicitation, the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount of the Term Loans and the tranches thereof to be purchased pursuant to such Auction, (II) each participating Lender of the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount and tranches of Term Loans to be purchased at the Applicable Price on such date, (III) each participating Lender of the aggregate principal amount and tranches of the Term Loans of such Lender to be purchased at the Applicable Price on such date, and (IV) if applicable, each participating Lender of any proration pursuant to the second preceding sentence. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower Agent and Lenders shall be conclusive and binding for all purposes absent manifest error.

(d) Additional Procedures.

(i) Once initiated by an Auction Notice, the Auction Party may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Price.

(ii) To the extent not expressly provided for herein, each purchase of Term Loans pursuant to an Auction shall be consummated pursuant to procedures consistent with the provisions in this definition, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower Agent.

(iii) In connection with any Auction, the Borrowers and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Auction, the payment of customary fees and expenses from the Auction Party in connection therewith as agreed between the Auction Party and the Auction Agent.

(iv) Notwithstanding anything in any Loan Document to the contrary, for purposes of this definition, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(v) The Borrowers and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this definition by itself or through any Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any purchase of Term Loans provided for in this definition as well as activities of the Auction Agent.

“Effect” means any effect, change, event, occurrence, development or circumstance.

“Eligible Assignee” means (a) a Lender, (b) a commercial bank, insurance company, finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of a Lender, (d) an Approved Fund of a Lender or (e) to the extent permitted under Section 9.05(g), any Affiliated Lender or any Debt Fund Affiliate; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) except as permitted under Section 9.05(g), (A) Holdings or either Borrower or any Subsidiary thereof or (B) any Sponsor or any of its Affiliates.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities and the common law relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; (b) the generation, use, storage, transportation or disposal of Hazardous Materials; or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to either Borrower or any of its Subsidiaries or any Facility.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of either Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; and (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code, (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) or Section 302 of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower Agent, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA, or that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i)

or (l), or Section 4071 of ERISA in respect of any Pension Plan; (i) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan; or (j) a determination that any Pension Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA.

“Event of Default” has the meaning assigned to such term in Article 7.

“Excess Cash Flow” means, for any Test Period ending on the last day of a Fiscal Year, an amount (if positive) equal to

(a) the sum, without duplication, of the amounts for such period of the following:

(i) Consolidated Adjusted EBITDA for such period without giving effect to clause (b)(x) of the definition thereof, plus

(ii) the Consolidated Working Capital Adjustment for such period, plus

(iii) cash gains of the type described in clauses (b), (c), (d), (e) and (f) of the definition of “Consolidated Net Income”, to the extent not otherwise included in calculating Consolidated Adjusted EBITDA (but excluding gains from Prepayment Asset Sales to the extent an amount equal to the Net Proceeds therefrom was applied to the prepayment of Indebtedness pursuant to Section 2.11(b)(ii)), minus

(b) the sum, without duplication, of the amounts for such period of the following:

(i) permanent repayments of long-term Indebtedness (including (x) payments under Section 2.10 and Section 2.11(a) (other than prepayments of Term Loans deducted pursuant to Section 2.11(b)(i)(B)) and (y) prepayments of Term Loans to the extent (and only to the extent) made with the Net Proceeds of a Prepayment Asset Sale that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding (A) the principal amount of all Indebtedness deducted pursuant to Section 2.11(b)(i)(B), (B) all other repayments of the Term Loans and (C) repayments of any revolving credit facility or arrangement except to the extent a corresponding amount of the commitments under such revolving credit facility or arrangement are permanently reduced in connection with such repayments),

(ii) without duplication of amounts deducted pursuant to this clause (ii) or (xi) below in respect of a prior period, all Cash payments in respect of capital expenditures as would be reported in the Borrower Agent’s consolidated statement of cash flows made during such period and, at the option of the Borrowers, any Cash payments in respect of any such capital expenditures made after such period and prior to the date of the applicable Excess Cash Flow payment (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)),

(iii) consolidated interest expense added back pursuant to clause (b)(i) of the definition of “Consolidated Adjusted EBITDA” to the extent paid in Cash,

(iv) taxes paid and provisions for taxes, to the extent payable in Cash with respect to such period and added back pursuant to clause (b)(ii) of the definition of “Consolidated Adjusted EBITDA”,

(v) without duplication of amounts deducted pursuant to this clause (v) or (xi) below in respect of a prior period, Cash payments made during such period in respect of Permitted Acquisitions and other Investments permitted by Section 6.07 or otherwise consented to by the Required Lenders (other than Investments in (x) Cash and Cash Equivalents and (y) the Borrower Agent or any of its Subsidiaries), and, at the option of the Borrowers, any Cash payments in respect of Permitted Acquisitions and other Investments permitted by Section 6.07 or otherwise consented to by the Required Lenders (other than Investments in (x) Cash and Cash Equivalents and (y) the Borrower Agent or any of its Subsidiaries) made after such period and prior to the date of the applicable Excess Cash Flow payment (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)),

(vi) the aggregate amount of all Restricted Payments made under Sections 6.05(a)(i), (ii) and (x), or otherwise consented to by the Required Lenders in each case to the extent actually paid in Cash during such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)),

(vii) [Reserved],

(viii) amounts added back under clause (b)(xii) of the definition of “Consolidated Adjusted EBITDA” to the extent such amounts have not yet been received by the Borrower Agent or its Subsidiaries,

(ix) [Reserved],

(x) an amount equal to all expenses, charges and losses either (a) excluded in calculating Consolidated Net Income pursuant to clauses (b), (c), (d), (e) or (f) of the definition thereof or (b) added back in calculating Consolidated Adjusted EBITDA pursuant to clauses (v), (vii), (viii), (ix) and (xi) of the definition thereof, in each case, to the extent paid or payable in Cash,

(xi) without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, at the option of the Borrower Agent, the aggregate consideration required to be paid in Cash by the Borrower Agent or its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to capital expenditures, acquisitions or Investments permitted by Section 6.07 (other than Investments in (x) Cash and Cash Equivalents and (y) the Borrower Agent or any of its Subsidiaries) to be consummated or made during the period of four consecutive Fiscal Quarters of the Borrower Agent following the end of such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount actually utilized to finance such capital expenditures, acquisitions or Investments during such period of four consecutive Fiscal Quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive Fiscal Quarters, and

(xii) to the extent not expensed during such period or not deducted in calculating Consolidated Net Income, the aggregate amount of expenditures, fees, costs and expenses paid in Cash by the Borrower Agent and its Subsidiaries during such period, other than if financed with long-term Indebtedness (other than revolving Indebtedness).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Subsidiary” means (a) any Domestic Subsidiary that is not a Wholly-Owned Subsidiary, (b) any Immaterial Subsidiary, (c) any Domestic Subsidiary that is prohibited by law, regulation or contractual obligations (to the extent existing on the Closing Date or on the date such Person becomes a Subsidiary (and not created in contemplation of such Person becoming a Subsidiary or for the primary purpose of being classified as an Excluded Subsidiary hereunder)) from providing a Loan Guaranty or that would require a governmental (including regulatory) consent, approval, license or authorization to provide such Loan Guaranty; (d) any not-for-profit Subsidiary, (e) any Captive Insurance Subsidiaries, (f) any special purpose entities used for securitization facilities, (g) any Foreign Subsidiary, (h) any FSHCO Subsidiary, (i) any Disregarded Domestic Subsidiary, (j) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary, FSHCO Subsidiary or Disregarded Domestic Subsidiary and (k) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower Agent, the burden or cost of providing a Loan Guaranty or a Lien to secure such Loan Guaranty shall outweigh the benefits to be afforded thereby.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Loan Guaranty of such Loan Guarantor becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” means, with respect to Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of either Borrower or any other Loan Party hereunder, (a) Taxes imposed on (or measured by) its income (however denominated) or franchise Taxes (i) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Administrative Agent or any Lender, in which its applicable lending office is located (or relevant office for receiving payments from or on account of the Borrower or making funds available to or for the benefit of the Borrower) or (ii) that are Other Connection Taxes, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a), (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from either Borrower or any other Loan Party with respect to such withholding tax pursuant to Section 2.17(a), (d) any tax imposed as a result of a Lender’s failure to comply with Section 2.17(e) and (e) any U.S. withholding tax under FATCA.

“Existing ABL Agreement” means the ABL Credit Agreement, dated as of July 27, 2012, among, inter alia, Holdings, the Borrowers, certain subsidiaries of the Borrowers, as guarantors, the lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent.

“Existing Debt Refinancing” means the repayment, redemption, defeasance, discharge, refinancing or termination in full of (or, with respect to clause (b), irrevocable notices for such repayment, redemption, defeasance, discharge, refinancing or termination to the extent accompanied by any prepayments or deposits required to defease, terminate and satisfy in full such Indebtedness) (a) all amounts, if any, due or owing under the Existing ABL Agreement (except to the extent of any Existing Letters of Credit) and the Existing Term Loan Agreement and the termination of all commitments thereunder and (b) the Existing Senior Notes.

“Existing Letter of Credit” means any letter of credit previously issued for the account of either Borrower or any other Loan Party by a Lender or an Affiliate of a Lender that is (a) outstanding on the Closing Date and (b) listed on Schedule 1.01(b).

“Existing Senior Notes” means the 8.875% Senior Notes due 2020 issued by Party City Holdings Inc., in an original aggregate principal amount of $700,000,000.

“Existing Senior Notes Indenture” means the Indenture for the Existing Senior Notes, dated July 27, 2012, between the Borrower Agent, as the issuer, and Wilmington Trust, National Association, as trustee.

“Existing Term Loan Agreement” means the Term Loan Credit Agreement, dated as of July 27, 2012, among, inter alia, Holdings, the Borrowers, certain subsidiaries of the Borrowers, as guarantors, the lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent.

“Extended Revolving Credit Commitment” shall have the meaning assigned to such term in Section 2.25(a).

“Extended Revolving Loans” shall have the meaning assigned to such term in Section 2.25(a).

“Extended Term Loans” shall have the meaning assigned to such term in Section 2.25(a).

“Extension” shall have the meaning assigned to such term in Section 2.25(a).

“Extension Offer” shall have the meaning assigned to such term in Section 2.25(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles 5 and 6, heretofore owned, leased, operated or used by either Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Failed Auction” has the meaning assigned to such term in the definition of “Dutch Auction”.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant thereto, including any intergovernmental agreements and any rules or guidance implementing such intergovernmental agreements.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that, if such rate is less than zero, the Federal Funds Effective Rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means that certain Agency Fee Letter dated as of July 28, 2015, by and among, inter alia, the Borrower Agent and the Administrative Agent.

“Financial Officer” of any Person means the chief financial officer, treasurer, assistant treasurer, vice president of finance or controller of such Person.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Financial Officer of the Borrower Agent that such financial statements fairly present, in all material respects, in accordance with GAAP, the financial condition of the Borrower Agent and its Subsidiaries as at the dates indicated and the results of their operations and their Cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” has the meaning assigned to such term in Section 5.01(i).

“First Lien Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Debt as of the last day of such Test Period (net of the Unrestricted Cash Amount as of such date) to (b) Consolidated Adjusted EBITDA for such Test Period, in each case for the Borrower Agent and its Subsidiaries.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that, subject to the Intercreditor Agreement, such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien (except for Permitted Liens securing any Indebtedness secured by a Lien which is, or is required to be, expressly subordinated to the Liens securing the Secured Obligations).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year, such fiscal quarter ending on the later of the retail fiscal quarter and the calendar quarter.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year or the Saturday closest to December 31 of each calendar year.

“Flood Hazard Property” means any Real Estate Asset subject to a Mortgage and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Lender” means a Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any subsidiary that is not a Domestic Subsidiary.

“FSHCO Subsidiary” means any direct or indirect Domestic Subsidiary substantially all of the assets of which consist of the equity and/or indebtedness treated as equity for U.S. federal income tax purposes, of one or more Foreign Subsidiaries.

“Funding Account” has the meaning assigned to such term in Section 2.03(v).

“GAAP” means generally accepted accounting principles in the United States of America in effect and applicable to that accounting period in respect of which reference to GAAP is being made, subject to the provisions of Section 1.04.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the United States, the United States, or a foreign government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” has the meaning assigned to such term in Section 9.05(e).

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of the Guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01 (excluding, for the avoidance of doubt, any Excluded Swap Obligations).

“Guarantor Percentage” has the meaning assigned to such term in Section 10.11.

“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, exposure to which is prohibited, limited or regulated by any Environmental Law or any Governmental Authority or which may or could pose a hazard to the health and safety or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between either Borrower or any Subsidiary and any other Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” means, as of any date, any Subsidiary of the Borrower Agent (a) having Consolidated Total Assets in an amount of less than 4.0% of Consolidated Total Assets of the Borrower Agent and its Subsidiaries and (b) contributing less than 4.0% to consolidated revenues of the Borrower Agent and its Subsidiaries, in each case, for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(b) or (c); provided that the Consolidated Total Assets (as so determined) and revenue (as so determined) of all Immaterial Subsidiaries shall not exceed 5.0% of Consolidated Total Assets of the Borrower Agent and its Subsidiaries or 5.0% of the consolidated revenues of the Borrower Agent and its Subsidiaries for the relevant Test Period, as the case may be.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Cap” has the meaning assigned to such term in Section 2.23(a).

“Incremental Commitment” means any commitment made by a lender to provide all or any portion of an Incremental Facility or Incremental Loans.

“Incremental Equivalent Debt” has the meaning assigned to such term in Section 6.01(y).

“Incremental Facilities” has the meaning assigned to such term in Section 2.23(a).

“Incremental Loans” has the meaning assigned to such term in Section 2.23(a).

“Incremental Revolving Commitment” means any commitment made by a lender to provide all or any portion of an Incremental Revolving Facility or Incremental Revolving Loans.

“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.23(a).

“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.23(a).

“Incremental Term Facility” has the meaning assigned to such term in Section 2.23(a).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.23(a).

“Indebtedness”, as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet prepared in accordance with

GAAP; (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding (w) any earn out obligation or purchase price adjustment until such obligation becomes a liability on the balance sheet in accordance with GAAP, (x) other than for purposes of Section 7.01, any such obligations incurred under ERISA, (y) trade accounts payable in the ordinary course of business (including on an inter-company basis) and (z) liabilities associated with customer prepayments and deposits), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument; (e) all Indebtedness of others secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (f) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (g) the Guarantee by such Person of the Indebtedness of another; (h) all obligations of such Person in respect of any Disqualified Capital Stock and (i) all net obligations of such Person in respect of any Derivative Transaction, including, without limitation, any Hedge Agreement, whether or not entered into for hedging or speculative purposes; provided that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, the First Lien Leverage Ratio, the Senior Secured Leverage Ratio or any other financial ratio under this Agreement except to the extent of any accrued interest in respect of unpaid termination or settlement amounts thereunder and (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would otherwise be included in the calculation of Consolidated Total Debt; provided that notwithstanding anything herein to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document or (b) Other Taxes.

“Information” has the meaning set forth in Section 3.11(a).

“Intercompany Note” means a promissory note substantially in the form of Exhibit J.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, among the ABL Agent, as agent for the ABL Facility Secured Parties referred to therein, the Administrative Agent, as agent for the Term Loan Secured Parties referred to therein, Holdings, the Borrowers and the Subsidiaries of the Borrowers from time to time party thereto.

“Interest Election Request” means a request by the Borrower Agent in the form of Exhibit G hereto or such other form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, the first Business Day of each January, April, July and October and the Maturity Date or the maturity date applicable to such Loan or commitment added pursuant to Sections 2.22, 2.23, 2.25, or 9.02(c) and (b) with respect to any LIBO Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBO Rate Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” means (a) with respect to any LIBO Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, (x) to the extent available to all relevant affected Lenders, twelve months or (y) if acceptable to the Administrative Agent in its sole discretion, periods shorter than one month) thereafter, as the Borrowers may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the Pledge and Security Agreement.

“Investment” means (a) any purchase or other acquisition by the Borrower Agent or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than either Borrower or a Subsidiary Guarantor), (b) the acquisition by purchase or otherwise (other than purchases or other acquisitions of inventory, materials, supplies and equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any Person or any division or line of business or other business unit of any Person, and (c) any loan, advance (other than (i) advances to current or former employees, officers, directors and consultants of the Borrowers or their Subsidiaries or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and (ii) advances made on an inter-company basis in the ordinary course of business for the purchase of inventory) or capital contribution by the Borrower Agent or any of its Subsidiaries to any other Person (other than either Borrower or any Subsidiary Guarantor). Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but (except in the case of Investments made in reliance on the Available Amount) giving effect to any repayments of principal in the case of Investments in the form of loans and any return of capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the initial Investment).

“Investors” means (i) the Sponsors and (ii) the Management Investors.

“Joinder Agreement” has the meaning assigned to such term in Section 5.12(a).

“Junior Indebtedness” means any Subordinated Indebtedness and any Indebtedness secured by Liens junior to the Lien of the Administrative Agent with respect to the Collateral (other than, for the avoidance of doubt, Indebtedness under the ABL Facility).

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan, Incremental Term Loan, Incremental Revolving Loan, Refinancing Term Loan, Refinancing Revolving Loan, Replacement Term Loan, Replacement Revolving Facility, Extended Term Loan or Extended Revolving Loan.

“LCT Election” has the meaning set forth in Section 1.07.

“LCT Test Date” has the meaning set forth in Section 1.07.

“Lenders” means the Persons listed on the Commitment Schedule, any Additional Lender and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Interest Period when used in reference to any Loan or Borrowing, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/100 of 1%) (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays an average ICE Benchmark Administration Interest Settlement Rate (or successor thereto) (such page currently being the LIBOR01 page) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on the date which is two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding sub-clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays an average ICE Benchmark Administration Interest Settlement Rate (or successor thereto) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on the date which is two Business Days prior to the commencement of such Interest Period or (iii) in the event the rates referenced in the preceding sub-clauses (i) and (ii) are not available, the rate per annum at which the Administrative Agent could borrow funds in the London interbank market on the date which is two Business Days prior to the commencement of such Interest Period, were it to do so by asking for and then accepting offers in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loans for which the LIBO Rate is then being determined and with maturities comparable to such Interest Period, by (b) an amount equal to (i) one minus (ii) the Applicable Reserve Requirement; provided that (x) in no event shall the LIBO Rate be less than 1.00% per annum and (y) if such rate is less than zero, the LIBO Rate shall be deemed to be zero.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any capitalized lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed a Lien.

“Limited Condition Acquisition” means any acquisition or similar Investment whose consummation is not conditioned on the availability of, or on obtaining, financing.

“Limited Condition Transaction” means (i) any Limited Condition Acquisition and/or (ii) any redemption or repayment of Indebtedness requiring irrevocable advance notice or any irrevocable offer to purchase Indebtedness that is not subject to obtaining financing.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to the Agreement, the Collateral Documents, the Intercreditor Agreement, any Refinancing Amendment, any amendment to this Agreement pursuant to Section 2.23(a) and any amendment to this Agreement pursuant to Section 2.25(c). Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto.

“Loan Guarantor” means (i) Holdings, (ii) each Subsidiary Guarantor and (iii) each Borrower but solely with respect to Secured Hedging Obligations under Hedge Agreements to which the other Borrower is (and such Borrower is not) a party.

“Loan Guaranty” means Article 10 of this Agreement.

“Loan Installment Date” has the meaning assigned to such term in Section 2.10(a).

“Loan Parties” means Holdings, each Borrower, each Subsidiary Guarantor and any other Person who becomes a party to this Agreement as a Loan Party pursuant to a Joinder Agreement, and their respective successors and assigns.

“Loans” means any Term Loan, any Incremental Loan, any Refinancing Loan, any Extended Revolving Loan or Extended Term Loan, or any Replacement Term Loans or loans under any Replacement Revolving Facility.

“Management Investors” means the officers, directors, employees and other members of the management of the Company and its Subsidiaries.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common equity interests of the Ultimate Parent on the date of the declaration of a Restricted Payment permitted pursuant to Section 6.05(a)(vii) multiplied by (ii) the arithmetic mean of the closing prices per share of such common equity interests on the principal securities exchange on which such common equity interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of Holdings, the Borrower Agent and its Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent under the applicable Loan Documents or (iii) the ability of the Borrowers and the Loan Guarantors (taken as a whole) to perform their payment obligations under the Loan Documents.

“Material Real Estate Asset” means (a) any fee-owned Real Estate Asset having a fair market value (as reasonably estimated by the Borrower Agent) in excess of $5,000,000 as of such date and (b) any fee-owned Real Estate Asset acquired by any Loan Party after the Closing Date having a fair market value (as reasonably estimated by the Borrower Agent) in excess of $5,000,000 as of the date of acquisition thereof shall be a “Material Real Estate Asset”; provided, in each of clauses (a) and (b) above, that the property located at or around 2800 Purple Sage Road NW, Village of Los Lunas, New Mexico shall not at any time be a “Material Real Estate Asset”.

“Maturity Date” means August 19, 2022.

“Maximum Liability” has the meaning assigned to such term in Section 10.10.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

“Minimum Extension Condition” shall have the meaning assigned to such term in Section 2.25(b).

“MNPI” shall have the meaning assigned to such term in Section 9.05(g).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgaged Properties” means, initially, the owned real properties of the Loan Parties specified on Schedule 1.01(c), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is required to be granted pursuant to Section 5.12.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, on owned real property of a Loan Party.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Borrower Agent and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds (including Cash Equivalents) received by the Borrower Agent or any of its Subsidiaries (x) under any casualty insurance policy in respect of a covered loss thereunder of any assets of the Borrower Agent or any of its Subsidiaries or (y) as a result of the taking of any assets of the Borrower Agent or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual out-of-pocket costs incurred by the Borrower Agent or any of its Subsidiaries in connection with the adjustment, settlement or collection of any claims of the Borrower Agent or such Subsidiary in respect thereof, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans, Indebtedness under the ABL Facility and any Indebtedness secured by a Lien that is pari passu or junior to the Lien on the Collateral securing the Secured Obligations) that is secured by a Lien on the assets in question and that is required to be repaid under the terms thereof as a result of such loss, taking or sale, (iii) amounts required to be prepaid pursuant to Section 2.11(b) of the ABL Credit Agreement as the result of such loss, taking or sale, (iv) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (v) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrowers’ good faith estimate of income taxes paid or payable) in connection with any sale of such assets as referred to in clause (a)(y) of this definition and (vi) any amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustments associated with any sale of such assets as referred to in clause (a)(y) of this definition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Insurance/Condemnation Proceeds).

“Net Proceeds” means (a) with respect to any asset sale or Prepayment Asset Sale, the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrowers’ good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such asset sale (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money (other than the Loans, Indebtedness under the ABL Facility and any Indebtedness secured by a Lien that is pari passu or junior to the Lien on the Collateral securing the Secured Obligations) which is secured by the asset sold in such asset sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset), (iv) Cash escrows (until released from escrow to the Borrowers or any of their Subsidiaries) from the sale price for such asset sale and (v) amounts required to be prepaid pursuant to Section 2.11(b) of the ABL Credit Agreement as the result of such asset sale; and (b) with respect to any issuance or incurrence of Indebtedness, the Cash proceeds thereof, net of all taxes and customary fees, commissions, costs, underwriting discounts and other expenses incurred in connection therewith.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.19(b).

“Non-Debt Fund Affiliate” means any Investor and any Affiliate of any Investor other than any Debt Fund Affiliate.

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents in respect of any Loan, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” has the meaning assigned to such term in Section 3.20.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership, and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, and (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(b)(ii).

“Other Connection Taxes” means, with respect to any Lender or Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from (and that would not have existed but for) such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, recording, filing or other similar taxes, charges or similar levies arising from any payment made hereunder, from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, but not including, for the avoidance of doubt, Excluded Taxes, Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).

“Parent Company” means (a) the Ultimate Parent, (b) Holdings and (c) any other Person of which the Borrower Agent is an indirect Wholly-Owned Subsidiary.

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower Agent or any of its Subsidiaries, or any of their respective ERISA Affiliates, is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Perfection Certificate” has the meaning assigned to such term in the Pledge and Security Agreement.

“Perfection Certificate Supplement” has the meaning assigned to such term in the Pledge and Security Agreement.

“Permitted Acquisition” means any acquisition by the Borrower Agent or any of its Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of or any business line, unit, division or any operating stores of, any Person or of a majority of the outstanding Capital Stock of any Person (but in any event including any Investment in a Subsidiary which serves to increase either Borrower’s or any Subsidiary’s respective equity ownership in such Subsidiary), or any acquisition of or Investment in any joint venture; provided that:

(a) on the date of execution of the purchase agreement in respect of such acquisition, no Event of Default pursuant to Section 7.01(a), Section 7.01(f) or Section 7.01(g) shall have occurred and be continuing or would result therefrom;

(b) the Borrower Agent shall take or cause to be taken with respect to the acquisition of any new Subsidiary of the Borrower Agent, each of the actions required to be taken under Section 5.12, as applicable; and

(c) the total consideration paid for by the Loan Parties for (i) the acquisition, directly or indirectly, of any Person that does not become a Guarantor and (ii) if an asset acquisition, assets that are not acquired by either Borrower or a Guarantor, when taken together with the total consideration for all such acquired Persons and assets acquired after the Closing Date, shall not exceed the sum of (A) the greater of (1) $175,000,000 and (2) 5.25% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at such time and (B) amounts available under clauses (d), (q) and (r) of Section 6.07 (it being understood and agreed that any utilization of this clause (B) shall be treated as a utilization of clauses (d), (q) and/or (r) of Section 6.07, as applicable, for all purposes of this Agreement); provided that the limitation under this clause (c) shall not apply to any acquisition to the extent (x) such acquisition is made with the proceeds of sales of the Qualified Capital Stock of, or common equity capital contributions to, the Borrower Agent or (y) the Person so acquired (or the Person owning the assets so acquired) becomes a Subsidiary Guarantor even though such Subsidiary Guarantor owns Capital Stock in Persons that are not otherwise required to become Subsidiary Guarantors, if, in the case of this clause (y) for such acquisition, not less than 80.0% of the Consolidated Adjusted EBITDA of the Person(s) acquired for such acquisition (for this purpose and for the component definitions used therein, determined on a consolidated basis for such Persons and their Subsidiaries) is directly generated by Person(s) that become Subsidiary Guarantors (i.e., disregarding all such Consolidated Adjusted EBITDA generated by Subsidiaries of such Subsidiary Guarantors that are not Subsidiary Guarantors).

“Permitted Holders” means (a) the Investors and (b) any Person with which the Persons described in clause (a) form a “group” (within the meaning of the federal securities laws) so long as, in the case of this clause (b), such Persons described in clause (a) beneficially own more than 50.0% of the relevant voting stock beneficially owned by the group.

“Permitted Junior Secured Refinancing Debt” has the meaning set forth in Section 2.22(h)(i).

“Permitted Liens” means each Lien permitted pursuant to Section 6.02.

“Permitted Pari Passu Secured Refinancing Debt” has the meaning set forth in Section 2.22(h)(i).

“Permitted Unsecured Refinancing Debt” has the meaning set forth in Section 2.22(h)(i).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower Agent or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties.

“Prepayment Asset Sale” means any sale or disposition by the Borrower Agent or its Subsidiaries made pursuant to Section 6.08 (h), Section 6.08(j), Section 6.08(p), Section 6.08(q), Section 6.08(r) (to the extent provided therein) and Section 6.08(v).

“Prime Rate” means the rate of interest announced, from time to time, by the Administrative Agent at its principal office in New York City as its “prime rate”, with the understanding that the “prime rate” is one of the Administrative Agent’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as the Administrative Agent may designate.

“Pro Forma Basis” or “pro forma effect” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Subject Transactions) in accordance with Section 1.08.

“Projections” means the projections of the Borrower Agent and the Subsidiaries included in the Lender Presentation dated as of July 29, 2015 (or a supplement thereto).

“Promissory Note” means a promissory note of the Borrowers payable to any Lender or its registered assigns, in substantially the form of Exhibit F hereto, evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from the Loans made by such Lender.

“Public Company Costs” means costs relating to compliance with the provisions of the Securities Act and the Exchange Act, in each case as applicable to companies with registered equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance, listing fees and all executive, legal and professional fees related to the foregoing.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an “ECP” under the Commodity Exchange Act or any regulations promulgated thereunder.

“Qualified Holding Company Debt” means unsecured Indebtedness of Holdings (A) that is not subject to any Guarantee by any subsidiary of Holdings, (B) that will not mature prior to the date that is six (6) months after the Latest Maturity Date in effect on the date of issuance or incurrence thereof, (C) that has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation

(it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (D) below), and (D) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in the Senior Notes Indenture (other than provisions customary for senior discount notes of a holding company); provided that the Borrower Agent shall have delivered a certificate of a Responsible Officer to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Agent has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement (and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower Agent within such five (5) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees)); provided, further, that any such Indebtedness shall constitute Qualified Holding Company Debt only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default shall have occurred and be continuing.

“Qualifying Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Qualifying Lender” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) in real property then owned by any Loan Party.

“Refinanced Debt” has the meaning set forth in Section 2.22(a).

“Refinanced Term Loans” has the meaning set forth in Section 2.22(h)(i).

“Refinancing Amendment” has the meaning set forth in Section 2.22(f).

“Refinancing Commitments” has the meaning set forth in Section 2.22(a).

“Refinancing Equivalent Debt” has the meaning set forth in Section 2.22(h)(i).

“Refinancing Facility Closing Date” has the meaning set forth in Section 2.22(d).

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).

“Refinancing Lender” has the meaning set forth in Section 2.22(c).

“Refinancing Loan” has the meaning set forth in Section 2.22(b).

“Refinancing Loan Request” has the meaning set forth in Section 2.22(a).

“Refinancing Revolving Credit Commitments” has the meaning set forth in Section 2.22(a).

“Refinancing Revolving Credit Lender” has the meaning set forth in Section 2.22(c).

“Refinancing Revolving Loan” has the meaning set forth in Section 2.22(b).

“Refinancing Term Commitments” has the meaning set forth in Section 2.22(a).

“Refinancing Term Lender” has the meaning set forth in Section 2.22(c).

“Refinancing Term Loan” has the meaning set forth in Section 2.22(b).

“Refunding Capital Stock” has the meaning assigned to such term in Section 6.05(a).

“Register” has the meaning assigned to such term in Section 9.05(b).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, trustees, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replaced Term Loans” has the meaning assigned to such term in Section 9.02(c).

“Replacement Term Loans” has the meaning assigned to such term in Section 9.02(c).

“Reply Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Reply Price” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Repricing Transaction” means each of (a) the prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Term Loans substantially concurrently with the incurrence by any Loan Party of any secured term loans (including any Refinancing Term Loans or Replacement Term Loans) having an effective interest cost or weighted average yield (with the comparative determinations to be made by the Administrative Agent consistent with generally accepted financial practices, and in any event consistent with the second proviso to Section 2.23(a)(iv)) that is less than the effective interest cost or weighted average yield (as determined by the Administrative Agent on the same basis) applicable to the Term Loans and (b) any amendment, waiver or other modification to this Agreement that would have the effect of reducing the effective interest cost of, or weighted average yield (to be determined by the Administrative Agent on the same basis) of, the Term Loans; provided that the primary purpose of such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification was to reduce the effective interest cost or weighted average yield of the Term Loans; provided, further, that in no event shall any prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification of Term Loans in connection with a Change of Control, Permitted Acquisition or other permitted Investment constitute a Repricing Transaction. Any such determination by the Administrative Agent as contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.

“Required Lenders” means, at any time, Lenders having Loans or unused commitments added pursuant to Sections 2.22, 2.23, 2.25 or 9.02(c) representing more than 50.0% of the sum of the total Loans and such unused commitments at such time.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” of any Person means the chief executive officer, the president, any vice president, the chief operating officer or any Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date (but subject to the express requirements set forth in Article 4), shall include any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Amount” has the meaning set forth in Section 2.11(b)(iv).

“Restricted Debt Payment” has the meaning set forth in Section 6.05(b).

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Borrower Agent now or hereafter outstanding, except a dividend payable solely in shares of that class of the Capital Stock to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Borrower Agent now or hereafter outstanding and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Borrower Agent now or hereafter outstanding.

“Return Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Revolving Credit Loans” means, collectively, Incremental Revolving Loans and Refinancing Revolving Loans.

“Revolving Credit Commitments” means, collectively, Incremental Revolving Commitments and Refinancing Revolving Credit Commitments.

“S&P” means Standard & Poor’s Ratings Service, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.10.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Secured Hedging Obligations” means all Hedging Obligations under each Hedge Agreement that (a) is in effect on the Closing Date between either Borrower or any other Loan Party and a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (b) is entered into after the Closing Date between either Borrower or any other Loan Party and any counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedge Agreement is entered into, for which such Borrower or Loan Party (as applicable) agrees to provide security, in each case that has been designated to the Administrative Agent in writing by the Borrower Agent as being a Secured Hedging Obligation for the purposes of the Loan Documents; provided that the obligations of the applicable Borrower or Loan Party under such Secured Hedging Obligations have not been designated as ABL Facility Obligations (as such term is defined in the ABL Facility Security Documents) pursuant to the terms thereof; provided, further, that in no circumstances shall Excluded Swap Obligations constitute Secured Hedging Obligations.

“Secured Obligations” means all Obligations, together with all Secured Hedging Obligations; provided that in no circumstances shall Excluded Swap Obligations constitute Secured Obligations.

“Secured Parties” has the meaning assigned to such term in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earnout agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Senior Notes” means the 6.125% Senior Notes due 2023 issued by Party City Holdings Inc., in an aggregate principal amount of $350,000,000.

“Senior Notes Indenture” means the Indenture for the Senior Notes, dated August 19, 2015, between the Borrower Agent, as the issuer, and Wilmington Trust, National Association, as trustee.

“Senior Representative” means, with respect to any series of Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt, Incremental Equivalent Debt, Refinancing Equivalent Debt or subordinated Permitted Unsecured Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured Debt as of the last day of such Test Period (net of the Unrestricted Cash Amount as of such date) to (b) Consolidated Adjusted EBITDA for such Test Period, in each case for the Borrower Agent and its Subsidiaries.

“SPC” has the meaning assigned to such term in Section 9.05(e).

“Sponsors” means collectively THL and Advent.

“Store Exchange” means the substantially concurrent purchase and sale or exchange of one or more stores, distribution centers and/or other locations (including any inventory, equipment and other assets used or useful at such location) or a combination of the foregoing and Cash and/or Cash Equivalents between either Borrower and/or any of its Subsidiaries on the one hand, and any Person on the other hand; provided that any Net Proceeds received in connection therewith shall be subject to Section 2.11(b)(ii).

“Subject Transaction” means, with respect to any period, (a) the Transactions, (b) any Permitted Acquisition or the making of other Investments permitted by this Agreement, (c) any disposition of all or substantially all of the assets or stock of a subsidiary (or any business unit, line of business or division of either Borrower or a Subsidiary) permitted by this Agreement, (d) the designation of a subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Subsidiary in accordance with Section 5.10 hereof or (e) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“Subordinated Indebtedness” means any Indebtedness of the Borrower Agent or any of its Subsidiaries that is expressly subordinated in right of payment to the Obligations.

“Subordination Agreement” means a customary subordination agreement among the Administrative Agent and one or more Senior Representatives for the holders of Indebtedness subordinated to the Obligations, in form and substance reasonably acceptable to the Administrative Agent and the Borrower Agent. Wherever in this Agreement a Senior Representative is required to become party to the Subordination Agreement, if the related Indebtedness is the initial Indebtedness incurred by the Borrower Agent or any Subsidiary to be subordinated to the Obligations, then the Borrower Agent, Holdings, the Subsidiary Guarantors, the Administrative Agent and the Senior Representative for such Indebtedness shall execute and deliver the Subordination Agreement (so long as such Subordination Agreement complies with the requirements of the immediately preceding sentence) and the Administrative Agent shall be authorized to execute and deliver the Subordination Agreement.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person of a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Subsidiary” means any subsidiary of the Borrower Agent other than an Unrestricted Subsidiary.

“Subsidiary Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Subsidiary Guarantor” means (x) on the Closing Date, each Subsidiary of the Borrower Agent (other than (i) the Subsidiary Borrower (except to the extent comprising a Loan Guarantor by operation of clause (iii) of the definition thereof) or (ii) any Excluded Subsidiary) and (y) thereafter, each Subsidiary of either Borrower that thereafter guarantees the Secured Obligations pursuant to the terms of this Agreement (which, for the avoidance of doubt, shall not include any Subsidiary that is an Excluded Subsidiary), in each case, until such time as the respective Subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Syndication Agent” means, Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as Syndication Agent.

“Taxes” means any and all present and future taxes, levies, imposts, duties, deductions, assessments, fees, withholdings (including backup withholding) or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Group” has the meaning to such term in Section 6.05(a)(i)(B).

“Termination Date” has the meaning assigned to such term in the lead-in to Article 5.

“Term Loan” means a Loan made pursuant to Section 2.01; provided, that on and after the incurrence of any Incremental Term Loans, Refinancing Term Loans, Extended Term Loans and Replacement Term Loans, the term “Term Loans” as used in Section 9.05(g) shall include all such Incremental Term Loans, Refinancing Term Loans, Extended Term Loans and Replacement Term Loans, as the case may be.

“Term Loan First Lien Collateral” has the meaning set forth in the Intercreditor Agreement.

“Test Period” means a period of four consecutive Fiscal Quarters.

“Term Proceeds Account” means one or more deposit accounts or securities accounts maintained with the Administrative Agent holding the proceeds of any sale or other disposition of any Term Loan First Lien Collateral (and only such Collateral).

“THL” means Thomas H. Lee Partners L.P. and shall include any fund affiliated with Thomas H. Lee Partners L.P.

“Threshold Amount” means $50,000,000.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period (net of the Unrestricted Cash Amount as of such date) to (b) Consolidated Adjusted EBITDA for such Test Period, in each case for the Borrower Agent and its Subsidiaries.

“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount) payable or otherwise borne by Holdings, the Borrower Agent and its subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowing of Term Loans hereunder, (b) the Existing Debt Refinancing, (c) the issuance of the Senior Notes and the execution and delivery of, and the incurrence of Indebtedness under, the ABL Credit Agreement and (d) the payment of the Transaction Costs.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue or perfection of security interests.

“Ultimate Parent” means Party City Holdco Inc., a Delaware corporation.

“Unrestricted Cash Amount” means, as of any date of determination, the amount of (a) unrestricted Cash and Cash Equivalents of the Borrower Agent and its Subsidiaries whether or not held in an account pledged to the Administrative Agent and (b) Cash and Cash Equivalents restricted in favor of the Credit Facility (which may also include Cash and Cash Equivalents securing other Indebtedness secured by a pari passu or junior Lien on the Collateral along with the Credit Facility); provided that the Unrestricted Cash Amount shall not exceed $150,000,000.

“Unrestricted Subsidiary” means any subsidiary of either Borrower designated by such Borrower as an Unrestricted Subsidiary pursuant to Section 5.10 subsequent to the Closing Date.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person shall mean a subsidiary of such Person, 100.0% of the Capital Stock of which (other than directors’ qualifying shares or shares required by law to be owned by a resident of that jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “LIBO Rate Loan”) or by Class and Type (e.g., a “LIBO Rate Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate Term Borrowing”).

Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications set forth herein), (b) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07, 6.08 and 6.11, in the event that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, contractual restriction, Investment, disposition or affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01 (other than Sections 6.01(a), (c), (w) and (y)), 6.02 (other than Sections 6.02(a) and (t)), 6.04, 6.05), 6.06, 6.07, 6.08 and 6.11, the Borrower, in its sole discretion, may classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category.

Section 1.04. Accounting Terms; GAAP.

(a) Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature that are used in calculating the Total Leverage Ratio, the First Lien Leverage Ratio, the Senior Secured Leverage Ratio or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect on the Closing Date unless otherwise agreed to by the Borrower Agent and the Required Lenders; provided that if the Borrower Agent notifies the Administrative Agent that the Borrower Agent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including the conversion to IFRS as described below) on the operation of such provision (or if the Administrative Agent notifies the Borrower Agent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that if an amendment is requested by the Borrower Agent or the Required Lenders, then the Borrower Agent and the Administrative Agent shall negotiate in good faith to enter into an amendment of such affected provisions (without the payment of any amendment or similar fees to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof subject to the approval of the Required Lenders (not to be unreasonably withheld, conditioned or delayed); provided further that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrowers or any subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If the Borrower Agent notifies the Administrative Agent that it is required to report under IFRS or has elected to do so through an early adoption policy, upon the execution of an amendment hereof in accordance herewith to accommodate such change, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Borrower Agent cannot elect to report under GAAP).

(b) [Reserved].

(c) Notwithstanding anything to the contrary contained in paragraph (a) above or the definition of Capital Lease, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that they were in existence on the date hereof) that would constitute Capital Leases on the date hereof shall be considered Capital Leases and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith (provided that all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such accounting change shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).

Section 1.05. Effectuation of Transactions. Each of the representations and warranties of the Loan Parties contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.06. Timing of Payment of Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.07. Limited Condition Transactions. When calculating the availability under any basket or ratio under this Agreement or compliance with any provision of this Agreement (including, without limitation, Section 2.23 and Article VI of this Agreement) in connection with any Limited Condition Transaction and any actions or transactions related thereto, in each case, at the option of the Borrower Agent (the Borrower Agent’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) hereunder shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (which in the case of any prepayment, redemption or offer to purchase Indebtedness may be the date of the irrevocable notice of prepayment or redemption or transmittal of irrevocable offer to purchase), and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including any incurrence of Indebtedness and the use of proceeds thereof) and any related pro forma adjustments, the Borrower Agent or any of its Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided, that compliance with such ratios, tests or baskets (an any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date.

For the avoidance of doubt, if the Borrower Agent has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Adjusted EBITDA or Consolidated Total Assets of the Borrower Agent or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations, (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing, solely for purposes of determining whether the applicable Limited Condition Transaction and any actions or transactions related thereto (including any incurrence of Indebtedness and the use of proceeds thereof) are permitted hereunder), and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the date on which such Limited Condition Transaction is consummated, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction and any actions or transactions related thereto (including any incurrence of Indebtedness and the use of proceeds thereof) and any related pro forma adjustments unless the definitive agreement (or notice) for such Limited Condition Transaction is terminated or expires (or is rescinded) without consummation of such Limited Condition Transaction; provided that in the case of clause (3) above, for the purposes of Sections 6.05 and 6.07 only, Consolidated Net Income shall not include any Consolidated Net Income of or attributed to the target company or assets associated with any such Limited Condition Transaction unless and until the closing of such Limited Condition Transaction shall have actually occurred.

Section 1.08. Pro Forma Calculations.

(a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the Total Leverage Ratio, the Senior Secured Leverage Ratio and the First Lien Leverage Ratio and compliance with covenants determined by reference to Consolidated Adjusted EBITDA (including any component definitions thereof) or Consolidated Total Assets, shall be calculated in the manner prescribed by this Section 1.08; provided that notwithstanding anything to the contrary in clauses (b), (c) or (d) of this Section 1.08, (A) when calculating any such ratio or test for purposes of (i) the definition of “Applicable Rate” and (ii) Section 2.11(b)(i), the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect and (B) when calculating any such ratio or test for purposes of the incurrence of any Indebtedness, cash and Cash Equivalents resulting from the incurrence of any such Indebtedness shall be excluded from the pro forma calculation of any applicable ratio or test. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of the Borrower Agent and its Subsidiaries are available (as determined in good faith by the Borrower). For the avoidance of doubt, the provisions of the foregoing sentence shall not apply for purposes of calculating any financial ratio or test for purposes of (i) the definition of “Applicable Rate” and (ii) Section 2.11(b)(i), each of which shall be based on the financial statements delivered pursuant to Section 5.01(b) or (c), as applicable, for the relevant Test Period.

(b) For purposes of calculating any financial ratio or test or compliance with any covenant determined by reference to Consolidated Adjusted EBITDA or Consolidated Total Assets, Subject Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.08) that (i) have been made during the applicable Test Period or (ii) if applicable as described in clause (a) above, have been made subsequent to such Test Period and prior to or substantially concurrently with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Subject Transactions (and any increase or decrease in Consolidated Adjusted EBITDA, Consolidated Total Assets and the component financial definitions used therein attributable to any Subject Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, on the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a

Subsidiary or was merged, amalgamated or consolidated with or into a Borrower or any of its Subsidiaries since the beginning of such Test Period shall have made any Subject Transaction that would have required adjustment pursuant to this Section 1.08, then such financial ratio or test (or Consolidated Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.08.

(c) Whenever pro forma effect is to be given to a Subject Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower Agent and, in the case of any “Test Period” determined by reference to internal financial statements of the Borrower Agent (as opposed to the financial statements most recently delivered pursuant to Section 5.01(b) or Section 5.01(c), as set forth in a certificate of a responsible financial or accounting officer of the Borrower Agent (with supporting calculations), and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies resulting from or relating to, any Subject Transaction (including the Transactions) which is being given pro forma effect that have been realized or are projected in good faith to result (in the good faith determination of the Borrower Agent) (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and “run-rate” means the full recurring projected benefit (including any savings or other benefits expected to result from the elimination of a public target’s Public Company Costs) net of the amount of actual savings or other benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of any financial ratios or tests (and in respect of any subsequent pro forma calculations in which such Subject Transaction is given pro forma effect) and during any applicable subsequent Test Period in which the effects thereof are expected to be realized) relating to such Subject Transaction; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Borrower Agent, (B) such amounts result from actions taken or actions with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower Agent) no later than eighteen (18) months after the date of such Subject Transaction, (C) no amounts shall be added pursuant to this clause (c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated Adjusted EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period and (D) the aggregate amount of any such amounts added back pursuant to this clause (c) (other than in connection with any mergers, business combinations, acquisitions or divestures) shall not exceed, together with any amounts added back pursuant to clauses (x) and (xi) of the definition of Consolidated Adjusted EBITDA, 25.0% of Consolidated Adjusted EBITDA in any four-Fiscal Quarter period (calculated before giving effect to any such add-backs and adjustments).

(d) In the event that a Borrower or any Subsidiary incurs (including by assumption or guarantees) or repays (including by purchase, redemption, repayment, retirement or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid (other than any repayment from the proceeds of other Indebtedness) under any revolving credit facility unless such Indebtedness has been permanently repaid (and related commitments terminated) and not replaced), (i) during the applicable Test Period or (ii) subject to paragraph (a), subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence (including the intended use of proceeds) or repayment of Indebtedness, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period.

Section 1.09. Cashless Settlement

Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower Agent, the Administrative Agent and such Lender.

Section 1.10. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.11. Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying to result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.12. Currency Generally. For purposes of determining compliance with Sections 6.01, 6.02 and 6.05 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).

ARTICLE 2 THE CREDITS

Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make Term Loans to the Borrowers on the Closing Date in an aggregate principal amount requested by a Borrower (or the Borrower Agent on behalf of such Borrower) not to exceed such Lender’s Commitment. Amounts paid or prepaid in respect of the Term Loans may not be reborrowed.

Section 2.02. Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or LIBO Rate Loans as either Borrower (or the Borrower Agent on behalf of such Borrower) may request in accordance herewith. Each Lender at its option may make any LIBO Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement, (ii) such LIBO Rate Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrowers to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrowers resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that any such domestic or foreign branch or Affiliate of such Lender shall not be entitled to any greater indemnification under Section 2.17 with respect to such LIBO Rate Loan than that which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of a Change in Law after the date on which such Loan was made).

(c) At the commencement of each Interest Period for any LIBO Rate Borrowing, such Borrowing shall comprise an aggregate principal amount that is an integral multiple of $100,000 and not less than $1,000,000. Each ABR Borrowing when made shall be in a minimum principal amount of $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten different Interest Periods in effect for LIBO Rate Borrowings at any time outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower (or the Borrower Agent on behalf of either Borrower) shall or shall be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the maturity date applicable to such Loans.

Section 2.03. Requests for Borrowings. To request a Borrowing, a Borrower (or the Borrower Agent on behalf of either Borrower) shall notify the Administrative Agent of such request either in writing by delivery of a Borrowing Request (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) signed by such Borrower (or the Borrower Agent on behalf of either Borrower) or by telephone (a) in the case of a LIBO Rate Borrowing, not later than 12:00 noon, New York City time, three Business Days (or, in the case of a LIBO Rate Borrowing to be made on the Closing Date, two Business Days) before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing (or, in each case, such later time as shall be acceptable to the Administrative Agent). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”) to the Administrative Agent of a written Borrowing Request signed by such Borrower (or the Borrower Agent on behalf of either Borrower). Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing;

(iv) in the case of a LIBO Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrowers’ account or any other designated account(s) to which funds are to be disbursed (the “Funding Account”).

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBO Rate Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04. [Reserved.]

Section 2.05. [Reserved.]

Section 2.06. [Reserved.]

Section 2.07. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:30 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to the Funding Account.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the

Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the Borrowers’ obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the Borrowers pay such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or either Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08. Type; Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBO Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBO Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders, based upon their Applicable Percentages and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrowers (or the Borrower Agent on behalf of Borrowers) shall notify the Administrative Agent of such election either delivered in writing (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) or by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”) to the Administrative Agent of a written Interest Election Request signed by the Borrower Agent.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing; and

(iv) if the resulting Borrowing is a LIBO Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBO Rate Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower Agent fails to deliver a timely Interest Election Request with respect to a LIBO Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a LIBO Rate Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Agent, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBO Rate Borrowing and (ii) unless repaid, each LIBO Rate Borrowing shall be converted to an ABR Borrowing at the end of the then-current Interest Period applicable thereto.

Section 2.09. Termination of Commitments. The Commitments shall automatically terminate in their entirety upon the making of the Term Loans on the Closing Date.

Section 2.10. Repayment of Loans; Evidence of Debt.

(a) Commencing on the last day of the Fiscal Quarter ending December 31, 2015, the Borrowers hereby unconditionally promise to repay (on a joint and several basis) the Term Loans to the Administrative Agent for the account of each Lender (i) on the last Business Day of each March, June, September and December prior to the Maturity Date (each such date being referred to as a “Loan Installment Date”), in each case in an amount equal to 0.25% of the original principal amount of the Term Loans (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and Section 9.05(g)), and (ii) on the Maturity Date, the remainder of the principal amount of the Term Loans outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain the Register pursuant to Section 9.05(b)(iv) in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) Subject to Section 9.05(b)(iv), the entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that, the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section and any Lender’s records, the accounts of the Administrative Agent shall govern.

(e) Any Lender may request that Loans made by it be evidenced by a Promissory Note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a Promissory Note payable to such Lender and its registered assigns. Thereafter, the Loans evidenced by such Promissory Note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more Promissory Notes in such form payable to the payee named therein and its registered assigns.

Section 2.11. Prepayment of Loans.

(a) Optional Prepayments.

(i) Upon prior notice in accordance with paragraph (a)(ii) of this Section, the Borrowers shall have the right at any time and from time to time to prepay any Borrowing of Term Loans in whole or in part without premium or penalty (but subject to Section 2.12(c) and Section 2.16). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages.

(ii) The Borrower Agent shall notify the Administrative Agent by telephone (confirmed in writing) of any prepayment hereunder (i) in the case of prepayment of a LIBO Rate Borrowing, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the day of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Borrower Agent may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower Agent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02(c). Each prepayment of Term Loans made pursuant to this Section 2.11(a) shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans in the manner specified by the Borrower Agent or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity.

(b) Mandatory Prepayments.

(i) No later than five Business Days after the date on which the financial statements with respect to each Fiscal Year of the Borrower Agent are required to be delivered pursuant to Section 5.01(c), commencing with the Fiscal Year ending on or about December 31, 2015, the Borrowers shall prepay outstanding Term Loans in an aggregate principal amount equal to (A) 50.0% of Excess Cash Flow for the Fiscal Year then ended, minus (B) at the option of the Borrowers, (x) (1) the aggregate principal amount of any Term Loans prepaid pursuant to Section 2.11(a) and (2) the aggregate principal amount of any Incremental Equivalent Debt and Refinancing Equivalent Debt (in each case that is secured by the Collateral on a pari passu basis, and pari passu in right of payment, with the Obligations under Term Loans and Revolving Credit Loans secured on a first lien basis) prepaid pursuant to the terms of the instrument governing or evidencing such Indebtedness (and limited to the discounted amount actually prepaid in the case of any such prepayment at less than the par amount thereof) and (y) the aggregate principal amount of any loans or incremental loans under the ABL Facility prepaid pursuant to Section 2.11 of the ABL Credit Agreement (in the case of any such revolving loans prepaid as described under clauses (x) or (y), to the extent accompanied by a permanent reduction in the relevant commitment, and in the case of all such prepayments described under clauses (x) or (y), to the extent that such prepayments were not financed with the proceeds of other Indebtedness (other than revolving Indebtedness) of the Borrowers or their Subsidiaries); provided that with respect to any prepayment pursuant to this Section 2.11(b)(i) to be made on or after January 1, 2017, (1) such percentage of Excess Cash Flow shall be reduced to 25.0% of Excess Cash Flow if the First Lien Leverage Ratio calculated on a Pro Forma Basis as of the last day of such Fiscal Year (but without giving effect to the payment required hereby) shall be less than or equal to 3.50 to 1.00, but greater than 2.50 to 1.00 and (2) such prepayment shall not be required if the First Lien Leverage Ratio calculated on a Pro Forma Basis as of the last day of such Fiscal Year (but without giving effect to the payment required hereby) shall be less than or equal to 2.50 to 1.00.

(ii) No later than the fifth Business Day following the receipt of Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds, in each case, in excess of (x) $15,000,000 in a single transaction or series of related transactions and (y) $25,000,000 in any Fiscal Year, the Borrowers shall apply an amount equal to 100% of the Net Proceeds or Net Insurance/Condemnation Proceeds received with respect thereto in excess of such thresholds to prepay outstanding Term Loans; provided that if prior to the date any such prepayment is required to be made, the Borrower Agent notifies the Administrative Agent of its intention to reinvest such Net Proceeds or Net Insurance/Condemnation Proceeds in assets used or useful in the business of the Borrower Agent or any of its Subsidiaries (other than current assets, except to the extent acquired in connection with a Permitted Acquisition or another Investment in another Person under Section 6.07), then so long as no Event of Default then exists, the Borrowers shall not be required to make a mandatory prepayment under this clause (ii) in respect of such Net Proceeds or Net Insurance/Condemnation Proceeds to the extent such Net Proceeds or Net Insurance/Condemnation Proceeds are reinvested within 12 months following receipt thereof, or if the Borrower Agent or any of its Subsidiaries has entered into a binding contract to so reinvest such Net Proceeds or Net Insurance/Condemnation Proceeds during such 12-month period and such Net Proceeds or Net Insurance/Condemnation Proceeds are so reinvested within six months after the expiration of such 12-month period; provided, however, that if any Net Proceeds or Net Insurance/Condemnation Proceeds have not been so reinvested prior to the expiration of the applicable period, the Borrowers shall promptly prepay the Term Loans with the Net Proceeds or Net Insurance/Condemnation Proceeds not so reinvested as set forth above (without regard to the immediately preceding proviso); provided, further, that if at the time that any such prepayment would be required hereunder, either Borrower is required to offer to repurchase any other Indebtedness secured on a pari passu basis (or any Refinancing Indebtedness in respect thereof that is secured on a pari passu basis with the Obligations) pursuant to the terms of the documentation governing such Indebtedness with Net Proceeds (such Indebtedness (or Refinancing Indebtedness in respect thereof) required to be offered to be so repurchased, the “Other Applicable Indebtedness”), then such Borrower may apply such Net Proceeds or Net Insurance/Condemnation Proceeds on a pro rata basis to the prepayment of the Term Loans and to the repurchase or prepayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such Net Proceeds or Net Insurance/Condemnation Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Proceeds or Net Insurance/Condemnation Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Proceeds or Net Insurance/Condemnation Proceeds shall be allocated to the Term Loans in accordance with the terms hereof), and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.11(b)(ii) shall be reduced accordingly; provided, further, that to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof. Notwithstanding anything to the contrary contained above in this Section 2.11(b)(ii), (I) if, as a result of any Prepayment Asset Sale or any event giving rise to Net Insurance/Condemnation Proceeds, either Borrower or any of its Subsidiaries would be required to make an “offer to purchase” any Indebtedness in excess of the Threshold Amount (other than Other Applicable Indebtedness) pursuant to the terms thereof with (or on account of) any Net Proceeds or Net Insurance/Condemnation Proceeds to be reinvested as provided above prior to the expiry of the applicable reinvestment period above, the Borrowers shall apply an amount equal to such Net Proceeds or Net Insurance/Condemnation Proceeds to prepay Term Loans as otherwise required above in this Section 2.11(b)(ii) on the day immediately preceding the date of such required “offer to purchase” (without regard to the first proviso in the immediately preceding sentence)

and (II) if, as a result of any Prepayment Asset Sale or any event giving rise to Net Insurance/Condemnation Proceeds, either Borrower or any of its Subsidiaries would be required to make an “offer to purchase” any Other Applicable Indebtedness pursuant to the terms of the documentation governing such Other Applicable Indebtedness with (or on account of) any Net Proceeds or Net Insurance/Condemnation Proceeds to be reinvested as provided above prior to the expiry of the applicable reinvestment period above, the Borrowers shall apply an amount equal to the Net Proceeds or Net Insurance/Condemnation Proceeds therefrom to repay or repurchase, as applicable, on a ratable basis, the Other Applicable Indebtedness and the Term Loans on the date of the consummation of any such “offer to purchase”.

(iii) In the event that the Borrower Agent or any of its Subsidiaries (A) shall receive Net Proceeds from the issuance or incurrence of Indebtedness of the Borrower Agent or any of its Subsidiaries (other than with respect to Indebtedness permitted under Section 6.01, except to the extent constituting Refinancing Indebtedness incurred to refinance all or a portion of the Term Loans pursuant to Section 6.01(p) or Replacement Term Loans incurred to refinance Term Loans in accordance with the requirements of Section 9.02(c)), the Borrowers shall, substantially simultaneously with (and in any event not later than the Business Day immediately following) the receipt of such Net Proceeds by such Borrower or such Subsidiary, apply an amount equal to 100% of such Net Proceeds to prepay outstanding Term Loans or (B) incurs or issues any Refinancing Loans (or Refinancing Equivalent Debt) resulting in Net Proceeds (as opposed to such Refinancing Loans or Refinancing Equivalent Debt arising out of an exchange of existing Term Loans for such Refinancing Loans or Refinancing Equivalent Debt), the Borrowers shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by the Borrowers of such Net Proceeds.

(iv) Notwithstanding any provision under this Section 2.11(b) to the contrary, (A) any amounts that would otherwise be required to be paid by the Borrowers pursuant to Section 2.11(b)(i), (ii) or (iii) above shall not be required to be so prepaid to the extent any such Excess Cash Flow is generated by a Foreign Subsidiary, such Prepayment Asset Sale is consummated by a Foreign Subsidiary, such Net Insurance/Condemnation Proceeds are received by a Foreign Subsidiary or such Indebtedness is incurred by a Foreign Subsidiary, as the case may be, for so long as the repatriation to the United States of any such amounts would be prohibited under any Requirement of Law (the Borrower Agent hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions commercially reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds, Net Insurance/Condemnation Proceeds or Excess Cash Flow is permitted under the applicable Requirement of Law, such repatriation will be immediately effected and such repatriated Net Proceeds, Net Insurance/Condemnation Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.11(b) to the extent provided herein; and (B) if the Borrowers and the Subsidiaries determine in good faith that the repatriation to the United States of any amounts required to mandatorily prepay the Term Loans pursuant to Section 2.11(b)(i), (ii) or (iii) above would result in materially adverse tax consequences, taking into account any foreign tax credit or benefit actually realized in connection with such repatriation (such amount, a “Restricted Amount”), as reasonably determined by the Borrower Agent, the amount the

Borrowers shall be required to mandatorily prepay pursuant to Section 2.11(b)(i), (ii) or (iii) above, as applicable, shall be reduced by the Restricted Amount until such time as it may repatriate to the United States such Restricted Amount without incurring such materially adverse tax liability; provided that, in the case of this clause (B), on or before the date on which any Net Proceeds or Net Insurance/Condemnation Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.11(b), (x) the Borrowers shall apply an amount equal to such Net Proceeds or Net Insurance/Condemnation Proceeds to such reinvestments or prepayments as if such Net Proceeds or Net Insurance/Condemnation Proceeds had been received by the Borrower Agent rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against it if such Net Proceeds or Net Insurance/Condemnation Proceeds had been repatriated to the United States by such Foreign Subsidiary or (y) such Net Proceeds or Net Insurance/Condemnation Proceeds are applied to the repayment of Indebtedness of a Foreign Subsidiary; provided, further, that to the extent that the repatriation of any Net Proceeds, Net Insurance/Condemnation Proceeds or Excess Cash Flow from such Foreign Subsidiary would no longer have a materially adverse tax consequence, an amount equal to the Net Proceeds, Net Insurance/Condemnation Proceeds or Excess Cash Flow, as applicable, not previously applied pursuant to preceding clauses (x) and (y), shall be promptly applied to the repayment of the Term Loans pursuant to Section 2.11(b) as otherwise required above (without regard to this clause (iv)).

(v) Each Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Term Loans required to be made by the Borrowers pursuant to this Section 2.11(b), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”) in which case such Declined Proceeds may be retained by the Borrowers and shall be added to the calculation of the Available Amount; provided that, for the avoidance of doubt, no Lender may reject any prepayment made under Section 2.11(b)(iii) above. If a Lender fails to deliver a notice of election declining receipt of its Applicable Percentage of such mandatory prepayment to the Administrative Agent within the time frame specified above, any such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment of Term Loans.

(vi) All accepted prepayments under this Section 2.11(b) shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans as directed by the Borrower Agent (or, in the absence of direction from the Borrower Agent, to the remaining scheduled amortization payments in respect of the Term Loans in direct order of maturity), and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentage.

(vii) The Borrower Agent shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.11(b), a certificate signed by a Responsible Officer of the Borrower Agent setting forth in reasonable detail the calculation of the amount of such prepayment. Each such certificate shall specify the Borrowings being prepaid and the principal amount of each Borrowing (or portion thereof) to be prepaid. Prepayments shall be accompanied by accrued interest as required by Section 2.13. All prepayments of Borrowings under this Section 2.11(b) shall be subject to Section 2.16, but shall otherwise be without premium or penalty (unless required by Section 2.12(c)).

Section 2.12. Fees.

(a) The Borrowers jointly and severally agree to pay to the Administrative Agent, for its own account, the agency and administration fees set forth in the Fee Letter, payable in the amounts and at the times specified therein or as so otherwise agreed upon by the Borrowers and the Administrative Agent, or such agency fees as may otherwise be separately agreed upon by the Borrowers and the Administrative Agent in writing.

(b) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letter.

(c) In the event that, on or prior to that date that is 6 months after the Closing Date, a Borrower (x) prepays, repays, refinances, substitutes or replaces any Term Loans in connection with a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.11(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Transaction, the Borrowers shall pay (on a joint and several basis) to the Administrative Agent, for the ratable account of each of the applicable Lenders (including, if applicable any Non-Consenting Lender), (I) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the Term Loans so prepaid, repaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term Loans outstanding immediately prior to such amendment. If, on or prior to that date that is 6 months after the Closing Date, all or any portion of the Term Loans held by any Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 2.19 as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent or amendment referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101.0% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

Section 2.13. Interest.

(a) The Term Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Term Loans comprising each LIBO Rate Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Term Loan or any fee payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, to the fullest extent permitted by law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Term Loan, 2.0% plus the rate otherwise applicable to such Term Loan as provided in the preceding paragraphs of this Section, or (ii) in the case of any other amount, 2.0% plus the rate applicable to Term Loans that are ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Term Loan shall be payable in arrears on each Interest Payment Date for such Term Loan and upon the Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Term Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBO Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBO Rate Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall promptly give notice thereof to the Borrower Agent and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Agent and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereof, and (ii) if any Borrowing Request requests a LIBO Rate Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.15. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBO Rate); or

(ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or LIBO Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in an amount deemed by such Lender to be material, then, within 30 days after the Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered (except for any Taxes, which shall be dealt exclusively pursuant to Section 2.17); provided that the Borrowers shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) the Lender invokes Section 2.20 or (z) such circumstances in clause (ii) above resulting from a market disruption are not generally affecting the banking market.

(b) If any Lender determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law other than due to Taxes, which shall be dealt exclusively pursuant to Section 2.17 (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then within 30 days of receipt by the Borrowers of the certificate contemplated by paragraph (c) of this Section the Borrowers will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrowers and shall be conclusive absent manifest error.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16. Break Funding Payments. In the event of (a) the conversion or prepayment of any principal of any LIBO Rate Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any LIBO Rate Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any LIBO Rate Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of profit). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and the basis therefor and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.17. Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any withholding agent shall be required to deduct any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent or any Lender (as applicable) receives an amount equal to the sum it would have received had no such deductions or withholding for Indemnified Taxes or Other Taxes been made, (ii) such withholding agent shall make such deductions or withholding and (iii) such withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. If at any time a Loan Party is required by applicable law to make any deduction or withholding from any sum payable hereunder, such Loan Party shall promptly notify the relevant Lender or Administrative Agent upon becoming aware of the same. In addition, each Lender or the Administrative Agent shall promptly notify a Loan Party upon becoming aware of any circumstances as a result of which a Loan Party is or would be required to make any deduction or withholding from any sum payable hereunder.

(b) Without duplication of other amounts paid by the Borrower under this Section 2.17, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each Loan Party shall indemnify Administrative Agent and each Lender within ten days after written demand therefor, for the full amount of any Indemnified

Taxes or Other Taxes paid by Administrative Agent or such Lender, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest payable or paid by such and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Loan Party reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or Lender, as applicable, will use reasonable efforts to cooperate with the Loan Party to obtain a refund of such Taxes (which shall be repaid to the Loan Party in accordance with Section 2.17(f) so long as such efforts would not, in the sole determination of Administrative Agent or such Lender result in any additional costs, expenses or risks or be otherwise disadvantageous to it); provided, further, that, the Loan Party shall not be required to compensate Administrative Agent or any Lender pursuant to this Section 2.17 for any amounts incurred in any fiscal year for which Administrative Agent or such Lender does not furnish notice of such claim within six months from the end of such fiscal year; provided, further, that if the circumstances giving rise to such claim have a retroactive effect (e.g., in connection with the audit of a prior tax year), then the beginning of such six month period shall be extended to include such period of retroactive effect. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Agent and the Administrative Agent, at the time or times reasonably requested by the Borrower Agent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Agent or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Agent or the Administrative Agent as will enable the Borrower Agent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(i) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower Agent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower Agent or the Subsidiary Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Agent or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Agent or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower Agent and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(E) On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall provide to the Borrower Agent, two duly-signed, properly completed copies of the documentation prescribed in clause (i) or (ii) below, as applicable (together with all required attachments thereto): (i) IRS Form W-9 or any successor thereto, or (ii) (A) IRS Form W-8ECI or any successor thereto, and (B) with respect to payments received on account of any Lender, a U.S. branch withholding certificate on IRS Form W-8IMY or any successor thereto evidencing its agreement with the Borrower Agent to be treated as a U.S. Person for U.S. federal withholding purposes. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower Agent.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Borrower Agent and the Administrative Agent in writing of its legal inability to do so.

(f) If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such

Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or such Lender in good faith in its reasonable discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or a Lender be required to pay any amount to a Loan Party pursuant to this paragraph (f) to the extent that the payment of which would place the Administrative Agent or Lender in a less favorable net after Tax position than the Administrative Agent or Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to such Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.18. Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a) Unless otherwise specified, the Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 1:30 p.m., New York City time, on the date when due, in immediately available funds, without set-off (except as otherwise provided in Section 2.17) or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrowers by the Administrative Agent, except that payments pursuant to Sections 2.15, 2.16 or 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as provided in Section 2.20, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans of a given Class and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type (and of the same Class) shall be allocated pro rata among the Lenders in accordance with their respective Applicable Percentages. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount. All payments hereunder shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) Subject in all respects to the provisions of the Intercreditor Agreement, all proceeds of Collateral received by the Administrative Agent after an Event of Default has occurred and is continuing and all or any portion of the Loans shall have been accelerated hereunder pursuant to Section 7.01, shall, upon election by the Administrative Agent or at the direction of the Required Lenders, be applied, first, on a pro rata basis, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent from the Borrowers constituting Obligations, second, on a pro rata basis, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers constituting Obligations, third, to pay interest due and payable in respect of any Loans, on a pro rata basis, fourth, to prepay principal on the Loans and to pay all Secured Hedging Obligations on a pro rata basis among the Secured Parties, fifth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers on a pro rata basis, sixth, as provided for under the Intercreditor Agreement, and seventh, to the Borrowers or as the Borrowers shall direct; provided that, notwithstanding anything to the contrary in this Agreement, in no circumstances shall proceeds of Collateral constituting an asset of a Loan Party which is not a Qualified ECP Guarantor be applied towards the payment of any Secured Hedging Obligations.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of any Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and accrued interest thereon than the proportion received by any other Lender with Loans of such Class, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of other Lenders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any permitted assignee or participant, including any payments made or deemed made in connection with Sections 2.22, 2.23, 2.25 and 9.02(c). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrowers (or the Borrower Agent on behalf of Borrowers) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(c) or the last paragraph of Article VIII, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.20, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.20, (ii) if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) if in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” with respect to which Required

Lender consent has been obtained, any Lender is a non-consenting Lender (each such Lender, a “Non-Consenting Lender”), then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) repay all Obligations of the Borrowers owing to such Lender relating to the Loans and participations held by such Lender as of such termination date or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any fees otherwise payable pursuant to Section 2.12(c)), (ii) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (iii) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation, and the Borrowers may not repay the Obligations of such Lender, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by Promissory Notes) subject to such Assignment and Assumption; provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment and Assumption or deliver such Promissory Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Promissory Notes shall be deemed cancelled upon such failure. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b).

Section 2.20. Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make or maintain any LIBO Rate Loans, then, on notice thereof by such Lender to the Borrowers (or the Borrower Agent on behalf of Borrowers) through the Administrative Agent, (i) any obligations of such Lender to make or continue LIBO Rate Loans or to convert ABR Borrowings to LIBO Rate Borrowings shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the LIBO Rate component of the Alternate Base Rate, the interest rate on such ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the

Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall upon demand from such Lender (with a copy to the Administrative Agent), either prepay or convert all LIBO Rate Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to it.

Section 2.21. [Reserved.]

Section 2.22. Refinancing Amendments.

(a) Refinancing Commitments. The Borrower Agent may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (a “Refinancing Loan Request”), request (A) a new Class of term loans (any commitments with respect to such new Class, “Refinancing Term Commitments”) or (B) in the case of a refinancing and/or replacement of Loans or Commitments under any Incremental Revolving Facility, the establishment of a new Class of revolving credit commitments (any such new Class, “Refinancing Revolving Credit Commitments” and collectively with any Refinancing Term Commitments, “Refinancing Commitments”), in each case, established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any Class or Classes of existing Loans or Commitments as selected by the Borrower Agent (with respect to a particular Refinancing Commitment or Refinancing Loan, any such Class or Classes of existing Loans or Commitments, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.

(b) Refinancing Loans. On any Refinancing Facility Closing Date on which any Refinancing Term Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.22, (i) each Refinancing Term Lender of such Class shall make a Loan to the Borrower Agent (a “Refinancing Term Loan”) in an amount equal to its Refinancing Term Commitment of such Class and (ii) each Refinancing Term Lender of such Class shall become a Lender hereunder with respect to the Refinancing Term Commitment of such Class and the Refinancing Term Loans of such Class made pursuant thereto. On any Refinancing Facility Closing Date on which any Refinancing Revolving Credit Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.22, (i) each Refinancing Revolving Credit Lender of such Class shall make its Refinancing Commitment available to the Borrower Agent (when borrowed, a “Refinancing Revolving Loan” and collectively with any Refinancing Term Loan, a “Refinancing Loan”) in an amount equal to its Refinancing Revolving Credit Commitment of such Class and (ii) each Refinancing Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Refinancing Revolving Credit Commitment of such Class and the Refinancing Revolving Loans of such Class made pursuant thereto.

(c) Refinancing Loan Request. Each Refinancing Loan Request from the Borrower Agent pursuant to this Section 2.22 shall set forth the requested amount and proposed terms of the relevant Refinancing Term Loans or Refinancing Revolving Credit Commitments. Refinancing Term Loans may be made, and Refinancing Revolving Credit Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to provide any Refinancing Commitment or make any Refinancing Loan, nor will the Borrower have any obligation to approach any existing Lender to provide any Refinancing Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Loan, a “Refinancing Revolving Credit Lender” or “Refinancing Term Lender,” as applicable, and, collectively, “Refinancing Lenders”); provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to such Additional Lender’s making such Refinancing Term Loans or providing such Refinancing Revolving Credit Commitments, to the extent such consent, if any, would be required under Section 9.05(b) for an assignment of Term Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender, (ii) with respect to Refinancing Term Commitments, any Affiliated Lender providing a Refinancing Term Commitment shall be subject to the same restrictions set forth in Section 9.05(g) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans and (iii) Affiliated Lenders may not provide Refinancing Revolving Credit Commitments.

(d) Effectiveness of Refinancing Amendment. The effectiveness of any Refinancing Amendment, and the Refinancing Commitments thereunder, shall be subject to the satisfaction on the date thereof (a “Refinancing Facility Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment:

(i) after giving effect to such Refinancing Commitments and any Loans to be incurred thereunder on the applicable Refinancing Facility Closing Date, (x) the representations and warranties of each Loan Party set forth in Article 3 and in each other Loan Document shall be true and correct in all material respects on and as of the effective date of such Refinancing Amendment with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, however, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (y) no Default or Event of Default shall exist or would result from the incurrence of such Refinancing Commitments, any proposed Borrowing thereunder on the applicable Refinancing Facility Closing Date or from the application of the proceeds therefrom;

(ii) each Refinancing Term Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $1,000,000 if such amount is equal to the entire outstanding principal amount of Refinanced Debt) and each Refinancing Revolving Credit Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $1,000,000 if such amount is equal to the entire outstanding principal amount of Refinanced Debt); and

(iii) to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (A) customary legal opinions, board resolutions and officers’ certificates (including solvency certificates) consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (B) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Refinancing Lenders are provided with the benefit of the applicable Loan Documents.

(e) Required Terms. The terms, provisions and documentation of the Refinancing Term Loans and Refinancing Term Commitments or the Refinancing Revolving Loans and Refinancing Revolving Credit Commitments, as the case may be, of any Class shall be as agreed between the Borrowers and the applicable Refinancing Lenders providing such Refinancing Commitments, and except as otherwise set forth herein, to the extent not identical to any Class of Term Loans or Revolving Credit Commitments, as applicable, each existing on the Refinancing Facility Closing Date, shall be consistent with clauses (i) and (ii) below, as applicable, and otherwise reasonably satisfactory to the Administrative Agent (except for covenants or other provisions (a) conformed (or added) in the Loan Documents pursuant to the related Refinancing Amendment, (x) in the case of any Class of Refinancing Term Loans and Refinancing Term Commitments, for the benefit of the other Lenders of Term Loans and (y) in the case of any Class of Refinancing Revolving Loans and Refinancing Revolving Credit Commitments, for the benefit of the other Lenders of Revolving Credit Loans (or such Lenders who have provided Revolving Credit Commitments) or (b) applicable only to periods after the Latest Maturity Date as of the Refinancing Facility Closing Date). In any event:

(i) the Refinancing Term Loans:

(A) as of the Refinancing Facility Closing Date, shall not have a final scheduled maturity date earlier than the maturity date of the Refinanced Debt,

(B) as of the Refinancing Facility Closing Date, shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt,

(C) shall have an Applicable Rate and LIBO Rate or Alternate Base Rate floor (if any), and subject to clauses (e)(i)(A) and (e)(i)(B) above, amortization determined by the Borrower Agent and the applicable Refinancing Term Lenders,

(D) shall have fees determined by the Borrower Agent and the applicable Refinancing Term Loan arranger(s),

(E) may participate on (I) a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary prepayments of Term Loans hereunder and (II) a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis in any mandatory prepayments of Term Loans hereunder,

(F) shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued but unpaid interest, fees, premiums (if any) and penalties thereon and reasonable fees, expenses, original issue discount and upfront fees associated with the refinancing, and

(G) (I) shall have the same or more junior rank in right of payment with respect to the other Obligations as the applicable Refinanced Debt and (II) shall be secured by the Collateral and shall have the same or more junior rank in right of security with respect to the other Obligations as the applicable Refinanced Debt (and to the extent subordinated in right of payment or security, shall be subject to subordination and/or intercreditor arrangements (as applicable) reasonably satisfactory to the Administrative Agent);

(H) (I) shall not be secured by any asset other than the Collateral and (II) shall not be guaranteed by any Person other than a Loan Party; and

(ii) the Refinancing Revolving Credit Commitments and Refinancing Revolving Loans:

(A) (I) shall have the same or more junior rank in right of payment with respect to the other Obligations as the applicable Refinanced Debt and (II) shall be secured by the Collateral and shall have the same rank in right of security with respect to the other Obligations as the applicable Refinanced Debt (and to the extent subordinated in right of payment or security, shall be subject to subordination and/or intercreditor arrangements (as applicable) reasonably satisfactory to the Administrative Agent),

(B) (I) shall not have a final scheduled maturity date or commitment reduction date earlier than the Maturity Date or commitment reduction date, respectively, with respect to the Refinanced Debt and (II) shall not have any scheduled amortization or mandatory Commitment reductions prior to the maturity date of the Refinanced Debt,

(C) shall provide that the borrowing and repayment (except for (1) payments of interest and fees at different rates on Refinancing Revolving Credit Commitments (and related outstandings), (2) repayments required upon the maturity date of the Refinancing Revolving Credit Commitments and (3) repayment made in connection with a permanent repayment and termination of commitments (in accordance with clause (D) below)) of Loans with respect to Refinancing Revolving Credit Commitments after the associated Refinancing Facility Closing Date shall be made on a pro rata basis or less than a pro rata basis (but not more than a pro rata basis) with all other Revolving Credit Commitments then existing on the Refinancing Facility Closing Date,

(D) may provide that the permanent repayment of Revolving Credit Loans with respect to, and termination or reduction of, Refinancing Revolving Credit Commitments after the associated Refinancing Facility Closing Date be made on a pro rata basis, less than pro rata basis or greater than pro rata basis with all other Revolving Credit Commitments (if on a greater than pro rata basis, only to the extent such Refinancing Revolving Credit Commitments are terminated in full),

(E) shall provide that assignments and participations of Refinancing Revolving Credit Commitments and Refinancing Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans then existing, if any, on the Refinancing Facility Closing Date,

(F) shall have an Applicable Rate and LIBO Rate or Alternate Base Rate floor (if any) determined by the Borrower Agent and the applicable Refinancing Revolving Credit Lenders,

(G) shall have fees determined by the Borrower Agent and the applicable Refinancing Revolving Credit Commitment arranger(s),

(H) shall not have a greater principal amount of Commitments than the principal amount of the Commitments of the Refinanced Debt plus accrued but unpaid interest, fees, premiums (if any) and penalties thereon and reasonable fees, expenses, original issue discount and upfront fees associated with the refinancing, and

(I) (I) shall not be secured by any asset other than the Collateral and (II) shall not be guaranteed by any Person other than a Loan Party.

(f) Refinancing Amendment. Commitments in respect of Refinancing Term Loans and Refinancing Revolving Credit Commitments shall become additional Commitments pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower Agent, each Refinancing Lender providing such Commitments and the Administrative Agent. The Refinancing Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower Agent, to effect the provisions of this Section 2.22, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect any lien or payment subordination and associated rights of the applicable Lenders to the extent any Refinancing Loans are to rank junior in right of security or payment or to address technical issues relating to funding and payments. The Borrowers will use the proceeds of the Refinancing Term Loans and Refinancing Revolving Credit Commitments to extend, renew, replace, repurchase, retire or refinance, substantially concurrently, the applicable Refinanced Debt in accordance with Section 2.11(b)(iii)(B).

(g) [Reserved].

(h) Refinancing Equivalent Debt.

(i) In lieu of incurring any Refinancing Term Loans, the Borrower Agent may, upon notice to the Administrative Agent, at any time or from time to time after the Closing Date issue, incur or otherwise obtain (A) secured Indebtedness (including any Registered Equivalent Notes) in the form of one or more series of first lien senior secured notes (such notes, “Permitted Pari Passu Secured Refinancing Debt”), (B) secured Indebtedness (including any Registered Equivalent Notes) in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured term loans (such notes or term loans, “Permitted Junior Secured Refinancing Debt”) and (C) unsecured or subordinated Indebtedness (including any Registered Equivalent Notes) in the form of one or more series of unsecured or subordinated notes or term loans (such notes or term loans, “Permitted Unsecured Refinancing Debt” and together with Permitted Pari Passu Secured Refinancing Debt and Permitted Junior Secured Refinancing Debt, “Refinancing Equivalent Debt”), in each case, in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any existing Class or Classes of Term Loans as selected by the Borrower Agent (such Term Loans, “Refinanced Term Loans”).

(ii) Any Refinancing Equivalent Debt:

(A) (1) shall not have a maturity date prior to the date that is on or after the maturity date of the Refinanced Term Loans, (2) if in the form of term loans, shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Refinanced Term Loans, (3) if in the form of notes, shall not have scheduled amortization or payments of principal and not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than customary “AHYDO catch-up payments”, offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default), in each case prior to the maturity date of the Refinanced Term Loans, (4) shall not be guaranteed by Persons other than Guarantors, (5) if in the form of subordinated Permitted Unsecured Refinancing Debt, shall be subject to a Subordination Agreement to which a Senior Representative acting on behalf of the holders of such Permitted Unsecured Refinancing Debt shall have become a party or otherwise subject (or, alternatively, terms in the definitive documentation for such Refinancing Equivalent Debt substantially similar to those in such applicable agreement, as agreed by the Borrower Agent and Administrative Agent); provided that if such Permitted Unsecured Refinancing Debt is the initial subordinated Permitted Unsecured Refinancing Debt incurred by either Borrower, then Holdings, the Borrower Agent, the Subsidiary

Guarantors, the Administrative Agent and the Senior Representative for such Permitted Unsecured Refinancing Debt shall have executed and delivered a Subordination Agreement, (6) shall not have a greater principal amount than the principal amount of the Refinanced Term Loans plus accrued and unpaid interest, fees, premiums (if any) and penalties thereon and reasonable fees, expenses, original issue discount and upfront fees associated with the refinancing and (7) except as otherwise set forth in this clause (h)(ii), shall have terms and conditions (other than with respect to pricing, fees, rate floors and optional prepayment or redemption terms) substantially similar to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower Agent) to the lenders or holders providing such Refinancing Equivalent Debt, than those applicable to the Refinanced Term Loans (except for covenants or other provisions (a) conformed (or added) in the Loan Documents, for the benefit of the Lenders holding Term Loans, pursuant to an amendment thereto subject solely to the reasonable satisfaction of the Administrative Agent or (b) applicable only to periods after the Latest Maturity Date at the time of the issuance or incurrence of such Refinancing Equivalent Debt) or such terms and conditions shall be current market terms for such type of Refinancing Equivalent Debt (as determined in good faith by the Borrower Agent after consultation with the Administrative Agent),

(B) (1) if either Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, shall be subject to security agreements relating to such Refinancing Equivalent Debt that are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (2) if Permitted Pari Passu Secured Refinancing Debt, (x) shall be secured by the Collateral on a pari passu basis with the Obligations with respect to Term Loans and Revolving Credit Loans secured on a first lien basis and shall not be secured by any property or assets of Holdings, the Borrower Agent or any subsidiary other than the Collateral, and (y) shall be subject to intercreditor arrangements reasonably satisfactory to the Borrower Agent and the Administrative Agent and (3) if Permitted Junior Secured Refinancing Debt, (x) shall be secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations with respect to Term Loans and Revolving Credit Loans secured on a first lien basis and shall not be secured by any property or assets of Holdings, the Borrower or any subsidiary other than the Collateral, and (y) shall be subject lien subordination or intercreditor arrangements reasonably satisfactory to the Borrower Agent and the Administrative Agent, and

(C) shall be incurred solely to repay, repurchase, retire or refinance substantially concurrently the Refinanced Term Loans in accordance with Section 2.11(b)(iii)(B).

(i) This Section 2.22 shall supersede any provisions in Section 9.02 to the contrary.

Section 2.23. Incremental Credit Extensions.

(a) The Borrower Agent may, at any time, on one or more occasions deliver a written request to Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders) to (i) add one or more new tranches of term facilities and/or increase the principal amount of the Term Loans, any Incremental Term Loans, any Refinancing Term Loans, any Extended Term Loans or any Replacement Term Loans by requesting new term loans commitments to be added to such Loans (any such new tranche or increase, an “Incremental Term Facility” and any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”) and/or (ii) add one or more new tranches of incremental revolving facilities (each, an “Incremental Revolving Facility” and, together with any Incremental Term Facility, “Incremental Facilities”; and the loans thereunder, “Incremental Revolving Loans” and, together with any Incremental Term Loans, “Incremental Loans”) in an aggregate principal amount not to exceed (x) $250,000,000 (which amount shall be increased by the principal amount of any voluntary prepayments of any tranche of Term Loans (other than with the proceeds of long-term Indebtedness)), plus (y) in the case of any Incremental Facility that effectively extends the Maturity Date or any other maturity date with respect to any Class of Loans or commitments hereunder, an amount equal to the prepayment to be made with respect to the Term Loans, Incremental Term Loans, Refinancing Term Loans, Extended Term Loans and/or Replacement Term Loans and/or the permanent commitment reduction to be made with respect to an Incremental Revolving Facility or a Replacement Revolving Facility, in each case to be replaced with such Incremental Facility, plus (z) an unlimited amount so long as, in the case of this clause (z), after giving effect to such Incremental Facility, (1) if such Incremental Loans rank pari passu in right of security with the Obligations with respect to the Term Loans, the First Lien Leverage Ratio does not exceed 4.25 to 1.00 on a Pro Forma Basis (but, for this purpose, determined without deduction of any Cash proceeds received by either Borrower from the incurrence of such Incremental Facility) as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 or (2) if such Incremental Loans rank junior in right of security with the Obligations with respect to the Term Loans or are unsecured, the Total Leverage Ratio does not exceed 6.00 to 1.00 on a Pro Forma Basis (but, for this purpose, determined without deduction of any Cash proceeds received by either Borrower from the incurrence of such Incremental Facility) as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 (it being understood that for purposes of subclauses (1) and (2) of this clause (z) of this Section 2.23(a), any Incremental Revolving Facilities shall be deemed to be fully drawn) (the amounts described in clauses (x), (y) and (z) above, the “Incremental Cap”); provided that (1) Incremental Facilities may be incurred under one or more of clauses (x), (y) and/or (z) above as selected by the Borrower Agent in its sole discretion, and (2) if any Incremental Facilities are to be incurred under both clauses (x) and (z) above in connection with a single transaction or series of related but substantially concurrent transactions, then the maximum amount available of Incremental Facilities (or portion of Incremental Facilities) to be incurred under clause (z) shall first be determined by calculating the incurrence under such clause (z) without giving effect to any Incremental Facilities (or portion of any Incremental Facilities) incurred (or to be incurred) under clause (x), and after such maximum amount under clause (z) has been determined, the amount of Incremental Facilities (or portion of Incremental Facilities) incurred (or to be incurred) under clause (x) shall be determined; provided that:

(i) such request shall be for an Incremental Commitment of not less than $10,000,000,

(ii) except as otherwise specifically agreed by any Lender prior to the date hereof, or separately agreed from time to time between the Borrower Agent and any Lender, no Lender shall be obligated to provide any Incremental Commitment and the determination to provide such commitments shall be within the sole and absolute discretion of such Lender,

(iii) the creation or provision of any Incremental Facility or Incremental Loan shall not require the approval of any existing Lender other than any existing Lender providing all or part of any Incremental Commitment,

(iv) the interest rate applicable to any Incremental Facility or Incremental Loans will be determined by the Borrower Agent and the lenders providing such Incremental Facility or Incremental Loans; provided that in the case of Incremental Loans or Incremental Facilities that are secured pari passu in right of payment and with respect to security with the Term Loans, such interest rate will not be more than 0.50% higher than the corresponding interest rate applicable to the existing Term Loans unless the interest rate margin with respect to the existing Term Loans is adjusted to be equal to the interest rate with respect to the relevant Incremental Loans or Incremental Facility, minus, 0.50%; provided, further, that in determining the applicable interest rate: (w) original issue discount or upfront fees paid by the Borrowers in connection with the Term Loans or such Incremental Facility or Incremental Loans (based on a four-year average life to maturity or lesser remaining life to maturity), shall be included, (x) any amendments to the Applicable Rate that became effective subsequent to the Closing Date but prior to the time of the addition of such Incremental Facility or Incremental Loans shall be included, (y) arrangement, commitment, structuring and underwriting fees and any amendment fees paid or payable to the Arrangers (or their Affiliates) in their respective capacities as such in connection with the Term Loans or to one or more arrangers (or their affiliates) in their capacities as such applicable to such Incremental Facility or Incremental Loans shall be excluded and (z) if such Incremental Facility or Incremental Loans include any interest rate floor greater than that applicable to the Term Loans, and such floor is applicable to the Term Loans on the date of determination, such excess amount shall be equated to interest margin for determining the increase,

(v) the final maturity date with respect to any Incremental Term Loans shall be no earlier than the Latest Maturity Date,

(vi) no Incremental Revolving Facility shall have a final maturity date earlier than (or require commitment reductions prior to) the Latest Maturity Date,

(vii) the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than the remaining Weighted Average Life to Maturity of the then-existing Term Loans,

(viii) any Incremental Facility shall rank pari passu or junior in right of payment and pari passu or junior with respect to security with the Term Loans or may be unsecured (and to the extent subordinated in right of payment or security, shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent),

(ix) any mandatory prepayment of Incremental Term Loans that are pari passu in right of payment and pari passu with respect to security shall be made on a pro rata basis with all then existing Term Loans (and all other then existing Incremental Term Loans, Refinancing Term Loans, Extended Term Loans and Replacement Term Loans requiring ratable prepayment), except that the Borrowers and the lenders in respect of such Incremental Term Loans shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any prepayments on a less than pro rata basis (but not on a greater than pro rata basis), and

(x) except as otherwise required or permitted in clauses (i) through (ix) above, all other terms of such Incremental Facilities, if not consistent with the terms of the Term Loans, shall be as agreed by the Borrower Agent and the lenders providing such Incremental Facilities.

(b) Incremental Commitments may be provided by any existing Lender, or by any other lender (any such other lender being called an “Additional Lender”); provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld) to such Additional Lender’s providing such Incremental Commitments if such consent would be required under Section 9.05(b) for an assignment of Loans to such Additional Lender; provided, further, that any such Additional Lender that is an Affiliated Lender shall be subject to the provisions of Subsection 9.05(g), mutatis mutandis, to the same extent as if such Incremental Commitments and related Obligations had been obtained by such Lender by way of assignment.

(c) Each Lender or Additional Lender providing a portion of the Incremental Commitments shall execute and deliver to the Administrative Agent and the Borrower Agent all such documentation (including an amendment to this Agreement or any other Loan Document) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitments. On the effective date of such Incremental Commitments, each Additional Lender added as a new Lender pursuant to such Incremental Commitments shall become a Lender for all purposes in connection with this Agreement.

(d) As a condition precedent to such Incremental Facility or Incremental Loans:

(i) upon its request, the Administrative Agent shall have received an opinion of counsel to the Borrowers in form and substance reasonably satisfactory to the Administrative Agent, as well as reaffirmation agreements, supplements and/or amendments to the Collateral Documents (including, in the case of the Mortgages, mortgage amendments and date down endorsements with respect to the applicable title insurance policies) as it shall reasonably require,

(ii) the Administrative Agent shall have received an administrative questionnaire, in the form provided to such Additional Lender by the Administrative Agent (the “Administrative Questionnaire”) and such other documents as it shall reasonably require for an Additional Lender and the Administrative Agent and Lenders shall have received all fees required to be paid in respect of such Incremental Facility or Incremental Loans

(iii) the Administrative Agent shall have received a certificate of each Borrower signed by an authorized officer of each Borrower:

(A) certifying and attaching a copy of the resolutions adopted by the Borrowers approving or consenting to such Incremental Facility or Incremental Loans, and

(B) except as otherwise agreed by the lenders providing such Incremental Commitments to finance an acquisition, Investment or any repayment or redemption of Indebtedness permitted hereunder, certifying that, before and after giving effect to such Incremental Facility or Incremental Loans, no Event of Default exists or has occurred and is continuing.

(e) Any portion of any Incremental Term Loans, Incremental Term Facilities, Incremental Revolving Loans and Incremental Revolving Facilities incurred under this Section 2.23 or Incremental Equivalent Debt incurred under Section 6.01(y), in each case, in reliance on clause (x) or (y) of the Incremental Cap that subsequently meets the criteria of clause (z) of the Incremental Cap may be reclassified, as the Borrower Agent elects from time to time, as if incurred under such clause (z) of the Incremental Cap, if such portion of such Incremental Term Loans, Incremental Term Facilities, Incremental Revolving Loans, Incremental Revolving Facilities or Incremental Equivalent Debt could at such time be incurred under such clause (z); provided, that upon delivery of any financial statements pursuant to Section 5.01(b) or (c) following the initial incurrence of such Incremental Term Loans, Incremental Term Facilities, Incremental Revolving Loans, Incremental Revolving Facilities or Incremental Equivalent Debt, if any such portion of Incremental Term Loans, Incremental Term Facilities, Incremental Revolving Loans, Incremental Revolving Facilities or Incremental Equivalent Debt could, based on any such financial statements, have been incurred under clause (z) of the Incremental Cap, then such portion of such Incremental Term Loans, Incremental Term Facilities, Incremental Revolving Loans, Incremental Revolving Facilities or Incremental Equivalent Debt shall automatically be reclassified as incurred under the applicable provision of clause (z) of the Incremental Cap.

(f) To the extent either Borrower elects to implement any Incremental Revolving Facility, then notwithstanding any other provision of this Agreement to the contrary, (i) the Borrowers shall be permitted to modify the terms of this Agreement with the consent of only the Administrative Agent to appropriately incorporate revolving facility mechanics (including those related to payments, prepayments, purchases of participations and reallocation mechanisms and letter of credit and/or swingline subfacilities) and other provisions and commitment schedules relating to revolving facilities generally and (ii) to the extent any other Incremental Revolving Facility or any

Extended Revolving Credit Commitments or Replacement Revolving Facility then exists, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on any such revolving facilities (and related outstandings), (B) repayments required upon the maturity date of any such revolving facilities and (C) repayments made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to any such revolving facilities after the effective date of such Incremental Revolving Facility shall be made on a pro rata basis with all other revolving facilities, (2) all swingline loans and letters of credit under any such revolving facilities shall be participated on a pro rata basis by all lenders with commitments under such revolving facilities and (3) the permanent repayment of Loans with respect to, and termination of commitments under, any such revolving facilities after the effective date of such Incremental Revolving Facility shall be made on a pro rata basis with all other revolving facilities, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any such revolving facility on a greater than pro rata basis as compared to any other revolving facilities with a later maturity date than such revolving facility.

(g) This Section 2.23 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.

Section 2.24. Joint and Several Liability of Borrowers.

(a) Notwithstanding anything in this Agreement or any other Loan Documents to the contrary, each Borrower, jointly and severally, in consideration of the financial accommodations to be provided by the Administrative Agent and Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them. Borrowers shall be liable for all amounts due to Administrative Agent and Lenders under this Agreement, regardless of which Borrower actually receives the Loans hereunder or the amount of such Loans received or the manner in which the Administrative Agent or any Lender accounts for such Loans or other extensions of credit on its books and records. The Obligations of Borrowers with respect to Loans made to one of them, and the Obligations arising as a result of the joint and several liability of one of the Borrowers hereunder with respect to Loans made to the other of the Borrowers hereunder, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers.

(b) If and to the extent that either Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

(c) The obligations of each Borrower under this Section 2.24 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to either Borrower. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of either Borrower or any of the Lenders.

(d) The provisions of this Section 2.24 hereof are made for the benefit of the Lenders and their successors and assigns, and subject to Article 8 hereof, may be enforced by them from time to time against either Borrower as often as occasion therefor may arise and without requirement on the part of Administrative Agent or any Lender first to marshal any of its claims or to exercise any of its rights against the other Borrowers or to exhaust any remedies available to it against the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.24 shall remain in effect until the Termination Date. If at any time, any payment, or any part thereof, made in respect of any of the Obligations is rescinded or must otherwise be restored or returned by Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of either Borrower, or otherwise, the provisions of this Section 2.24 hereof will forthwith be reinstated and in effect as though such payment had not been made.

(e) Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal, state or provincial and including, without limitation, the Bankruptcy Code of the United States).

(f) With respect to the Obligations arising as a result of the joint and several liability of Borrowers hereunder with respect to Loans or other extensions of credit made to the other Borrowers hereunder, to the maximum extent permitted by applicable law, each Borrower waives, until the payment in full in Cash of all Obligations, any right to enforce any right of subrogation or any remedy which Administrative Agent or any Lender now has or may hereafter have against either Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Administrative Agent or any Lender. Any claim which either Borrower may have against any other Borrower with respect to any payments to Administrative Agent or Lenders hereunder or under any of the other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in Cash of all Obligations. Upon the occurrence of any Event of Default and for so long as the same is continuing, to the maximum extent permitted under applicable law, Administrative Agent and Lenders may proceed directly and at once, without notice (to the extent notice is waivable under applicable law), against (i) with respect to Obligations of Borrowers, either or all of them or (ii) with respect to

Obligations of either Borrower, to collect and recover the full amount, or any portion of the applicable Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Administrative Agent and Lenders shall be under no obligation to marshal any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations. Subject to the foregoing, in the event that a Loan or other extension of credit is made to, or with respect to business of, one Borrower and any other Borrower makes any payments with respect to such Loan or extension of credit, the first Borrower shall promptly reimburse such other Borrower for all payments so made by such other Borrower.

Section 2.25. Extensions of Loans and Incremental Revolving Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower Agent to all Lenders holding Loans with a like maturity date or commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or commitments with a like maturity date) and on the same terms to each such Lender, either Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Loans and/or commitments and otherwise modify the terms of such Loans and/or commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Loans) (each, an “Extension”, and each group of Loans or commitments, as applicable, in each case as so extended, as well as the original Loans and the original commitments (in each case not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Loans from the tranche of Loans from which they were converted and any Extended Revolving Credit Commitments shall constitute a separate tranche of revolving commitments from the tranche of revolving commitments from which they were converted), so long as the following terms are satisfied:

(i) no Default under Sections 7.01(a), 7.01(f) or 7.01(g) and no Event of Default shall exist at the time the notice in respect of an Extension Offer is delivered to the applicable Lenders, and no Default under Sections 7.01(a), 7.01(f) or 7.01(g) and no Event of Default shall exist immediately prior to or after giving effect to the effectiveness of any Extension;

(ii) except as to interest rates, fees and final maturity (which shall, subject to immediately succeeding clause (iv), be determined by the Borrower Agent and set forth in the relevant Extension Offer), the commitments of any Lender under any Incremental Revolving Facility or Replacement Revolving Facility that agrees to an extension with respect to such commitments extended pursuant to an Extension (an “Extended Revolving Credit Commitment”; and the Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall be a revolving commitment (or related outstandings, as the case may be) with the same terms (or terms not less favorable to existing Lenders) as the original revolving commitments (and related outstandings) provided hereunder; provided that (x) to the extent any non-extended revolving commitments remain, or any other Incremental Revolving Facility, Extended Revolving Credit Commitments or Replacement Revolving Facility then exists, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on such revolving facilities (and related outstandings), (B) repayments required upon the maturity date of any such revolving facilities and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to such revolving facilities after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with all other revolving facilities, (2) all swingline loans and letters of credit under any such revolving facilities shall be participated on a pro rata basis by all Lenders with commitments under any such revolving facilities and (3) the permanent repayment of Loans with respect to, and termination of commitments under, any such revolving facilities after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with all other such revolving facilities, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such revolving facility on a greater than pro rata basis as compared to any other revolving facilities with a later maturity date than such revolving facility and (y) at no time shall there be more than three separate Classes of revolving commitments hereunder (including Extended Revolving Credit Commitments, Incremental Revolving Commitments and Replacement Revolving Facilities);

(iii) except as to (x) interest rates, fees, amortization, final maturity date, premiums, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v), (vi) and (xi), be determined by the Borrower Agent and set forth in the relevant Extension Offer) and (y) any covenants or other provisions applicable only to periods after the Latest Maturity Date (in each case, as of the date of such Extension), the term Loans of any Lender extended pursuant to any Extension (any such extended term Loans, the “Extended Term Loans”) shall have the same terms as the tranche of term Loans subject to such Extension Offer; provided, however, that with respect to representations and warranties, affirmative and negative covenants (including financial covenants) and events of default to be applicable to any such tranche of Extended Term Loans, such provisions may be more favorable to the lenders of the applicable tranche of Extended Term Loans than those originally applicable to the tranche of term Loans subject to the Extension Offer, so long as (and only so long as) such provisions also expressly apply to (and for the benefit of) the tranche of term Loans subject to the Extension Offer and each other Class of term Loans hereunder;

(iv) (x) the final maturity date of any Extended Term Loans shall be no earlier than the then applicable Latest Maturity Date at the time of extension and (y) no Extended Revolving Credit Commitments or Extended Revolving Loans shall have a final maturity date earlier than (or require commitment reductions prior to) the latest maturity date applicable to any then-existing Incremental Revolving Loans, Extended Revolving Loans or Loans under any Replacement Revolving Facility;

(v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans or any other Extended Term Loans extended thereby;

(vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments in respect of the Term Loans (and any other Incremental Term Loans, Refinancing Term Loans, Extended Term Loans or Replacement Term Loans then subject to ratable repayment requirements), in each case as specified in the respective Extension Offer;

(vii) if the aggregate principal amount of Loans or commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Loans or commitments, as the case may be, offered to be extended by the Borrower Agent pursuant to such Extension Offer, then the Loans or commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(viii) the Extensions shall be in a minimum amount of $25,000,000;

(ix) any applicable Minimum Extension Condition shall be satisfied or waived by the Borrower Agent; and

(x) all documentation in respect of such Extension shall be consistent with the foregoing.

(b) With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.25, (i) such Extensions shall not constitute voluntary or mandatory payments for purposes of Section 2.11, (ii) the scheduled amortization payments (in so far as such schedule affects payments due to Lenders participating in the relevant Class) set forth in Section 2.10 shall be adjusted to give effect to the Extension of the relevant Class and (iii) except as set forth in clause (a)(viii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower Agent may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower Agent’s sole discretion and which may be waived by the Borrower Agent) of Loans or commitments (as applicable) of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.25 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.10, 2.11 or 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or commitments under any Class (or a portion thereof). All Extended Term Loans and Extended Revolving Credit Commitments and all obligations in respect thereof shall be Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new tranches or sub-tranches in respect of Loans or commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.25.

(d) In connection with any Extension, the Borrower Agent shall provide the Administrative Agent at least ten Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.25.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES

Each of Holdings (solely to the extent applicable to it), the Borrower Agent and the other Loan Parties represents and warrants to the Lenders on the Closing Date that:

Section 3.01. Organization; Powers. Each of the Loan Parties and each of its Subsidiaries is (a) duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and, (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where its ownership, lease or operation of properties or conduct of its business requires such qualification; except, in each case referred to in this Section 3.01 (other than clause (a) with respect to Borrowers and clause (b) with respect to the Loan Parties) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02. Authorization; Enforceability. The Transactions are within each applicable Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing.

Section 3.03. Governmental Approvals; No Conflicts. The execution and delivery of the Loan Documents and the performance by any Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents and (iii) such consents, approvals, registrations, filings, or other actions the failure to be obtained or made which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of its Organizational Documents or (ii) any Requirements of Law applicable to any Loan Party which, in the case of this clause (ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under (i) the Senior Notes or the ABL Facility or (ii) any other Contractual Obligation of any of the Loan Parties which in the case of this clause (ii) could reasonably be expected to result in a Material Adverse Effect.

Section 3.04. Financial Condition; No Material Adverse Effect.

(a) The Borrower Agent has heretofore furnished to the Lenders its consolidated balance sheet and related consolidated statements of operations and Cash flows and stockholders’ equity as of and for (i) the fiscal years ended December 31, 2013 and December 31, 2014, each reported on by Ernst & Young LLP, independent public accountants, and (ii) the fiscal quarter ended on March 31, 2015, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and Cash flows of the Borrower Agent and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to the absence of footnotes and normal year-end adjustments in the case of the statements referred to in clause (ii).

(b) No event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect, since December 31, 2014.

Section 3.05. Properties.

(a) As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property (or each set of parcels that collectively comprise one operating property) that is owned by each Loan Party.

(b) The Borrower Agent and each of its Subsidiaries has good and valid fee simple title to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all its Real Estate Assets (including any Mortgaged Properties) and has good and marketable title to its personal property and assets, in each case, except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(c) To the knowledge of each Responsible Officer of the Borrowers, as of the Closing Date, neither the Borrower Agent nor any Subsidiary is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

(d) The Borrower Agent and each of its Subsidiaries has good and marketable title to or a valid license or right to use, all patents, patent rights, trademarks, service marks, trade names, copyrights, technology, software, know-how, database rights and all licenses and rights with respect to the foregoing, and all other intellectual property rights necessary for the present conduct of its business, without, to the knowledge of the Borrower Agent and its Subsidiaries, any infringement, misuse, misappropriation, or violation, individually or in the aggregate of the rights of others, and free from any burdensome restrictions on the present conduct of its business, except where such failure to own or license or where such infringement, misuse, misappropriation or violation or restrictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06. Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower Agent, threatened in writing against or affecting the Loan Parties or any of their Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any of its Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) no Loan Party nor any of its Subsidiaries (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (B) has become subject to any Environmental Liability.

(c) Neither either Borrower nor any of their Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly operated real estate or facility relating to its business in a manner that would reasonably be expected to have a Material Adverse Effect.

Section 3.07. Compliance with Laws. Each Borrower and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.08. Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

Section 3.09. Taxes. Each Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10. ERISA. No ERISA Event has occurred in the five-year period prior to the date on which this representation is made or deemed made and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under all Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), taking into account only each Pension Plan the present value of the accumulated benefit obligation of which exceeded the fair market value of the assets of such Pension Plan, did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Pension Plans, in the aggregate.

Section 3.11. Disclosure.

(a) As of the Closing Date, all written information (other than pro forma financial information, projections, estimates (including financial estimates and forecasts) or other forward-looking information and information of a general economic or industry-specific nature, that has been or made be made available) concerning Holdings, the Borrowers, the Subsidiaries, the Transactions prepared by or on behalf of the foregoing or their representatives and made available to any Lender or the Administrative Agent in connection with the Transactions on or before the date hereof (the “Information”), when taken as a whole, does not or will not, when furnished, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).

(b) The Projections and pro forma financial information that have been made available to any Lenders or the Administrative Agent in connection with the Transactions on or before the date hereof have been prepared in good faith on the basis of assumptions believed by the Borrower Agent to be reasonable at the time of preparation of such Projections and pro forma financial information (it being recognized that any such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower Agent’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from such Projections and that such differences may be material).

Section 3.12. [Reserved.]

Section 3.13. Solvency.

Immediately after the consummation of the Transactions to occur on the Closing Date and after giving effect to the application of the proceeds of the Term Loans borrowed on the Closing Date, (i) the sum of the debt (including contingent liabilities) of the Borrower Agent and its Subsidiaries, taken as a whole, does not exceed the fair value of the present assets of the Borrower Agent and its Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets of the Borrower Agent and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower Agent and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) the capital of the Borrower Agent and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower Agent or its Subsidiaries, taken as a whole, contemplated as of the date hereof; and (iv) the Borrower Agent and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 3.14. [Reserved.]

Section 3.15. Capitalization and Subsidiaries. Schedule 3.15 sets forth, in each case as of the Closing Date, (a) a correct and complete list of the name and relationship to the Borrower Agent of each of its Subsidiaries, and (b) the type of entity of the Borrower Agent and each of its Subsidiaries.

Section 3.16. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal, valid and enforceable Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, subject, as to enforceability, to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing, and upon the making of such filings and taking of such other actions required to be taken hereby or by the applicable Loan Documents (including the filings of appropriate financing statements with the office of the Secretary of State of the state of organization of each Loan Party, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and the proper recordation of Mortgages and fixture filings with respect to any Material Real Estate Assets, in each case in favor of the Administrative Agent for the benefit of the Secured Parties and the delivery to the Administrative Agent of any stock certificates or promissory notes required to be delivered pursuant to the applicable Loan Documents), such Liens constitute perfected and continuing First Priority Liens on the Collateral, securing the Secured Obligations.

Section 3.17. Labor Disputes. As of the Closing Date, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts or slowdowns against either Borrower or any of their Subsidiaries pending or, to the knowledge of the Borrower Agent or any of its Subsidiaries, threatened, (b) the hours worked by and payments made to employees of either Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and (c) all payments due from either Borrower or any of their Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary to the extent required by GAAP.

Section 3.18. Federal Reserve Regulations.

(a) On the Closing Date, none of the Collateral is Margin Stock. Not more than 25% of the value of the assets of Holdings, the Borrowers and their respective Subsidiaries taken as a whole is represented by Margin Stock.

(b) None of Holdings, either Borrower or any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(c) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation T, U or X.

Section 3.19. [Reserved.]

Section 3.20. Anti-Terrorism Laws.

(a) None of Holdings, either Borrower or any of their respective Subsidiaries, nor, to the knowledge of the Borrower Agent, any director, officer, agent, employee or Affiliate of any of the foregoing is (i) a person on the list of “Specially Designated Nationals and Blocked Persons” or (ii) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State; and the Borrowers will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or the U.S. Department of State, except to the extent licensed or otherwise approved by OFAC or the U.S. Department of State.

(b) To the extent applicable, each Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act.

(c) No part of the proceeds of any Loan will be used, directly or, to the knowledge of the Borrowers, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any other applicable Anti-Corruption Law.

ARTICLE 4 CONDITIONS

Section 4.01. Closing Date. The obligations of the Lenders to make Term Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from each of the Loan Parties a counterpart of this Agreement signed on behalf of such party (if applicable), the Pledge and Security Agreement, the Intercreditor Agreement, each Promissory Note (to the extent requested at least three Business Days prior to the Closing Date) and each other Loan Document to be executed on the Closing Date signed on behalf of such party.

(b) Legal Opinions. The Administrative Agent shall have received, on behalf of itself and the Lenders on the Closing Date, a favorable written opinion of (i) Ropes & Gray LLP, counsel for Holdings, the Borrowers and each other Loan Party and (ii) local or other counsel reasonably satisfactory to the Administrative Agent (other than local counsel opinions relating to the Mortgages which shall be delivered as provided in Section 5.14), in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(c) Senior Notes Issuance. The Borrower Agent shall have received $350,000,000 in gross cash proceeds from the issuance and sale of the Senior Notes.

(d) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by a Secretary, Assistant Secretary or other senior officer, which shall (A) certify that attached thereto is a true and complete copy of the resolutions of its board of directors, members or other governing body authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and (C) certify that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association) of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement and that such documents or agreements have not been amended since the date of the last amendment thereto shown on the certificate or articles of incorporation or organization referred to above (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (ii) subject to Section 5.14(b), a good standing certificate (to the extent such concept is known in the relevant jurisdiction) as of a recent date for each Loan Party from its jurisdiction of organization.

(e) Representations and Warranties. The representations and warranties of each Loan Party set forth in Article III shall be true and correct in all material respects on and as of the Closing Date; provided that in the case of any representation or warranty which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be.

(f) Fees.

(i) Each Borrower jointly and severally agrees to pay to each Lender an initial yield payment equal to 0.25% of its Commitment on the Closing Date (as in effect immediately before giving effect to the termination thereof pursuant to Section 2.09), with such payment to be earned by, and payable to, each such Lender on the Closing Date. The parties hereto acknowledge that for tax purposes only the initial yield payment shall be treated as a payment described in Treas. Reg. Section 1.1273-2(g)(2).

(ii) Without duplication of fees payable pursuant to preceding clause (i), the Administrative Agent and the Arrangers shall have received all fees required to be paid by the Borrowers, and all expenses for which invoices have been presented at least three business days prior to the Closing Date (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

(g) Lien and Judgment Searches. The Administrative Agent shall have received the results of recent Lien and judgment searches reasonably required by the Administrative Agent, and such search shall reveal no material judgments and no Liens on any of the assets of the Loan Parties except for Permitted Liens or Liens discharged on or prior to the Closing Date pursuant to a pay-off letter or other documentation reasonably satisfactory to the Administrative Agent.

(h) Refinancing. On the Closing Date, the Existing Debt Refinancing shall have been or, substantially concurrently with the initial funding of the Term Loans hereunder shall be, consummated.

(i) No Default or Event of Default. At the time of and immediately after giving effect to the Borrowing of Term Loans on the Closing Date, no Default or Event of Default shall have occurred and be continuing.

(j) Solvency. The Administrative Agent shall have received a certificate in substantially the form of Exhibit H from a Financial Officer of the Borrower Agent certifying as to the matters set forth therein.

(k) [Reserved.]

(l) Pledged Stock; Stock Powers; Pledged Notes. Subject to Section 5.14(b) and the terms of the Intercreditor Agreement, the Administrative Agent (or its bailee) shall have received (i) the certificates representing the Capital Stock pledged pursuant to the Pledge and Security Agreement, together with an undated stock or similar power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note (if any) pledged to the Administrative Agent (or its bailee) pursuant to the Pledge and Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(m) Perfection Certificate. The Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of the Borrower Agent, together with all attachments contemplated thereby.

(n) Filings Registrations and Recordings. Each document (including any UCC financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall be in proper form for filing, registration or recordation. The Administrative Agent, on behalf of the Lenders, shall have a security interest in the Collateral of the type and priority described in the Collateral Documents (except for the Mortgages) (subject to Permitted Liens and, subject to the terms of the Intercreditor Agreement, the Liens granted under the ABL Facility Security Documents).

(o) Insurance. Subject to Section 5.14(b), the Administrative Agent shall have received evidence of insurance coverage in compliance with the terms of Section 5.05 hereof and Section 4.07 of the Pledge and Security Agreement.

(p) Material Adverse Effect. Since December 31, 2014, there has not been any event, change, occurrence or circumstance that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(q) USA PATRIOT Act. No later than three days in advance of the Closing Date the Administrative Agent shall have received all documentation and other information reasonably requested by it that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, not less than ten days in advance of the Closing Date.

ARTICLE 5 AFFIRMATIVE COVENANTS

Until the date that all the commitments added under Sections 2.22, 2.23, 2.25 or 9.02(c) have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in Cash (such date, the “Termination Date”), each of Holdings (solely as to the extent applicable to it), the Borrowers and their respective Subsidiaries covenant and agree, jointly and severally, with the Lenders that:

Section 5.01. Financial Statements and Other Reports. The Borrower Agent will deliver to the Administrative Agent for delivery to each Lender:

(a) [Reserved.]

(b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (or any later date by which under applicable SEC rules the Borrower Agent is required to file its Quarterly Report on Form 10-Q), the consolidated balance sheet of the Borrower Agent and its subsidiaries as at the end of such Fiscal Quarter and the related consolidated (including with respect to statements of income, a breakdown between wholesale and retail operations) statements of income, stockholders’ equity and cash flows of the Borrower Agent and its subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and the corresponding figures from the Financial Plan for the current Fiscal Year setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(c) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year (or any later date by which under applicable SEC rules the Borrower Agent is required to file its Annual Report on Form 10-K), (i) the consolidated balance sheet of the Borrower Agent and its subsidiaries as at the end of such Fiscal Year and the related consolidated (including with respect to statements of income, a breakdown between wholesale and retail operations) statements of income, stockholders’ equity and cash flows of the Borrower Agent and its subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements, a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing (which report shall be unqualified as to “going concern” and scope of audit (except for qualifications pertaining to (i) debt maturities occurring within 12 months of such audit, (ii) any prospective default of a financial maintenance covenant (including any financial maintenance covenant in the ABL Credit Agreement) or (iii) any actual default of a financial maintenance covenant in the ABL Credit Agreement), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower Agent and its subsidiaries as at the dates indicated and the results of their operations and their Cash flows for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP);

(d) Compliance Certificate. Together with each delivery of financial statements of the Borrower Agent and its subsidiaries pursuant to Section 5.01(b) and 5.01(c), (i) a duly executed and completed Compliance Certificate (A) certifying that no Default or Event of Default has occurred and is continuing (or if one is, describing in reasonable detail such Default or Event of Default and the steps being taken to cure, remedy or waive the same), (B) in the case of financial statements delivered pursuant to Section 5.01(c), setting forth reasonably detailed calculations of Excess Cash Flow for each Fiscal Year beginning with the financial statements for the Fiscal Year ending on or about December 31, 2015, and (C) in the case of financial statements delivered pursuant to Sections 5.01(b) and 5.01(c), setting forth (i) pro forma financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (ii) a list of each subsidiary of the Borrower Agent that identifies each subsidiary as a Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list;

(e) [Reserved];

(f) Notice of Default. Promptly upon any Responsible Officer of Holdings or either Borrower obtaining knowledge (i) of any Default or Event of Default or that notice has been given to either Borrower with respect thereto or (ii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a detailed notice specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Default or Event of Default, event or condition, and what action the Borrowers have taken, are taking and propose to take with respect thereto;

(g) Notice of Litigation. Promptly upon any Responsible Officer of either Borrower obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Loan Parties to the Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clauses (i) or (ii), could reasonably be expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders and their counsel to evaluate such matters;

(h) ERISA. Promptly upon any Responsible Officer of either Borrower becoming aware of the occurrence of any ERISA Event, a written notice specifying the nature thereof;

(i) Financial Plan. As soon as practicable and in any event no later than 90 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for each Fiscal Quarter of such Fiscal Year (a “Financial Plan”), including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Borrower Agent and its subsidiaries for each such Fiscal Year, prepared in reasonable detail setting forth, with appropriate discussion, the principal assumptions on which such financial plan is based; provided that any Financial Plan to be provided hereunder shall include a breakdown between wholesale and retail operations and in reasonable detail;

(j) [Reserved.]

(k) [Reserved.]

(l) [Reserved.]

(m) Information Regarding Collateral. The Borrower Agent will furnish to the Administrative Agent written notice within 45 days (or such later date as agreed by the Administrative Agent in its sole discretion) of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s identity or corporate structure, (iii) in any Loan Party’s jurisdiction of organization or (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number;

(n) Annual Collateral Verification. Together with the delivery of each Compliance Certificate delivered in conjunction with financial statements delivered pursuant to Section 5.01(c), the Borrower Agent shall deliver to the Administrative Agent a Perfection Certificate Supplement, either confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate or most recent report delivered pursuant to this Section and/or identifying such changes;

(o) Other Information. (i) Promptly upon their becoming available, copies of (A) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower Agent or any Parent Company to its security holders acting in such capacity or by any Subsidiary of the Borrower Agent to its security holders other than the Borrower Agent or another Subsidiary of the Borrower Agent, (B) all regular and periodic reports and all registration statements (other than on Form S-8 or similar form) and prospectuses, if any, filed by the Borrower Agent or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority, (C) all press releases and other statements made available generally by the Borrower Agent or any of its Subsidiaries to the public concerning material developments in the business of the Borrower Agent or any of its Subsidiaries, and (ii) such other information and data with respect to the Borrower Agent or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or any Lender;

(p) [Reserved.]

(q) [Reserved.]

(r) [Reserved.]

(s) Such other certificates, reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time in connection with either Borrower’s or its Subsidiaries’ financial condition or business.

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower

Agent (x) posts such documents, (y) provides a link thereto on the Borrower Agent’s website on the Internet at the website address listed on Schedule 9.01 or (z) with respect to the items required to be delivered pursuant to Section 5.01(o) above in respect of information filed with any securities exchange or the SEC or any governmental or private regulatory authority (other than Form 10-K and 10-Q reports satisfying the requirements in Section 5.01(b) and (c), as applicable), makes such items available on the website of such exchange authority or the SEC or other applicable governmental or private regulatory authority; (ii) on which such documents are posted on the Borrower Agent’s behalf on IntraLinks/SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (iii) the date on which executed certificates or other documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); provided that, other than with respect to items required to be delivered pursuant to Section 5.01(o) above, the Borrower Agent shall promptly notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

Notwithstanding the foregoing, the obligations in clauses (b) and (c) of this Section 5.01 may be satisfied with respect to financial information of the Borrower Agent and its subsidiaries by furnishing (A) the applicable financial statements of any Parent Company or (B) the Form 10-K or 10-Q, as applicable, of the Borrower Agent or any Parent Company, as applicable, filed with the SEC; provided that, with respect to each of subclauses (A) and (B) of this paragraph, (i) to the extent such information relates to a direct or indirect parent of the Borrower Agent, such information is accompanied by unaudited consolidating or other information that explains in reasonable detail the differences between the information relating to such direct or indirect parent, on the one hand, and the information relating to the Borrower Agent and its subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 5.01(c), such materials are, to the extent applicable, accompanied by a report and opinion of Ernst & Young LLP or other independent certified public accountants meeting the requirements of such Section.

Section 5.02. Existence. Except as otherwise permitted under Section 6.08, each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business except to the extent (other than with respect to the preservation of existence of the Borrowers) failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that no Borrower or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders.

Section 5.03. Payment of Taxes. Each Borrower will, and will cause each of its Subsidiaries to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon; provided that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserves or other appropriate provisions, as shall be required in conformity with GAAP, shall have been made therefor, and (ii) in the case of a Tax which has or may become a Lien against any of the Collateral, such contest proceedings operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim or (b) failure to pay or discharge the same could not reasonably be expected to result in a Material Adverse Effect.

Section 5.04. Maintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Borrowers and their respective Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties could not reasonably be expected to have a Material Adverse Effect.

Section 5.05. Insurance. The Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrowers and their respective Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, the Borrowers will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property, in each case in compliance with the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended from time to time, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name the Administrative Agent on behalf of the Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy (including any business interruption insurance policy), contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Administrative Agent that names the Administrative Agent, on behalf of the Lenders as the loss payee thereunder and provides for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or ten days’ prior written notice for any cancellation due to non-payment of premiums).

Section 5.06. Inspections. Each Borrower will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent (and, to the extent permitted under the second proviso below, the Lenders) to visit and inspect any of the properties of any such Borrower and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that such Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice, reasonable coordination in and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that, excluding such visits and inspections during the continuation of an Event of Default, (x) only the Administrative

Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06, (y) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (z) only one such time per calendar year shall be at the expense of Borrowers; provided, further, that when an Event of Default exists, the Administrative Agent (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice; provided that notwithstanding anything to the contrary herein, neither the Borrower Agent nor any Subsidiary shall be required to disclose, permit the inspection, examination or making of copies or abstracts of, or any discussion of, any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable law or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 5.07. Maintenance of Book and Records. Each Borrower will, and will cause its Subsidiaries to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects, in a manner to allow financial statements to be prepared in conformity with GAAP and which reflect all material financial transactions and matters involving the assets and business of each Borrower and its Subsidiaries, as the case may be.

Section 5.08. Compliance with Laws. Each Borrower will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws, OFAC, USA PATRIOT Act and United States Foreign Corrupt Practices Act of 1977, as amended), noncompliance with which could reasonably be expected to have a Material Adverse Effect.

Section 5.09. Environmental.

(a) Environmental Disclosure. The Borrower Agent will deliver to the Administrative Agent and the Lenders:

(i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Borrower Agent or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at either Borrower or with respect to any Environmental Claims, in each case, that might reasonably be expected to have a Material Adverse Effect;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported by either Borrower or any of its Subsidiaries to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws that could reasonably be expected to have a Material Adverse Effect, (B) any remedial action taken by Borrower Agent or any of its Subsidiaries or any other Persons of which the Borrower Agent or any of its Subsidiaries has knowledge in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (C) either Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that reasonably could be expected to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by the Borrower Agent or any of its Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (B) any Release required to be reported by the Borrower Agent or any of its Subsidiaries to any federal, state or local governmental or regulatory agency that reasonably could be expected to have a Material Adverse Effect, and (C) any request made to the Borrower Agent or any of its Subsidiaries for information from any governmental agency that suggests such agency is investigating whether the Borrower Agent or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity which is reasonably expected to have a Material Adverse Effect;

(iv) prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by the Borrower Agent or any of its Subsidiaries that could reasonably be expected to expose the Borrower Agent or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) any proposed action to be taken by the Borrower Agent or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject the Borrower Agent or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Law; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a).

(b) Hazardous Materials Activities, Etc. Each Loan Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Loan Party or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against such Loan Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case, where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10. Designation of Subsidiaries. The board of directors of the Borrower Agent may at any time designate any subsidiary of either Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to such designation, the Borrowers shall have a Total Leverage Ratio of no greater than 6.00 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01, (iii) the Subsidiary Borrower may not be designated as an Unrestricted Subsidiary, (iv) no subsidiary may be designated as an Unrestricted Subsidiary if it is a “Subsidiary” for the purpose of the ABL Credit Agreement, the Senior Notes or any other Indebtedness in excess of the Threshold Amount, (v) as of the date of the designation thereof, no Unrestricted Subsidiary shall own any Capital Stock in the Borrower Agent or its Subsidiaries or hold any Indebtedness of, or any Lien on any property of the Borrower Agent or its Subsidiaries, or (vi) the holder of any Indebtedness of any Unrestricted Subsidiary shall not have any recourse to the Borrower Agent or its Subsidiaries with respect to such Indebtedness. The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower Agent therein at the date of designation in an amount equal to the portion (proportionate to the Borrower Agent’s equity interest in such subsidiary) of the fair market value of the net assets of such Subsidiary (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.07); provided that upon a redesignation of such Unrestricted Subsidiary as a Subsidiary, the Borrower Agent shall be deemed to continue to have a permanent Investment in a Subsidiary in an amount (if positive) equal to (a) the Borrower Agent’s “Investment” in such Subsidiary at the time of such redesignation, less (b) the portion (proportionate to the Borrower Agent’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation. The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

Section 5.11. Use of Proceeds. The proceeds of the Term Loans are to be used solely to finance a portion of the Transactions (including the payment of Transaction Costs). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulations T, U or X.

Section 5.12. Additional Collateral; Further Assurances.

(a) Subject to applicable law, each Borrower and each other Loan Party shall cause each of its Domestic Subsidiaries (other than an Excluded Subsidiary) formed or acquired after the date of this Agreement to become a Loan Party on or prior to the later to occur of (i) 30 days following the date of such creation or acquisition and (ii) the earlier of the date of the required delivery of the next Compliance Certificate following such creation or acquisition and the date which is 45 days after the end of the most recently ended Fiscal Quarter (or such later date as may be acceptable to the Administrative Agent in its discretion), by executing a Joinder Agreement in substantially the form set forth as Exhibit D hereto (the “Joinder Agreement”). Upon execution and delivery thereof, each such Person (i) shall automatically become a Subsidiary Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will simultaneously therewith or as soon as practicable thereafter grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders and each other Secured Party, in each case to the extent required by the terms thereof, in any property (subject to the limitations with respect to Capital Stock set forth in paragraph (b) of this Section 5.12, the limitations with respect to real property set forth in paragraph (d) of this Section 5.12, and any other limitations set forth in the Pledge and Security Agreement) of such Loan Party which constitutes Collateral, on such terms as may be required pursuant to the terms of the Collateral Documents and in such priority as may be required pursuant to the terms of the Intercreditor Agreement.

(b) Each Borrower and each Subsidiary that is a Loan Party will cause all Capital Stock directly owned by them to be subject at all times to a First Priority perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents; provided that in no event will any Loan Party be required to pledge or perfect more than 65.0% of the equity interests as determined for U.S. federal income tax purposes of any Foreign Subsidiary, FSHCO Subsidiary or Disregarded Domestic Subsidiary of such Loan Party.

(c) Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary that is a Loan Party to, promptly execute and deliver, or cause to be promptly executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Article 4, as applicable), which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents (to the extent required herein or therein), all at the expense of the Loan Parties.

(d) Subject to the limitations set forth or referred to in this Section 5.12, if any Material Real Estate Assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Pledge and Security Agreement that become subject to the Lien in favor of the Administrative Agent upon acquisition thereof), the Borrower Agent will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, within 90 days of such request (or such longer period as may be acceptable to the Administrative Agent) the Borrower Agent will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause each Subsidiary that is a Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section and with respect to Material Real Estate Assets, Section 5.14, all at the expense of the Loan Parties.

(e) After any Domestic Subsidiary ceases to constitute an Excluded Subsidiary in accordance with the definition thereof, the Borrower Agent shall cause such Domestic Subsidiary to take all actions required by this Section 5.12 (within the time periods specified herein) as if such Domestic Subsidiary were then formed or acquired.

Notwithstanding anything to the contrary in this Section 5.12 or any other Collateral Document, (a) the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower Agent and the Administrative Agent, (b) no Lien in Real Estate Assets shall be required except in respect of Material Real Estate Assets (provided that in any jurisdiction in which a tax is required to be paid in respect of the Mortgage on real property located in such jurisdiction based on the entire amount of the Secured Obligations, the amount secured by such Mortgage shall be limited to the estimated fair market value of the property to be subject to the Mortgage determined in a manner reasonably acceptable to Administrative Agent and the Borrower Agent), (c) no actions shall be required to be taken in order to create or grant any security interest in any assets located outside of the United States and no foreign law security or pledge agreements shall be required and (d) Liens required to be granted or perfected pursuant to this Section 5.12 shall be subject to the Intercreditor Agreement and to exceptions and limitations consistent with those set forth in the Collateral Documents.

Section 5.13. Maintenance of Ratings. The Borrowers shall use commercially reasonable efforts to maintain public corporate credit and public corporate family ratings with respect to the Borrowers and a public rating of the Credit Facility from each of S&P and Moody’s; provided that in no event shall the Borrowers be required to maintain any specific rating with such agencies.

Section 5.14. Post-Closing Items. (a) The Loan Parties shall take all necessary actions to, within 90 days following the Closing Date or such longer period as the Administrative Agent may agree in its sole discretion, cause the Mortgages on each Mortgaged Property specified in Schedule 1.01(c) to be executed, delivered and recorded and in connection therewith deliver corresponding UCC fixture filings, flood hazard determination forms, title insurance policies (including any endorsements thereto), surveys, local counsel opinions and other documentation that the Administrative Agent shall reasonably require.

(b) The Loan Parties shall take all necessary actions to satisfy the items described on Schedule 5.14(b) within the applicable periods of time specified in such Schedule (or such longer periods as the Administrative Agent may agree in its sole discretion).

Section 5.15. Term Proceeds Account. If any Default or Event of Default shall have occurred and be continuing, each Loan Party shall (a) deposit the Net Proceeds from any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds of Term Loan First Lien Collateral required to be applied to mandatory prepayments pursuant to Section 2.11(b)(ii) or otherwise required to be so deposited pursuant to Section 6.08 or Section 6.10 into a Term Proceeds Account (unless and until such amounts have actually been applied to repay Term Loans and/or reinvested pursuant to, and in accordance with the requirements of, Section 2.11(b)(ii), or otherwise applied for a purpose not prohibited by this Agreement, as applicable) and (b) deliver prior (or substantially concurrent) written notice to the ABL Agent (with a copy to the Administrative Agent) of (i) any event described in preceding clause (a) giving rise to a receipt of such amounts and (ii) the deposit of such amounts in a Term Proceeds Account which constitutes a “Term Proceeds Account” for purposes of the Intercreditor Agreement and stating that such amounts are Term Loan First Lien Collateral subject to turnover to the Administrative Agent.

ARTICLE 6 NEGATIVE COVENANTS

Until the Termination Date has occurred, each of Holdings (solely with respect to Section 6.16) and the other Loan Parties covenant and agree, jointly and severally, with the Lenders that:

Section 6.01. Indebtedness. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a) the Secured Obligations (including, without limitation, Incremental Loans, Refinancing Loans, Extended Term Loans, Extended Revolving Loans, Replacement Term Loans and Loans incurred pursuant to a Replacement Revolving Facility);

(b) Indebtedness of either Borrower to any Subsidiary and of any Subsidiary to either Borrower or any other Subsidiary; provided that in the case of any Indebtedness of a Subsidiary that is not a Loan Party owing to a Loan Party, such Indebtedness shall (x) be permitted as an Investment by Section 6.07 or (y) be of the type described in clause (ii) of the parenthetical under clause (c) of the definition of “Investment”; provided, further, that all such Indebtedness shall be evidenced by an Intercompany Note (pursuant to which all such Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party on the terms set forth therein) and shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement;

(c) the Senior Notes;

(d) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (including contingent earnout obligations) incurred in connection with asset sales or other sales or Permitted Acquisitions or other purchases of assets, or Indebtedness arising from guaranties, letters of credit, surety bonds or performance bonds securing the performance of any such Borrower or any such Subsidiary pursuant to such agreements;

(e) Indebtedness which may be deemed to exist pursuant to any performance and completion guaranties or customs, stay, performance, bid, surety, statutory, appeal or other similar obligations incurred in the ordinary course of business or in respect of any letters of credit related thereto;

(f) Indebtedness in respect of Banking Services Obligations and other netting services, overdraft protections, automated clearing-house arrangements, employee credit card programs and similar arrangements and otherwise in connection with Cash management and Deposit Accounts;

(g) (x) guaranties of the obligations of suppliers, customers, franchisees and licensees in the ordinary course of business and consistent with past practice as in effect on the Closing Date and (y) Indebtedness incurred in the ordinary course of business in respect of obligations of either Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(h) Guarantees by either Borrower or any Subsidiary of Indebtedness or other obligations of either Borrower or any Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or obligations not prohibited by this Agreement; provided that (A) in the case of any Guarantees by a Loan Party of the obligations of a non-Loan Party, the related Investment is permitted under Section 6.07, (B) no Guarantee by any Subsidiary of any Indebtedness permitted under Sections 6.01(c), (w), (y) and (aa) shall be permitted unless the guaranteeing party shall have also provided a Guarantee of the Guaranteed Obligations on the terms set forth herein, (C) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Obligations on terms at least as favorable (as reasonably determined by the Borrower Agent) to the Lenders as those contained in the subordination of such Indebtedness and (D) any Guarantee by a Subsidiary that is not a Loan Party of any Indebtedness permitted under Sections 6.01(r) and (v) shall only be permitted if such Guarantee meets the requirements of such Sections;

(i) Indebtedness existing on the Closing Date and described in Schedule 6.01(i); provided that in the case of Indebtedness of either Borrower to any Subsidiary and of any Subsidiary to either Borrower or any other Subsidiary, subject to Section 5.14, all such Indebtedness shall be evidenced by an Intercompany Note (pursuant to which all such Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party on the terms set forth therein) and shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement;

(j) Indebtedness of Subsidiaries that are not Loan Parties; provided that the aggregate outstanding principal amount of such Indebtedness at any time outstanding shall not exceed the greater of $100,000,000 and 3.00% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements most recently have been delivered pursuant to Section 5.01;

(k) [reserved];

(l) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(m) Indebtedness with respect to Capital Leases and purchase money Indebtedness incurred prior to or within 270 days of the acquisition or lease or completion of construction, repair of, improvement to or installation of the assets acquired in connection with the incurrence of such Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of $65,000,000 and 2.00% of Consolidated Total Assets as of the last day of the last Test Period for which financial statements most recently have been delivered pursuant to Section 5.01;

(n) Indebtedness of a Person that becomes a Subsidiary or Indebtedness assumed in connection with an acquisition permitted hereunder after the Closing Date; provided that (i) such Indebtedness existed at the time such Person became a Subsidiary or the assets subject to such Indebtedness were acquired and was not created in anticipation thereof, (ii) no Event of Default then exists or would result therefrom and (iii) the Total Leverage Ratio would not exceed 6.00:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01;

(o) Indebtedness consisting of unsecured subordinated promissory notes in form and in substance reasonably acceptable to the Administrative Agent, issued by either Borrower to any stockholders of any Parent Company or any current or former directors, officers, employees, members of management or consultants of any Parent Company, either Borrower or any Subsidiary (or their Immediate Family Members) and not guaranteed by any Subsidiary of Holdings, to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.05(a);

(p) the Borrowers and their Subsidiaries may become and remain liable for any Indebtedness replacing, refunding or refinancing any Indebtedness permitted under clauses (c), (i), (n), (q), (r), (v), (y) and (aa) of this Section 6.01 and any subsequent Refinancing Indebtedness in respect thereof (in any case, “Refinancing Indebtedness”); provided that (i) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except (A) by an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) reasonably incurred in connection with such refinancing or replacement, (B) by an amount equal to any existing commitments unutilized thereunder and (C) by additional amounts permitted to be incurred pursuant to this Section 6.01 (so long as such additional Indebtedness meets the other applicable requirements of this definition and, if secured, Section 6.02), (ii) other than in the case of Refinancing Indebtedness with respect to clause (i), such Indebtedness has a final maturity on or later than (and, in the case of revolving Indebtedness, shall not require mandatory commitment reductions, if any, prior to) the final maturity of the Indebtedness being refinanced, refunded or replaced and, other than with respect to revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced, (iii) the terms of such Indebtedness (excluding pricing, fees, premiums, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms) and, with respect to clauses (q), (v), (y) or (aa) (in each case, if applicable), security), are not, taken as a whole (as reasonably determined by the Borrower Agent), more favorable to the lenders providing such indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than any covenants or any other provisions applicable only to periods after the Latest Maturity Date as of such date (or, solely in the case of clauses (c), (n), (q), (v), (y) or (aa), any covenants or provisions which are on then current market terms for such type of Indebtedness (as reasonably determined by the Borrower Agent))), (iv) such Indebtedness is secured only by Permitted Liens of the same or lower priority as the Liens securing the Indebtedness being refinanced, refunded or replaced at the time of such refinancing, refunding or replacement (it being understood, however, that such Indebtedness may go from being secured to being unsecured), (v) such Indebtedness is incurred by either Borrower or its Subsidiary that is the obligor on the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01 and Section 6.07, (vi) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness were originally contractually subordinated to the Collateral), such Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness shall be subordinated to the Collateral) on terms not less favorable to the Lenders than those applicable to the Indebtedness (or Liens, as applicable) being refinanced, refunded or replaced, taken as a whole, (vii) Indebtedness of either Borrower or any Subsidiary shall not refinance Indebtedness of an Unrestricted Subsidiary, (viii) as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing and (ix) in the case of clauses (y) or (aa), if such Indebtedness being refinanced, refunded or replaced is Guaranteed, it shall not be Guaranteed by any Person other than Holdings and the Subsidiary Guarantors;

(q) Indebtedness incurred to finance acquisitions permitted hereunder after the Closing Date; provided that (i) no Event of Default then exists or would result therefrom, (ii) such Indebtedness shall not mature or require any payment of principal, in each case, prior to the date which is 91 days after the Maturity Date, (iii) the Total Leverage Ratio would not exceed 6.00:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 and (iv) if such Indebtedness is in the form of a term loan and is secured on a pari passu basis with the Term Loans, the requirements of Section 2.23(a)(iv) shall apply, mutatis mutandis;

(r) senior or subordinated unsecured Indebtedness of the Borrower Agent or any Subsidiary, so long as, after giving effect thereto, (A) no Default or Event of Default has occurred and is continuing at the time of the incurrence thereof and (B) the Total Leverage Ratio would not exceed 6.00:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01; provided that (x) any such Indebtedness shall not mature or require any scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, repayment or sinking fund obligation (other than AHYDO payments, customary offers to repurchase on a change of control, asset sale or casualty event and customary acceleration rights after an event of default), in each case, prior to the date that is 91 days after the Latest Maturity Date as of such date, (y) the terms of such Indebtedness (excluding pricing, fees, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms)), are not, taken as a whole (as reasonably determined by the Borrower Agent), materially more favorable to the lenders providing such Indebtedness than those applicable to the Senior Notes (other than any covenants or any other provisions applicable only to periods after the Maturity Date) and (z) with respect to Indebtedness incurred under this clause (r) (or Refinancing Indebtedness with respect thereto) by a non-Loan Party, the aggregate outstanding principal amount of such Indebtedness of Subsidiaries that are not Loan

Parties, when aggregated with the aggregate outstanding principal amount of all Indebtedness of non-Loan Parties under Section 6.01(v), shall not exceed the greater of $100,000,000 and 3.00% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01.

(s) Indebtedness under any Derivative Transaction entered into for the purpose of hedging risks associated with the Borrower Agent’s and its Subsidiaries’ operations and not for speculative purposes;

(t) contingent obligations in respect of corporate leases assigned, sold or otherwise transferred (i) as set forth on Schedule 6.01(t) or (ii) incurred or created after the date hereof in connection with the sale of retail stores; provided that in the case of clause (ii) above all such contingent obligations shall be unsecured and shall not permit a cross-default to this Agreement;

(u) Indebtedness at any time outstanding in an aggregate principal amount not to exceed the greater of $150,000,000 and 4.50% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements most recently have been delivered pursuant to Section 5.01;

(v) Indebtedness so long as (x) if such Indebtedness is secured on a pari passu basis with the Term Loans, the First Lien Leverage Ratio would not exceed 4.25 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 and (y) if such Indebtedness is unsecured or secured on a junior basis to the Term Loans, the Total Leverage Ratio would not exceed 6.00:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01; provided that (i) except in the case of any such Indebtedness secured by Permitted Liens, then such Indebtedness shall not mature or require any scheduled amortization or scheduled payments of principal and shall not be subject to mandatory redemption, repurchase, repayment or sinking fund obligation (other than AHYDO payments, customary offers to repurchase on a change of control, asset sale or casualty event and customary acceleration rights after an event of default), in each case, prior to the date which is 91 days after the Latest Maturity Date as of such date, (ii) the aggregate outstanding principal amount of such Indebtedness, together with any Refinancing Indebtedness with respect thereto, of Subsidiaries that are not Loan Parties shall not exceed, together with the aggregate outstanding principal amount of all Indebtedness of non-Loan Parties incurred pursuant to Section 6.01(r), the greater of $100,000,000 and 3.00% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at any time outstanding and (iii) any such Indebtedness that is in the form of a term loan and is secured on a pari passu basis with the Term Loans shall be subject to the requirements of Section 2.23(a)(iv), mutatis mutandis.

(w) Indebtedness incurred in respect of the ABL Facility in an aggregate principal amount that does not exceed $640,000,000 (as reduced by any permanent reduction of the commitments thereunder other than as a result of a permitted refinancing thereof) at any time outstanding; provided that such amount may be increased by the aggregate principal amount of any Commitment Increases (as defined in the ABL Credit Agreement) (or any equivalent term under the ABL Facility) so long as (A) the sum of the aggregate initial principal amount of any Commitment Increases does not exceed the amount permitted to be incurred under Section 2.23 of the ABL Credit Agreement as in effect on the date hereof and (B) with respect to any refinancing of the ABL Facility after the Closing Date, (i) such Indebtedness is secured only by Liens permitted under Section 6.02(t) and Section 6.02(u) and (ii) as of the date of the consummation of such refinancing and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing;

(x) Indebtedness incurred in connection with sale-leaseback transactions permitted pursuant to Section 6.10;

(y) secured or unsecured notes issued by the Borrower Agent or both Borrowers (on a joint and several basis) in lieu of Incremental Term Facilities (such notes, “Incremental Equivalent Debt”); provided that (i) the aggregate principal amount of all Incremental Equivalent Debt, together with the aggregate principal amount (or committed amount, if applicable) of all Incremental Loans and Incremental Commitments provided pursuant to Section 2.23 (other than those provided solely in reliance on Section 2.23(a)(y)) and any Refinancing Indebtedness with respect to any Incremental Equivalent Debt incurred in reliance on clause (x) of the Incremental Cap, shall not exceed the Incremental Cap (as in effect at the time of determination, including giving effect to any reclassification on or prior to such date of determination), (ii) the incurrence of such Indebtedness shall be subject to (A) clauses (v) and (vii) of the proviso to Section 2.23(a) and (B) the Administrative Agent having received a certificate of the Borrower Agent signed by an authorized officer of the Borrower Agent certifying as to the matters set forth in Section 2.23(d)(iii), (iii) if such notes are secured, (A) they shall be secured only by the Collateral and on a pari passu or junior basis with the Secured Obligations and (B) to the extent subordinated in right of payment or security, shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent, (iv) such Incremental Equivalent Debt shall not be guaranteed by any Person other than the Guarantors and (v) any mandatory prepayment of Incremental Equivalent Debt that is pari passu in right of payment and pari passu with respect to security shall be made on a pro rata basis with all then existing Term Loans (and all other then existing Incremental Term Loans, Refinancing Term Loans, Extended Term Loans and Replacement Term Loans requiring ratable prepayment), except that the Borrowers and the holders of such Incremental Equivalent Debt shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any prepayments on a less than pro rata basis (but not on a greater than pro rata basis);

(z) Indebtedness (including obligations in respect of letters of credit or bank guarantees or similar instruments with respect to such Indebtedness) incurred in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(aa) Refinancing Equivalent Debt;

(bb) Indebtedness representing (i) deferred compensation to directors, officers, employees, members of management and consultants of any Parent Company, the Borrowers or any Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any Investment permitted hereby;

(cc) Indebtedness in respect of any letter of credit issued in favor of any Issuing Bank or Swingline Lender to support any Defaulting Lender’s participation in Letters of Credit issued, or Swingline Loans made, under (and in each case as defined in) the ABL Credit Agreement;

(dd) [Reserved];

(ee) unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the ordinary course of business to the extent that such unfunded amounts would not otherwise cause an Event of Default under Section 7.01(j); and

(ff) without duplications of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness hereunder.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount) incurred in connection with such refinancing.

Section 6.02. Liens. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a) Liens granted pursuant to the Loan Documents to secure the Secured Obligations (including, without limitation, Liens granted to secure (i) Refinancing Term Loans or Loans incurred pursuant to any Refinancing Revolving Credit Commitments and (ii) Replacement Term Loans or Loans incurred pursuant to any Replacement Revolving Facility);

(b) Liens for Taxes which are (i) not then due or if due obligations with respect to such Taxes that are not at such time required to be paid pursuant to Section 5.03 or (ii) which are being contested in accordance with Section 5.03;

(c) statutory Liens of landlords, banks (and rights of set-off), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days, (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d) Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings and its Subsidiaries;

(e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower Agent and its Subsidiaries taken as a whole, or the use of the affected property for its intended purpose;

(f) any (i) interest or title of a lessor or sublessor under any lease of real estate permitted hereunder, (ii) landlord liens permitted by the terms of any lease, (iii) restrictions or encumbrances that the interest or title of such lessor or sublessor may be subject to or (iv) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g) Liens solely on any Cash earnest money deposits made by the Borrower Agent or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property or consignment or bailee arrangements entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) Liens in connection with any zoning, building or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any or dimensions of real property or the structure thereon;

(k) Liens securing Indebtedness permitted pursuant to Section 6.01(p) (solely with respect to the permitted refinancing of Indebtedness permitted pursuant to Sections 6.01(m), (n), (q), (v), (y) and (aa)); provided that (i) any such Lien does not extend to any asset not covered by the Lien securing the Indebtedness that is refinanced and (ii) if the Indebtedness being refinanced was subject to intercreditor arrangements, then any such refinancing Indebtedness shall be subject to intercreditor arrangements no less favorable, taken as a whole, than the intercreditor arrangements governing the Indebtedness that is refinanced or shall be otherwise reasonably acceptable to the Administrative Agent;

(l) Liens described in Schedule 6.02 and any modifications, replacements, refinancings, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof and accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) the replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens is permitted by Section 6.01;

(m) Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.10;

(n) Liens securing Indebtedness permitted pursuant to Sections 6.01(m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(o) (i) Liens securing Indebtedness permitted pursuant to Section 6.01(n) on assets acquired or on the Capital Stock of any Person (to the extent such Capital Stock would not otherwise constitute Collateral) and assets of the newly acquired Subsidiary; provided that such Lien (x) does not extend to or cover any other assets (other than the proceeds or products thereof and accessions or additions thereto and improvements thereon) and (y) was not created in contemplation of the applicable acquisition of assets or Capital Stock, and (ii) Liens on the Collateral securing Indebtedness incurred pursuant to Section 6.01(q); provided that (A) the Senior Secured Leverage Ratio would not exceed 4.25:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 and (B) such Indebtedness shall be either secured on a pari passu basis with the Secured Obligations and be subject to the Intercreditor Agreement or secured on a junior basis with respect to the Secured Obligations pursuant to an intercreditor arrangement reasonably satisfactory to the Administrative Agent;

(p) Liens that are contractual rights of setoff relating to (i) the establishment of depositary relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of either Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of either Borrower or any Subsidiary, (iii) relating to purchase orders and other agreements entered into with customers of either Borrower or any Subsidiary in the ordinary course of business, (iv) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business and (v) encumbering reasonable customary initial deposits and margin deposits;

(q) Liens on assets of Foreign Subsidiaries and other Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness of Subsidiaries that are not Loan Parties permitted pursuant to Section 6.01;

(r) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower Agent and its Subsidiaries;

(s) Liens disclosed in the title insurance policies delivered pursuant to Sections 5.12 and 5.14 with respect to any Mortgaged Property reasonably acceptable to the Administrative Agent;

(t) Liens on the Collateral securing the Indebtedness incurred pursuant to Sections 6.01(w), (v) and (y) and subject to the Intercreditor Agreement or another intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;

(u) Liens on assets securing Indebtedness in an aggregate principal amount not to exceed the greater of $65,000,000 and 2.00% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at any time outstanding;

(v) Liens on assets securing judgments for the payment of money not constituting an Event of Default under Section 7.01(h);

(w) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of Holdings and its Subsidiaries (other than an Immaterial Subsidiary) or (ii) secure any Indebtedness;

(x) Liens on the Collateral securing obligations in respect of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt and any Refinancing Indebtedness with respect to any of the foregoing; provided that any such Liens shall be subject to intercreditor arrangements in form and substance reasonably satisfactory to the Administrative Agent;

(y) Liens securing obligations in respect of letters of credit permitted under Sections 6.01(e), (z) and (cc);

(z) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business and permitted by this Agreement;

(aa) [Reserved];

(bb) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(cc) if no letters of credit are available under the ABL Facility, and solely with the consent of the Administrative Agent (not to be unreasonably withheld), Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods; and

(dd) Liens securing obligations in respect of any Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(a), (c), (h) (to the extent relating to Indebtedness permitted under any provision of Section 6.01 otherwise excluded from this clause (dd)), (i), (j), (m), (n), (o), (p) (to the extent relating to Indebtedness permitted under any provision of Section 6.01 otherwise excluded from this clause (dd)), (q), (r), (w), (x), (y) or (aa)); provided, that at the time of incurrence of such Indebtedness, the Senior Secured Leverage Ratio would not exceed 4.25 to 1.00 calculated on a Pro Forma Basis.

Section 6.03. [Reserved].

Section 6.04. No Further Negative Pledges. Neither the Borrowers, the Subsidiary Guarantors nor any of their Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except with respect to:

(a) specific property to be sold pursuant to an asset sale permitted by Section 6.08;

(b) restrictions contained in any agreement with respect to Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien, but only if such agreement applies solely to the specific asset or assets to which such Permitted Lien applies;

(c) restrictions contained in the Senior Notes Indenture and the documentation governing Indebtedness permitted by clauses (q), (r), (u), (v), (w), (y) and (aa) of Section 6.01;

(d) restrictions by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses or similar agreements, as the case may be);

(e) Permitted Liens and restrictions in the agreements relating thereto that limit the right of the Borrower Agent or any of its Subsidiaries to dispose of or transfer the assets subject to such Liens;

(f) provisions limiting the disposition or distribution of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(g) any encumbrance or restriction assumed in connection with an acquisition of property or new Subsidiaries, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

(h) restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(i) restrictions on Cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(j) restrictions set forth in documents which exist on the Closing Date and are listed on Schedule 6.04 hereto; and

(k) restrictions or encumbrances imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (j) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower Agent, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.05. Restricted Payments; Certain Payments of Indebtedness.

(a) The Borrower Agent shall not pay or make, directly or indirectly, any Restricted Payment, except that:

(i) the Borrower Agent may make Restricted Payments to the extent necessary to permit any Parent Company;

(A) to pay (x) general administrative costs and expenses (including corporate overhead, legal or similar expenses) and franchise fees and taxes and similar fees, taxes and expenses required to maintain the organizational existence of such Parent Company, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management or employees of any Parent Company, in each case, to the extent attributable to the ownership or operations of any of Holdings, the Borrowers and their Subsidiaries, and (y) without duplication of preceding clause (x), any Public Company Costs;

(B) for any taxable period in which the Borrower Agent and/or any of its Subsidiaries is a member of a consolidated, combined or similar income tax group of which a direct or indirect parent of the Borrowers is the common parent (a “Tax Group”), to discharge the consolidated tax liabilities of such Tax Group when and as due, to the extent such liabilities are attributable to the ownership or operations of the Borrower Agent and its Subsidiaries; provided that the amount paid by the Borrower Agent pursuant to this paragraph (B) shall not exceed the tax liabilities that would be due if the Borrower Agent and each Subsidiary were separate corporations filing income and similar tax returns on a consolidated or combined basis with the Borrower Agent as the common parent of such affiliated group (calculated at the highest combined applicable federal, state, local and foreign tax rate); provided further that the permitted payment pursuant to this paragraph (B) with respect to any taxes of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to the Borrower Agent and its Subsidiaries for the purposes of paying such consolidated, combined or similar taxes;

(C) to pay audit and other accounting and reporting expenses at such Parent Company to the extent relating to the ownership or operations of the Borrowers and their Subsidiaries;

(D) for the payment of insurance premiums to the extent relating to the ownership or operations of the Borrowers and their Subsidiaries;

(E) pay fees and expenses related to debt or equity offerings, investments or acquisitions permitted by this Agreement (whether or not consummated);

(F) to pay the consideration to finance any Investment permitted under Section 6.07 (provided that (x) such Restricted Payments under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such

Investment and (y) such Parent Company shall, promptly following the closing thereof, cause all such property acquired to be contributed to the Borrowers or one of their Subsidiaries, or the merger or amalgamation of the Person formed or acquired into the Borrowers or one of their Subsidiaries, in order to consummate such Investment in a manner that causes such Investment to comply with the applicable requirements of Section 6.07 as if undertaken as a direct Investment by such Borrower or such Subsidiary); and

(G) without duplication of clause (A)(y) above, to pay customary salary, bonus and other benefits payable to directors, officers, members of management or employees of any Parent Company to the extent such salary, bonuses and other benefits are directly attributable and reasonably allocated to the operations of the Borrowers and their Subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;

(ii) the Borrower Agent may pay (or make Restricted Payments to allow any Parent Company to pay) for the repurchase, redemption, retirement or other acquisition or retirement for value of Capital Stock of any Parent Company held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Borrowers or any Subsidiary;

(A) in exchange for notes issued pursuant to Section 6.01(o), so long as the aggregate amount of all cash payments made in respect of such notes, together with the aggregate amount of Restricted Payments made (x) pursuant to clause (D) of this clause (ii) below and (y) pursuant to Section 6.05(a)(iv), does not exceed $25,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;

(B) in exchange for Capital Stock of any Parent Company;

(C) in exchange for net proceeds of any key-man life insurance policies received during such fiscal year; or

(D) in exchange for Cash and Cash Equivalents in an amount not to exceed, together with (x) the aggregate amount of all cash payments made in respect of notes issued pursuant to Section 6.01(o) and (y) the aggregate amount of Restricted Payments made pursuant to Section 6.05(a)(iv), $25,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;

(iii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower Agent may make Restricted Payments in an amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower Agent elects to apply to this clause (iii)(A) and (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower Agent elects to apply to this clause (iii)(B);

(iv) the Borrower Agent may make Restricted Payments to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company in an amount not to exceed, together with (x) the aggregate amount of all cash payments made in respect of notes issued pursuant to Section 6.01(o) and (y) the aggregate amount of all Restricted Payments made pursuant to Section 6.05(a)(ii)(D), $25,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;

(v) the Borrower Agent may repurchase Capital Stock upon exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price of such options or warrants as part of a “cashless” exercise;

(vi) the Borrower Agent may make Restricted Payments the proceeds of which are applied on the Closing Date, solely to effect the consummation of the Transactions;

(vii) so long as no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) shall have occurred and be continuing, the Borrower Agent may (or may make Restricted Payments to any Parent Company to enable it to) make Restricted Payments with respect to any Capital Stock in an amount not to exceed the greater of (A) 6.00% per annum of the Net Proceeds received by or contributed to the Borrower Agent (being $6,255,000) in the initial public offering of shares of common stock of Party City Holdco Inc. on April 16, 2015 and (B) 6.00% of the then Market Capitalization;

(viii) the Borrower Agent may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Borrower Agent or any Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of subclauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower Agent or a Subsidiary) of, Capital Stock of the Borrower Agent or any Parent Company to the extent contributed as a common equity contribution to the capital of the Borrower Agent or any Subsidiary (in each case, other than Disqualified Capital Stock) (“Refunding Capital Stock”) and (ii) declare and pay dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower Agent or a Subsidiary) of the Refunding Capital Stock;

(ix) to the extent constituting a Restricted Payment, the Borrower Agent may consummate any transaction permitted by Sections 6.07 (other than Sections 6.07(j) and (t)), Section 6.08 (other than Section 6.08(g)) and Sections 6.11(h);

(x) the Borrower Agent may make Restricted Payments in an aggregate amount not to exceed the greater of $50,000,000 and 1.50% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at any time outstanding, so long as no Default or Event of Default shall have occurred and be continuing; and

(xi) the Borrowers and the Subsidiary Guarantors may make Restricted Payments so long as, after giving pro forma effect to the payment of each such

Restricted Payment, the Total Leverage Ratio shall not exceed 4.00 to 1.00; provided that no Event of Default shall have occurred and be continuing at the time of declaration of such Restricted Payment.

(b) The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any Subsidiary to, make, directly or indirectly, any payment or other distribution (whether in Cash, securities or other property) on or in respect of principal of or interest on any Junior Indebtedness, or any payment or other distribution (whether in Cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Indebtedness (collectively, “Restricted Debt Payments”), except:

(i) the defeasance, redemption, repurchase or other acquisition or retirement of Junior Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted by Section 6.01;

(ii) payments as part of an “applicable high yield discount obligation” catch-up payment, so long as no Event of Default shall have occurred and be continuing;

(iii) payments of regularly scheduled interest and fees, expenses and indemnification obligations as and when due in respect of any Indebtedness (other than payments with respect to Subordinated Indebtedness prohibited by the subordination provisions thereof);

(iv) payments with respect to intercompany Indebtedness permitted under Section 6.01, subject to the subordination provisions applicable thereto;

(v) payments in connection with the Existing Debt Refinancing;

(vi) (A) payments of any Junior Indebtedness in exchange for, or with proceeds of any substantially contemporaneous issuance of Qualified Capital Stock of any Parent Company or the Borrower Agent, and any substantially contemporaneous capital contribution in respect of Qualified Capital Stock of the Borrower Agent, (B) payments of Indebtedness by the conversion of all or any portion thereof into Qualified Capital Stock of any Parent Company or the Borrower Agent and (C) payments of interest in respect of Indebtedness in the form of payment-in-kind interest with respect to such Indebtedness permitted under Section 6.01;

(vii) so long as no Default under Sections 7.01(a), 7.01(f) or 7.01(g) and no Event of Default then exists or would result therefrom, additional Restricted Debt Payments in an aggregate amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower Agent elects to apply to this clause (vii)(A) and (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower Agent elects to apply to this clause (vii)(B); and

(viii) Restricted Debt Payments in an aggregate principal amount not to exceed the greater of $50,000,000 and 1.50% of Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at any time outstanding, so long as no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) shall have occurred and be continuing.

Section 6.06. Restrictions on Subsidiary Distributions. Except as provided herein or in any other Loan Document, in the Senior Notes Indenture, the ABL Credit Agreement or in agreements with respect to refinancings, renewals or replacements of such Indebtedness permitted by Section 6.01, so long as such refinancing, renewal or replacement does not expand the scope of such contractual obligation, the Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Borrowers to:

(a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by either Borrower or any other Subsidiary;

(b) repay or prepay any Indebtedness owed by such Subsidiary to either Borrower or any other Subsidiary;

(c) make loans or advances to either Borrower or any other Subsidiary of the Borrower Agent; or

(d) transfer any of its property or assets to either Borrower or any other Subsidiary other than restrictions:

(i) in any agreement evidencing (x) Indebtedness of a Subsidiary other than a Loan Party permitted by Section 6.01, (y) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if such encumbrances or restrictions apply only to the Person obligated under such Indebtedness and its Subsidiaries or the property or assets intended to secure such Indebtedness and (z) Indebtedness permitted pursuant to clauses (p) (as it relates to Indebtedness in respect of clauses (a), (q), (r), (u), (v), (y) and (aa) of Section 6.01), (q), (r), (u), (v), (y), and (aa) of Section 6.01;

(ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, subleases, licenses, sublicenses, joint venture agreements and similar agreements entered into in the ordinary course of business;

(iii) that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of any option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;

(iv) assumed in connection with an acquisition of property or new Subsidiaries, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

(v) in any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition;

(vi) in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(vii) imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(viii) on Cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(ix) set forth in documents which exist on the Closing Date and are listed on Schedule 6.06 hereto; and

(x) of the types referred to in clauses (a) through (d) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (ix) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower Agent, no more restrictive with respect to such restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.07. Investments. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to make or own any Investment in any Person except:

(a) Cash or Cash Equivalents;

(b) (i) equity Investments owned as of the Closing Date in any Subsidiary, (ii) Investments made after the Closing Date in Subsidiaries that are Loan Parties and (iii) equity Investments by a Loan Party in a non-Loan Party consisting of the Capital Stock of any Person which is not a Loan Party;

(c) Investments (i) constituting deposits, prepayments and other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business;

(d) Investments (i) by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party and (ii) by either Borrower or any Subsidiary Guarantor in any Subsidiary that is not a Loan Party so long as, in the case of this clause (ii), the aggregate amount of any such Investments outstanding at any time does not exceed the greater of $100,000,000 and 3.00% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01;

(e) (i) Permitted Acquisitions and (ii) Investments in any Subsidiary that is not a Loan Party in an amount required to permit such Subsidiary to consummate a Permitted Acquisition (so long as the consideration for such Permitted Acquisition shall be included for the purposes of calculating any amount available for Permitted Acquisitions pursuant to clause (d) of the proviso to the definition of “Permitted Acquisition” (without regard to the proviso contained in such clause (d)));

(f) Investments existing on, or contractually committed to as of, the Closing Date and described in Schedule 6.07 and any modification, replacement, renewal or extension thereof so long as any such modification, renewal or extension thereof does not increase the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.07;

(g) Investments received in lieu of Cash in connection with any asset sale permitted by Section 6.08;

(h) loans or advances to officers, directors, employees, consultants or independent contractors of any Parent Company, the Borrower Agent or its Subsidiaries to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of any Parent Company, in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

(i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j) Investments consisting of Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 6.05 (other than Section 6.05(a)(ix)), Restricted Debt Payments permitted by Section 6.05 and mergers, consolidations or asset sales or dispositions permitted by Section 6.08 (other than Section 6.08(a) (if made in reliance on sub-clause (ii)(y)), Section 6.08(b) (if made in reliance on clause (ii)) and Section 6.08(c)(i) (if made in reliance on the proviso therein) and Section 6.08(g));

(k) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(l) Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other financially troubled account debtors arising in the ordinary course of business and/or (iii) upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances of payroll payments or other compensation to employees, officers, directors, consultants or independent contractors of any Parent Company (to the extent attributable to the ownership or operation of the Borrower Agent and its Subsidiaries), the Borrower Agent or any Subsidiary in the ordinary course of business;

(n) Investments to the extent that payment for such Investments is made solely with Capital Stock (other than Disqualified Capital Stock) of Holdings or any Parent Company, in each case to the extent not resulting in a Change of Control;

(o) Investments of any Person acquired by, or merged into or consolidated or amalgamated with, either Borrower or any Subsidiary pursuant to an Investment otherwise permitted by this Section 6.07 after the Closing Date to the extent that such Investments of such Person were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation and any modification, replacement, renewal or extension thereof so long as any such modification, renewal or extension thereof does not increase the amount of such Investment except as otherwise permitted by this Section 6.07 (it being understood that the “grandfathering” of Investments pursuant to this clause (o) is not intended to limit the application of clause (d) of the definition of “Permitted Acquisition” to existing Investments in non-Loan Parties acquired pursuant to a Permitted Acquisition);

(p) the Transactions;

(q) Investments made after the date hereof by the Borrower Agent and its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of $115,000,000 and 3.50% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01;

(r) so long as no Default under Sections 7.01(a), 7.01(f) or 7.01(g) and no Event of Default then exists or would result therefrom, Investments made after the date hereof by the Borrower Agent and its Subsidiaries in an aggregate amount not to exceed (i) the portion, if any, of the Available Amount on such date that the Borrower Agent elects to apply to this clause (r)(i) and (ii) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower Agent elects to apply to this clause (r)(ii);

(s) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness, in each case in the ordinary course of business;

(t) Investments in Holdings in amounts and for purposes for which Restricted Payments to Holdings are permitted under Section 6.05(a); provided that any such Investments made as provided above in lieu of such Restricted Payments shall reduce availability under any applicable Restricted Payment basket under Section 6.05(a);

(u) Investments made by any Subsidiary that is not a Loan Party to the extent such Investments are made with the proceeds received by such Subsidiary from an Investment made by a Loan Party in such Subsidiary pursuant to this Section 6.07 (other than Investments pursuant to clause (ii) of Section 6.07(e));

(v) Investments under any Derivative Transactions permitted to be entered into under Section 6.01; and

(w) loans or advances in favor of franchisees of the Borrowers and their respective Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding.

Section 6.08. Fundamental Changes; Disposition of Assets. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sublease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except:

(a) any Subsidiary may be merged or consolidated or amalgamated with or into either Borrower or any other Subsidiary; provided that (i) in the case of such a merger, amalgamation or consolidation with or into either Borrower, such Borrower shall be the continuing or surviving Person (or, in the case of any such transaction involving both Borrowers, the Borrower Agent shall be the continuing or surviving Person) and (ii) in the case of such a merger, amalgamation or consolidation with or into any Subsidiary Guarantor, either (x) such Subsidiary Guarantor shall be the continuing or surviving Person or (y) such transaction shall be treated as an Investment and shall comply Section 6.07;

(b) sales or other dispositions among the Borrowers and their Subsidiaries (upon voluntary liquidation or otherwise); provided that any such sales or dispositions by a Loan Party to a Person that is not a Loan Party shall be (i) for fair market value (as reasonably determined by such Person) and at least 75.0% of the consideration for such sale or disposition consists of Cash or Cash Equivalents payable at the time of consummation of such sale or other disposition or (ii) treated as an Investment and otherwise made in compliance with Section 6.07;

(c) (i) the liquidation or dissolution of any Subsidiary (so long as, in the case of the liquidation or dissolution of the Subsidiary Borrower, the Borrower Agent receives any assets of such entity) or change in form of entity of any Subsidiary if the Borrower Agent determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrowers, is not materially disadvantageous to the Lenders and the Borrowers or any Subsidiary receives any assets of such dissolved or liquidated Subsidiary; provided that in the case of a dissolution or liquidation of a Loan Party that results in a distribution of assets to a Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.07 (other than Section 6.07(j)) and (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect a sale or disposition otherwise permitted under this Section 6.08 (other than clause (a), clause (b) or this clause (c)); provided, further, in the case of a change in the form of entity of any Subsidiary that is a Loan Party, the security interests in the Collateral shall remain in full force and effect and perfected to the same extent as prior to such change;

(d) (x) sales or leases of inventory or equipment in the ordinary course of business (including on an intercompany basis) and (y) the leasing or subleasing of real property in the ordinary course of business;

(e) (x) disposals of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Borrower Agent, is no longer useful in its business and (y) any assets acquired in connection with the acquisition of another Person or a division or line of business of such Person which the Borrower Agent reasonably determines are surplus assets;

(f) sales of Cash Equivalents for the fair market value thereof;

(g) dispositions, mergers, amalgamations, consolidations or conveyances that constitute Investments permitted pursuant to Section 6.07 (other than Section 6.07(j)), Permitted Liens, Restricted Payments permitted by Section 6.05(a) (other than Section 6.05(a)(ix)) and sale-leaseback transactions permitted by Section 6.10;

(h) sales or other dispositions of any assets of the Borrowers or any Subsidiary for fair market value; provided that with respect to sales or dispositions (other than any Store Exchange) in an aggregate amount in excess of the greater of $25,000,000 and 0.75% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01, at least 75.0% of the consideration for such sale or disposition shall consist of Cash or Cash Equivalents (provided that for purposes of the 75.0% Cash consideration requirement (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower Agent or a Subsidiary) of either Borrower or any Subsidiary (as shown on such person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets and for which the Borrower Agent and its Subsidiaries shall have been validly released by all creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such sale or disposition, (y) any Securities received by such Subsidiary from such transferee that are converted by such Subsidiary into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable sale or disposition and (z) any Designated Non-Cash Consideration received in respect of such sale or disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of $40,000,000, in each case, shall be deemed to be Cash); provided further that (i) immediately prior to and after giving effect to such sale or disposition, no Event of Default shall have occurred that is continuing on the date on which the agreement governing such sale or disposition is executed and (ii) the Net Proceeds of such sale or disposition (including any “cash boot” arising in connection with a Store Exchange) shall be applied and/or reinvested as (and to the extent) required by Section 2.11(b)(ii) (with any Net Proceeds of Term Loan First Lien Collateral to be held in a Term Proceeds Account pending application for such purpose if any Default then exists);

(i) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(j) dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(k) sales, discounting or forgiveness of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(l) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which (i) do not materially interfere with the business of the Borrowers and their Subsidiaries or (ii) relate to closed stores;

(m) (i) termination of leases in the ordinary course of business, (ii) the expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(n) transfers of property subject to casualty, eminent domain or condemnation proceedings (including in lieu thereof);

(o) licenses for the conduct of licensed departments within the Loan Parties’ stores in the ordinary course of business;

(p) as long as no Event of Default then exists or would arise therefrom, bulk sales or other dispositions of the Loan Parties’ Inventory outside of the ordinary course of business in connection with store closings that are conducted on an arm’s-length basis; provided that such store closures and related Inventory dispositions shall not exceed, in any Fiscal Year, 20.0% of the number of the Loan Parties’ stores as of the beginning of such Fiscal Year (net of store relocations (x) occurring substantially contemporaneously with, but in no event later than ten Business Days after, the related store closure date and (y) wherein a binding lease has been entered into for a new store opening prior to the related store closure date);

(q) sales of non-core assets acquired in connection with a Permitted Acquisition and sales of Real Estate Assets acquired in a Permitted Acquisition which, within 30 days of the date of the acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of a store; provided that (i) the Net Proceeds received in connection with any such sales (except to the extent constituting ABL Facility First Lien Collateral required to be applied to repay outstandings under the ABL Facility) shall be applied and/or reinvested as (and to the extent required) by Section 2.11(b)(ii) (with any Net Proceeds of Term

Loan First Lien Collateral to be held in a Term Proceeds Account pending application for such purpose if any Default then exists) and (ii) no Event of Default shall have occurred and be continuing;

(r) exchanges or swaps, including, without limitation, transactions covered by Section 1031 of the Code, of Real Estate Assets so long as the exchange or swap is made for fair value and on an arm’s length basis for other Real Estate Assets; provided that (i) upon the consummation of such exchange or swap, in the case of any Loan Party, the Administrative Agent has a perfected Lien having the same priority as any Lien held on the Real Estate Assets so exchanged or swapped and (ii) any Net Proceeds received as “cash boot” in connection with any such transaction shall be applied and/or reinvested as (and to the extent required) by Section 2.11(b)(ii) (with any Net Proceeds of Term Loan First Lien Collateral under this clause (ii) to be held in a Term Proceeds Account pending application for such purpose if any Default then exists);

(s) sales and dispositions for fair market value in an aggregate amount since the Closing Date of up to the greater of $30,000,000 and 1.00% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01; provided that any Net Proceeds of a sale or disposition of Term Loan First Lien Collateral pursuant to this clause (s) shall be held in a Term Proceeds Account pending application by the Borrower Agent and/or any of its Subsidiaries for a purpose not prohibited by this Agreement if any Default or Event of Default then exists;

(t) (i) licensing and cross-licensing arrangements involving any technology or other intellectual property of either Borrower or any Subsidiary in the ordinary course of business and (ii) dispositions of property in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Borrower Agent, are not material to the conduct of the business of the Borrowers and the Subsidiaries;

(u) terminations of Derivative Transactions;

(v) sales or dispositions of Capital Stock of Unrestricted Subsidiaries; and

(w) sales or dispositions of ABL Facility First Lien Collateral to the extent the Net Proceeds thereof are required to be applied to repay outstandings under the ABL Facility.

To the extent any Collateral is disposed of as expressly permitted by this Section 6.08 to any Person other than a Loan Party, such Collateral shall automatically be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 6.09. [Reserved].

Section 6.10. Sales and Lease-Backs. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Borrower or Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower Agent or any of its Subsidiaries) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by such Borrower or Subsidiary to any Person (other than the Borrower Agent or any of its Subsidiaries) in connection with such lease (such a transaction described herein, a “Sale and Lease-Back Transaction”); provided that a Sale and Lease-Back Transaction shall be permitted so long as such Sale and Lease-Back Transaction is either (A) permitted by Section 6.01(m) or (B)(1) made for cash consideration, (2) the Borrower Agent or its applicable Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease and (3) the aggregate fair market value of the assets sold subject to all Sale and Lease-Back Transactions under this clause (B) shall not exceed the greater of $35,000,000 and 1.00% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01; provided, further, that the Net Proceeds of a sale or disposition of Term Loan First Lien Collateral pursuant to this Section 6.10 shall be held in a Term Proceeds Account pending application by the Borrower Agent and/or any of its Subsidiaries for a purpose not prohibited by this Agreement if any Default or Event of Default then exists;

Section 6.11. Transactions with Affiliates. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of their Affiliates on terms that are less favorable to such Borrower or such Subsidiary, as the case may be, than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:

(a) to the extent permitted or not restricted by this Agreement, any transaction between or among either Borrower and/or one or more Subsidiaries;

(b) reasonable and customary fees, indemnities and reasonable out-of-pocket expenses paid to members of the board of directors (or similar governing body) of any Parent Company, the Borrowers and their Subsidiaries in the ordinary course of business and, in the case of payments to any Parent Company, to the extent attributable to the operations of the Borrower Agent and its Subsidiaries;

(c) (i) any employment, severance agreements or compensatory (including profit sharing) arrangements entered into by either Borrower or any of the Subsidiaries with their respective current or former officers, directors, members of management, employees, consultants or independent contractors in the ordinary course of business, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers employees or any employment contract or arrangement;

(d) (x) transactions permitted by Sections 6.01(d), (o) and (bb), 6.05 and 6.07(h), (m) and (t) and (y) issuances of Capital Stock and debt securities not restricted by this Agreement;

(e) the transactions in existence on the Closing Date and described on Schedule 6.11 and any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect;

(f) [reserved];

(g) the Transactions, including the payment of the Transaction Costs;

(h) customary compensation to Affiliates in connection with any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower Agent in good faith;

(i) Guarantees permitted by Section 6.01;

(j) loans and other transactions among the Borrowers, Holdings and any Subsidiaries to the extent permitted under this Article 6;

(k) the payment of customary fees, reasonable out of pocket costs to and indemnities provided on behalf of, directors, officers, employees, members of management, consultants and independent contractors of the Borrower Agent and its Subsidiaries in the ordinary course of business and, in the case of payments to any Parent Company, to the extent attributable to the operations of the Borrower Agent and its Subsidiaries;

(l) transactions with customers, clients, suppliers or joint ventures for the purchase or sale of goods and services entered into in the ordinary course of business, which are fair to the Borrower Agent and its Subsidiaries, in the reasonable determination of the board of directors of the Borrower Agent or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(m) the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement.

Section 6.12. Conduct of Business. From and after the Closing Date, the Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by either Borrower or Subsidiary on the Closing Date and similar, complementary, ancillary or related businesses and (b) such other lines of business as may be consented to by Required Lenders.

Section 6.13. Amendments or Waivers of Organizational Documents. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to amend or modify, in each case in a manner that is materially adverse to the Lenders, such Person’s Organizational Documents without obtaining the prior written consent of Required Lenders.

Section 6.14. Amendments of or Waivers with Respect to Certain Indebtedness and Other Documents. (a) The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, amend or otherwise change (i) the terms of any Junior Indebtedness (or the documentation governing the foregoing) or (ii) the subordination provisions of any Subordinated Indebtedness (and the component definitions as used therein), in each case, if the effect of such amendment or change, together with all other amendments or changes made, is materially adverse to the interests of the Lenders; provided that the foregoing limitation shall not otherwise prohibit Refinancing Indebtedness permitted under Section 6.01 in respect thereof.

(b) [Reserved].

Section 6.15. Fiscal Year. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, change its Fiscal Year-end to a date other than December 31 or the Saturday closest to December 31.

Section 6.16. Permitted Activities of Holdings. Holdings shall not (a) incur, directly or indirectly, any Indebtedness for borrowed money other than (i) the Indebtedness under the Loan Documents and the ABL Facility or otherwise in connection with the Transactions, (ii) Guarantees of Indebtedness of the Borrowers and their Subsidiaries permitted hereunder and (iii) Qualified Holding Company Debt; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents or, subject to the Intercreditor Agreement, the ABL Facility, in each case, to which it is a party or any other Lien created in connection with the Transactions, Permitted Liens on the Collateral that are secured on a pari passu or junior basis with the Secured Obligations, so long as such Permitted Liens secure Guarantees permitted under clause (a)(ii) above and the underlying Indebtedness subject to such Guarantee is permitted to be secured on the same basis pursuant to Section 6.02 or Liens of the type permitted under Section 6.02 (other than in respect of debt for borrowed money); (c) engage in any business activity or own any material assets other than (i) holding 100.0% of the Capital Stock of the Borrower Agent and, indirectly, any other subsidiary, (ii) performing its obligations under the Loan Documents and the ABL Facility and other Indebtedness, Liens (including the granting of Liens) and Guarantees permitted hereunder, (iii) issuing its own Capital Stock, (iv) filing tax reports and paying taxes in the ordinary course (and contesting any taxes); (v) preparing reports to Governmental Authorities and to its shareholders; (vi) holding director and shareholder meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure or to comply with applicable Requirements of Law; (vii) [reserved]; (viii) holding Cash and other assets received in connection with Restricted Payments or Investments made by the Borrowers and their Subsidiaries or contributions to, or proceeds from the issuance of, issuances of Capital Stock of Holdings, in each case, pending the application thereof in a manner not prohibited by this Agreement; (x) providing indemnification for its officers, directors or members of management; (xi) participating in tax, accounting and other administrative matters; (xii) the performance of its obligations under the other documents, agreements and Investments contemplated by the Transactions and (xiii) activities incidental to the foregoing; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; provided that, so long as no Default or Event of Default exists or would result therefrom, Holdings may merge with any other Person (other than the Borrower Agent and any of its Subsidiaries) so long as (i) Holdings shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger or consolidation is not Holdings, (A) the successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in a form reasonably satisfactory to the Administrative Agent; (B) such successor shall be an entity organized under the laws of the United States, any state thereof or the District of Columbia and (C) the Borrower Agent shall deliver a certificate of a Responsible Officer with respect to the satisfaction of the conditions under clauses (A) and (B) hereof; provided, further, that if the conditions set forth in the preceding proviso are satisfied, the successor Holdings will succeed to, and be substituted for, Holdings under this Agreement; or (e) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

ARTICLE 7 EVENTS OF DEFAULT

Section 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) Failure To Make Payments When Due. Failure by the Borrowers to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five Business Days after the date due; or

(b) Default in Other Agreements. (i) Failure of any Loan Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party with respect to any other term of (A) one or more items of Indebtedness with an aggregate principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness in an aggregate principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that, in the case of this subclause (ii), (x) a breach or default by any Loan Party with respect to the ABL Credit Agreement will not constitute an Event of Default for purposes of this sub-clause (ii) unless such breach or default has continued for 60 consecutive days or the agent and/or lenders thereunder have demanded repayment of, or otherwise accelerated, any of the Indebtedness or other obligations thereunder (or terminated commitments thereunder) and (y) notwithstanding clause (x) above, a breach or default by any Loan

Party under Section 6.18 of the ABL Credit Agreement will not constitute an Event of Default unless the agent and/or lenders thereunder have terminated the commitments thereunder and demanded repayment of, or otherwise accelerated, Indebtedness or other obligations thereunder in an aggregate amount in excess of the Threshold Amount; or

(c) Breach of Certain Covenants. Failure of the Borrowers or any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(f)(i), Section 5.02 (as it applies to the Borrowers) or Article 6; or

(d) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Loan Document or in any certificate or document required to be delivered in connection herewith or therewith shall be untrue in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Article 7, and such default shall not have been remedied or waived within 30 days after receipt by either Borrower (or the Borrower Agent on behalf of such Borrower) of written notice from the Administrative Agent of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrowers or any of their respective Subsidiaries other than its Immaterial Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Borrowers or any of their respective Subsidiaries other than its Immaterial Subsidiaries for all or a substantial part of its property; and any such event described in this clause (ii) shall continue for 60 consecutive days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (ii) the Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) shall make a general assignment for the benefit of creditors; or (iii) the Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) shall admit in writing its inability, to pay its debts as such debts become due; or

(h) Judgments and Attachments. Any one or more final money judgments, writs or warrants of attachment or similar process involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by self-insurance (if applicable) or by insurance as to which a third party insurance company has been notified and not denied coverage) shall be entered or filed against either Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 days; or

(i) [Reserved]; or

(j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events or (ii) there shall occur the imposition of a Lien or security interest under Section 430(k) of the Code or under ERISA, in either case of clauses (i) or (ii), which individually or in the aggregate results in liability of the Borrowers or any of their respective Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(k) Change of Control. A Change of Control shall occur; or

(l) Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof, (i) any guaranty set forth in Article 10 for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate in writing its obligations thereunder (other than as a result of the discharge of such Guarantor in accordance with the terms thereof), (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof or any other termination of such Collateral Document in accordance with the terms thereof) or shall be declared null and void, or the Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by and subject to such limitations and restrictions as are set forth by the relevant Collateral Document, except to the extent (x) any such loss of perfection or priority results from the failure of the Administrative Agent or any Secured Party to take any action within its control (unless such failure results from the breach or non-compliance by any Loan Party with the terms of the Loan Documents), (y) such loss is covered by a lender’s title insurance policy as to which the insurer has been notified of such loss and does not deny coverage and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (z) such loss of perfected security interest may be remedied by the filing of appropriate documentation without the loss of priority or (iii) any Loan Party shall contest the validity or enforceability of any material provision of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Loan Document to which it is a party;

then, and in every such event (other than an event with respect to the Borrowers described in clause (f) or (g) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Agent, take any of the following actions, at the same or different times: (i) terminate any commitments added under Sections 2.22, 2.23, 2.25, or 9.02(c), and thereupon such Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided that upon the occurrence of an event with respect to the Borrowers described in clause (f) or (g) of this Article, any such commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, in each case without further action of the Administrative Agent or any Lender. Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE 8 THE ADMINISTRATIVE AGENT

Each of the Lenders hereby irrevocably appoints DB (or any successor appointed pursuant hereto) as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable laws, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by either Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence, value or sufficiency of the Collateral, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) the properties, books or records of any Loan Party or any Affiliate thereof.

If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify the Administrative Agent and the other Lenders thereof in writing. Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Documents, or exercise any right that it might otherwise have under applicable law or otherwise to credit bid at foreclosure sales, UCC sales, any sale under Section 363 of the Bankruptcy Code or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of proofs of claim in a case under the Bankruptcy Code.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Borrowers, the Administrative Agent and each Secured Party agrees that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the other Loan Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition and (B) Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition.

No holder of Secured Hedging Obligations shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Guarantor under this Agreement.

Each of the Lenders hereby irrevocably authorizes (and by entering into a Hedge Agreement with respect to Secured Hedging Obligations, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders:

(a) consent to the sale or other disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any such sale or other transfer pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;

(b) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral, (in each case, either directly or through one or more acquisition vehicles) in connection with any sale or other disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof;

(c) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral, (in each case, either directly or through one or more acquisition vehicles) in connection with any sale or other disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC;

(d) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral, (in each case, either directly or through one or more acquisition vehicles) in connection with any sale, foreclosure or other disposition conducted in accordance with applicable law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise; and/or

(e) estimate the amount of any contingent or unliquidated Secured Obligations of such Lender or other Secured Party;

it being understood that no Lender shall be required to fund any amounts in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clauses (b), (c) or (d) without its prior written consent.

Each Lender and other Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase under clause (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) shall be entitled to be, and shall be, credit bid by the Administrative Agent on a ratable basis.

With respect to each contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount of any such claim for purposes of the credit bid or purchase so long as the fixing or liquidation of such claim would not unduly delay the ability of the Administrative Agent to credit bid the Secured Obligations or purchase the Collateral at such sale or other disposition. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid or purchase in accordance with the second preceding paragraph, then those of the contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.

Each Secured Party whose Secured Obligations are credit bid under clauses (b), (c) or (d) of the third preceding paragraph shall be entitled to receive interests in the Collateral or other asset or assets acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid, sale or other disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid, sale or other disposition.

In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount to the extent due to the Administrative Agent under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

The Administrative Agent may resign at any time by giving ten days written notice to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrowers (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a commercial bank with an office in the United States having combined capital and surplus in excess of $1,000,000,000 and a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1T(c); provided that during the existence and continuation of an Event of Default under Section 7.01(a) or, with respect to the Borrowers, Section 7.01(f) or (g), no consent of the Borrowers shall be required. If no successor shall have been so appointed as provided above and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if such Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly (and each Lender will cooperate with the Borrowers to enable the Borrowers to take such actions), until such time as the Required Lenders or the Borrowers, as applicable, appoint a successor Administrative Agent, as provided for above in this Article 8 and meeting the qualifications set forth above. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon either Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.

Anything herein to the contrary notwithstanding, the Arrangers, the joint bookrunners, the Syndication Agent, and the Co-Documentation Agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Each of the Lenders irrevocably authorize and instruct the Administrative Agent to, and the Administrative Agent shall,

(a) release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any sale or other transfer permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Loan Guaranty otherwise in accordance with the Loan Documents or (v) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;

(b) release any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Person ceases to be a Subsidiary (or becomes an Excluded Subsidiary, provided, however, that the release of any Subsidiary Guarantor from its obligations under this Agreement if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Subsidiary Guarantor becomes an Excluded Subsidiary of such type, (1) no Default or Event of Default shall have occurred and be outstanding, (2) after giving pro forma effect to such release and the consummation of the transaction or event that causes such Person to be an Excluded Subsidiary of such type, the Borrower is deemed to have made a new Investment in such Person (as if such Person were then newly acquired) and such Investment is permitted at such time and (3) a Responsible Officer of the Borrower

Agent certifies to the Administrative Agent compliance with preceding clauses (1) and (2)) as a result of a transaction permitted hereunder; provided, further, that no such release shall occur if such Subsidiary Guarantor continues to be a guarantor in respect of the Senior Notes, any Incremental Equivalent Debt, any Refinancing Equivalent Debt, the ABL Facility or any Refinancing Indebtedness in respect of any of the foregoing; and

(c) subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(m), Section 6.02(n), Section 6.02(o) and, solely to the extent such Liens do not secure any Indebtedness for borrowed money (other than Indebtedness under the ABL Facility, so long as such Indebtedness remains subject to the Intercreditor Agreement), Section 6.02(u).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Guarantor from its obligations under the Loan Guaranty pursuant to this Article 8 and Section 10.13 hereunder. In each case as specified in this Article 8, the Administrative Agent will (and each Lender hereby authorizes the Administrative Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Loan Guarantor from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article 8.

The Administrative Agent is authorized to enter into the Intercreditor Agreement and any other intercreditor and/or subordination agreement contemplated hereby with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens and which Indebtedness contemplates an intercreditor, subordination or collateral trust agreement (any such other intercreditor agreement, an “Additional Agreement”), and the parties hereto acknowledge that the Intercreditor Agreement and any Additional Agreement is binding upon them. Each Lender (a) hereby consents to the subordination of the Liens on the Collateral other than the Term Loan First Lien Collateral securing the Secured Obligations on the terms set forth in the Intercreditor Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement or any Additional Agreement and (c) hereby authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement or any Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrowers and such Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the Intercreditor Agreement or any Additional Agreement.

To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective Applicable Percentage for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

ARTICLE 9 MISCELLANEOUS

Section 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to any Loan Party, to the Borrower Agent at:

80 Grasslands Road

Elmsford, New York 10523

Attn: Michael A. Correale, Chief Financial Officer

Tel.: (914) 784-4050

Fax: (914) 345-2056

Email: mccorreale@amscan.com

with copy to:

80 Grasslands Road

Elmsford, New York 10523

Attn: Joseph Zepf, General Counsel and Secretary

Tel.: (914) 784-4188

Fax: (914) 345-3982

Email: jzepf@amscan.com

100 Federal Street

Boston, MA 02110

Attn: Joshua Nelson, Managing Director

Tel.: (617) 227-1050

Fax: (617) 227-3514

Email: jnelson@thl.com

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attn: Jay J. Kim

Tel.: (212) 497-3626

Fax: (646) 728-1667

Email: jay.kim@ropesgray.com

(ii) if to the Administrative Agent, at:

60 Wall Street

New York, New York 10005

Attn: Dusan Lazarov

Tel.: (212) 250-0211

Fax: (212) 797-5695

(iii) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Borrower Agent (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b) Subject to clauses (A) and (B) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any such amendment to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that:

(A) notwithstanding the foregoing, no such agreement shall, without the consent of each Lender directly and adversely affected thereby (but without the necessity of obtaining the consent of the Required Lenders),

(1) extend or increase the Commitment of any Lender;

(2) reduce or forgive the principal amount of any Loan or any amount due on any Loan Installment Date or postpone any Loan Installment Date or the date of any scheduled payment of interest or fees payable hereunder;

(3) extend the scheduled final maturity of any Loan (in each case, other than extension for administrative reasons agreed by the Administrative Agent);

(4) reduce the rate of interest (other than to waive any obligations of the Borrowers to pay interest at the default rate of interest under Section 2.13(c)) or the amount of any fees owed to such Lender;

(5) change any of the provisions of this Section or the definitions of “Required Lenders” to reduce any of the voting percentages required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the consent of each Lender;

(6) amend or modify the provisions of Section 2.18(a) (with respect to pro rata allocation among Lenders), 2.18(b) and 2.18(c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby (except in connection with transactions permitted under Sections 2.22, 2.23, 2.25, 9.02(c) or 9.05(g) or as otherwise provided in this Section 9.02); and

(B) notwithstanding the foregoing, no such agreement shall:

(1) release all or substantially all of the Collateral (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 10.13 hereof), without the prior written consent of each Lender; or

(2) release all or substantially all of the value of the Loan Guaranties (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 10.13 hereof), without the prior written consent of each Lender;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

(c) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower Agent and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Replaced Term Loans”) with replacement term loans (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with such Replacement Term Loans, (b) the all-in yield with respect to such Replacement Term Loans (or similar interest rate spread applicable to such Replacement Term Loans) shall not be higher than the all-in yield for such Replaced Term Loans (or similar interest rate spread applicable to such Replaced Term Loans) immediately prior to such refinancing unless the maturity of the Replacement Term Loans is at least one year later than the maturity of the Replaced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Replaced Term Loans at the time of such refinancing (except by virtue of amortization or prepayment of the Replaced Term Loans prior to the time of such incurrence) and (d) all other terms and conditions applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such

Replaced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date of the Term Loans in effect immediately prior to such refinancing. Each amendment to this Agreement providing for Replacement Term Loans may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower Agent to effect the provisions of this paragraph, and for the avoidance of doubt, this paragraph shall supersede any other provisions in this Section 9.02 to the contrary.

Notwithstanding anything to the contrary contained in this Section 9.02, (i) guarantees, collateral security agreements, pledge agreements and related documents (if any) executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and/or waived with the consent of the Administrative Agent at the request of the Borrowers (or the Borrower Agent on behalf of Borrowers) without the input or need to obtain the consent of any other Lenders if such amendment or waiver is delivered in order (x) to comply with local law or advice of local counsel, (y) to cure ambiguities, omissions or defects or (z) to cause such guarantees, collateral security agreements, pledge agreement or other document to be consistent with this Agreement and the other Loan Documents, (ii) the Borrowers and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders (including Additional Lenders) providing Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrowers and the Administrative Agent to effect the provisions of Sections 2.22, 2.23, 2.25 or 9.02(c) and (iii) if the Administrative Agent and the Borrowers have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision.

Section 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Arranger, the Administrative Agent and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such persons taken as a whole and, if necessary, of one counsel in any relevant material jurisdiction to such Persons, taken as a whole) in connection with the syndication and distribution (including, without limitation, via the Internet or through a service such as Intralinks) of the Credit Facility, the preparation, execution, delivery and administration of the Loan Documents and related documentation, including in connection with any amendments, modifications or waivers of the provisions of any Loan Documents (whether or not the transactions contemplated thereby shall be consummated, but only to the extent such amendments, modifications or waivers were requested by the Borrowers to be prepared) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers or the Lenders and each of their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such persons taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional outside counsel to all such persons taken as a whole, and, if necessary, of one local counsel in any relevant material jurisdiction to such persons, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional local counsel in such relevant material jurisdiction to all such persons taken as a whole) in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder. Expenses reimbursable by the Borrowers under this Section include, subject to any other applicable provision of any Loan Document, reasonable and documented out-of-pocket costs and expenses incurred in connection with: (A) lien and title searches and title insurance, (B) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens and (C) forwarding loan proceeds and costs and expenses of preserving and protecting the Collateral. Other than to the extent required to be paid on the Closing Date, all amounts due under this paragraph (a) shall be payable by the Borrowers within 30 days of receipt of an invoice relating thereto, setting forth such expenses in reasonable detail and together with backup documentation supporting such reimbursement requests.

(b) The Borrowers shall indemnify each Arranger, the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and expenses (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, solely in the case of a conflict of interest, one additional counsel to all affected Indemnitees, taken as a whole, and, if reasonably necessary, one local counsel in any relevant material jurisdiction to all Indemnitees, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional local counsel to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrowers, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are (i) determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or of any affiliate of such Indemnitee or, to the extent such judgment finds such Indemnitee in material breach of the Loan Documents or (ii) arise out of any claim, litigation, investigation or proceeding brought by such Indemnitee (or its Related Parties) against another Indemnitee (or its Related Parties) (other than any claim, litigation, investigation or proceeding brought by or against the Administrative Agent, acting in its capacity as the Administrative Agent or any Arranger, acting in its capacity as an Arranger) that does not involve any act or omission of the

Sponsors, Holdings, either Borrower or any of their Subsidiaries. Each Indemnitee shall be obligated to refund or return any and all amounts paid by either Borrower pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Borrowers within 30 days (x) after written demand thereof, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt of an invoice relating thereto, setting forth such expenses in reasonable detail and together with backup documentation supporting such reimbursement requests. This Section 9.03 shall not apply to Taxes other than Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim. Payments under this Section 9.03(b) shall be made by the Borrower to the Administrative Agent for the benefit of the relevant Indemnitee.

Section 9.04. Waiver of Claim. To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof, except, in the case of the Borrowers, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.

Section 9.05. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as provided under Section 6.08, the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by either Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the limitations set forth in paragraph (a) above and the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans or commitments added pursuant to Section 2.22, 2.23, 2.25 or 9.02(c) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed except in connection with a proposed assignment to any Disqualified Institution) of:

(A) the Borrower Agent; provided that the Borrower Agent shall have been deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within 15 Business Days after receiving written notice thereof; provided, further, that no consent of the Borrower Agent shall be required for an assignment to another Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 7.01(a) or Section 7.01(f) or (g) (with respect to the Borrowers only) has occurred and is continuing, any other Eligible Assignee; and

(B) the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment to another Lender, an Affiliate of a Lender, an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans or commitments of any Class, the principal amount of Loans or commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds (as defined below)) shall not be less than $1,000,000 unless each of the Borrower Agent and the Administrative Agent otherwise consent;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(D) the Eligible Assignee, if it shall not be a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) if applicable, any Internal Revenue Service forms required under Section 2.17.

The term “Related Funds” shall mean with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and subject to its obligations thereunder and under Section 9.13). If any such assignment by a Lender holding a Promissory Note hereunder occurs after the issuance of any Promissory Note hereunder to such Lender, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and thereupon the applicable Borrower shall issue and deliver a new Promissory Note, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

If any assignment or participation under this Section 9.05 is made to (1) any Affiliate of any Disqualified Institution (other than any bona fide debt fund that is not itself a Disqualified Institution) or (2) any Disqualified Institution without the Borrower Agent’s prior written consent (any such Person, a “Disqualified Person”), then the Borrower Agent may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay the outstanding amount of Loans, together with accrued and unpaid interest thereon, accrued and unpaid fees and all other amounts owing to such Disqualified Person, (B) in the case of any outstanding Term Loans, purchase such Term Loans by paying the lesser of (x) par and (y) the amount that such Disqualified Person paid to acquire such Term Loans, plus in the case of each of clauses (x) and (y), accrued and unpaid interest thereon, accrued and unpaid fees and all other amounts due and payable to it hereunder and/or (C) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) par and (y) the amount that such Disqualified Person paid to acquire such Term Loans, plus in the case of each of clauses (x) and (y), accrued and unpaid interest thereon, accrued and unpaid fees and all other amounts due and payable to it hereunder; provided that (I) in the case of clauses (A) and (B), the Borrower Agent shall be liable to the relevant Disqualified Person under Section 2.16 if any LIBO Rate Loan owing to such Disqualified Person is repaid or purchased other than on the last day of the Interest Period relating thereto and (II) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 9.05 (except that no registration and processing fee required under this Section 9.05 shall be required with any assignment pursuant to this paragraph). Nothing in this Section 9.05 shall be deemed to prejudice any right or remedy that Holdings or either Borrower may otherwise have at law or equity. Each Lender acknowledges and agrees that Holdings and its Subsidiaries will suffer irreparable harm if such Lender breaches any obligation under this Section 9.05 insofar as such obligation relates to any assignment or participation to any Disqualified Institution. Additionally, each Lender agrees that Holdings and/or either Borrower may seek to obtain specific performance or other equitable or injunctive relief to enforce this paragraph against any Disqualified Person and the immediately following paragraph of this Section 9.05 against any Disqualified Institution, in each case with respect to such breach without posting a bond or presenting evidence of irreparable harm.

Notwithstanding anything to the contrary contained in this Agreement, each Disqualified Institution (A) will not receive information provided solely to Lenders by either Borrower, the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II and (B) (x) for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, shall not have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action, and all Loans held by any Disqualified Institution shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders or all Lenders have taken any actions, except that no amendment, modification or waiver of any Loan Document shall, without the consent of the applicable Disqualified Institution, deprive any Disqualified Institution of its pro rata share of any payment to which all Lenders of the applicable Class of Loans are entitled and (y) hereby agrees that if a proceeding under any Debtor Relief Law shall be commenced by or against a Borrower or any other Loan Party, such Disqualified Institution will be deemed to vote in the same proportion as Lenders that are not Disqualified Institutions.

The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, to provide the Disqualified Institutions List to each Lender requesting the same (provided that such Lender agrees to maintain the confidentiality of the Disqualified Institutions List (which agreement may be by way of a “click through” or other affirmative action on the part of the recipient to access the Disqualified Institutions List and acknowledge its confidentiality obligations in respect thereof)).

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor the list or identities of, or enforce, compliance with the provisions hereof relating to Disqualified Institutions or Disqualified Person. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or Disqualified Person or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution or Disqualified Person.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligations in respect of such Loans. The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender and the owner of the amounts owing to it under the Loan Documents as reflected in the Register for all purposes of the Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and tax certifications required by Section 9.05(b)(ii)(D)(2) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, if applicable, and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its commitments, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Assumption, (B) except as set forth in (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or any Subsidiary or the performance or observance by the Borrowers or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (D) such assignee confirms that it has received a copy of this Agreement and the Intercreditor Agreement, together with copies of the most recent financial statements referred to in Section 3.04(a) or delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (E) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) (i) Any Lender may, without the consent of either Borrower, the Administrative Agent or any other Lender, sell participations to one or more banks or other entities (other than to any Disqualified Institution) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in (x) clause (A) to the first proviso to Section 9.02(b) that directly and adversely affects the Loans or commitments in which such Participant has an interest and (y) clause (B) to the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Agent’s prior written consent expressly acknowledging such Participant may receive a greater benefit. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower Agent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.

Each Lender that sells a participation shall, acting for this purpose as a non-fiduciary agent of the Borrowers, maintain at one of its offices a copy of a register for the recordation of the names and addresses of each Participant and their respective successors and assigns, and principal amount of and interest on the Loans (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender may treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower Agent, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof; and (iii) if an SPC elects to exercise such option and provides all or any part of such Loan, such SPC shall be recorded in the Register as the Lender with respect to the portion of a Loan made by such SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.13, 2.14 or 2.15 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof; provided that (i) in the case of the Borrowers, such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrowers hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Borrower Agent or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, which assignment shall be recorded in the Register, and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(f) [Reserved].

(g) Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans, which assignment shall be recorded in the Register, to an Affiliated Lender on a non-pro rata basis (A) through Dutch Auctions open to all applicable Lenders on a pro rata basis or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided that:

(i) any Term Loans acquired by Holdings, either Borrower or any of their respective Subsidiaries shall be retired and cancelled immediately upon the acquisition thereof;

(ii) any Term Loans acquired by any Non-Debt Fund Affiliate may (but shall not be required to) be contributed to Holdings, the Borrowers or any of their subsidiaries for purposes of cancellation of such Indebtedness (it being understood that such Term Loans shall be retired and cancelled immediately upon such contribution); provided that upon such cancellation of Indebtedness, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a) shall be reduced pro rata by the aggregate principal amount of Term Loans so contributed and cancelled;

(iii) in connection with any Dutch Auction by Holdings, either Borrower and/or any of their Subsidiaries, such Affiliated Lender shall either (x) represent and warrant to the assigning Lender, as of the date of any such purchase and assignment, that it is not in possession of material non-public information (“MNPI”) with respect to the Borrowers or any of their subsidiaries or their respective Securities that (A) has not been disclosed to the assigning Lender prior to such date and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to assign Term Loans to such Affiliated Lender (in each case, other than because such assigning Lender does not wish to receive MNPI with respect to the Borrowers or any of their subsidiaries or their respective securities) or (y) disclose to the assigning Lender of such Term Loans that it cannot make such representation and warranty, in which case, by such assigning Lender’s assignment of such Term Loans to such Affiliated Lender, such assigning Lender shall be deemed to acknowledge and agree that in connection with such assignment, (1) such Affiliated Lender or its Affiliates may have, and later may come into possession of, MNPI, (2) such assigning Lender has independently, without reliance on the applicable Affiliated Lender, the Sponsors, Holdings, either Borrower, any of their subsidiaries, the Administrative Agent, the Arrangers or any of their respective Affiliates, made its own analysis and determination to participate in such assignment notwithstanding such assigning Lender’s lack of knowledge of the MNPI, (3) none of the applicable Affiliated Lenders, the

Sponsors, Holdings, either Borrower, any of their subsidiaries, the Administrative Agent, the Arrangers or any of their respective Affiliates shall have any liability to such assigning Lender, and such assigning Lender hereby waives and releases, to the extent permitted by law, any claims such may have against the applicable Affiliated Lender, the Sponsors, Holdings, each Borrower, each of their subsidiaries, the Administrative Agent, the Arrangers and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the MNPI and (4) the MNPI may not be available to the Administrative Agent, the Arrangers or the other Lenders;

(iv) after giving effect to such assignment and to all other assignments to all Affiliated Lenders, the aggregate principal amount of all Term Loans then held by all Affiliated Lenders shall not exceed 25.0% of the aggregate principal amount of the Term Loans then outstanding (after giving effect to any substantially simultaneous cancellations thereof); provided that each of the parties hereto agrees and acknowledges that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (g)(iv) or any purported assignment exceeding such percentage (it being understood and agreed that the cap set forth in this clause (iv) is intended to apply to any Loans made available by Affiliated Lenders by means other than formal assignment (e.g., as a result of an acquisition of another Lender (other than a Debt Fund Affiliate) by an Affiliated Lender or the provision of Incremental Term Loans, Refinancing Term Loans, Extended Term Loans or Replacement Term Loans by an Affiliated Lender));

(v) in connection with any assignment effected pursuant to a Dutch Auction and/or open market purchase conducted by Holdings, either Borrower or any of their Subsidiaries, (A) Indebtedness incurred under the ABL Facility, any Incremental Revolving Facility, any Extended Revolving Credit Commitment or any Replacement Revolving Facility shall not be utilized to fund such assignment and (B) no Default or Event of Default shall have occurred and be continuing at the time of acceptance of bids for the Dutch Auction or the consummation of such open market purchase;

(vi) in connection with each assignment pursuant to this clause (g), the Administrative Agent shall have been provided written notice in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender with respect to the identity of such Affiliated Lender and the amount of the Loans being assigned thereto;

(vii) by its acquisition of Term Loans, an Affiliated Lender shall be deemed to have acknowledged and agreed that:

(A) the Term Loans held by such Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of Required Lenders or any other Lender vote (and the Term Loans held by such Affiliated Lender shall be deemed to be voted pro rata along with the other Lenders that are not Affiliated Lenders), except that such Affiliated Lender shall have the right to vote (and the Term Loans held by such Affiliated Lender shall not be so disregarded) with respect to any amendment, modification, waiver, consent or other action that requires the vote of all Lenders or all Lenders directly and adversely affected thereby, as the case may be; provided that no amendment, modification, waiver, consent or other action shall (1) disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders of the same Class that are not Affiliated Lenders or (2) deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Affiliated Lender; and

(B) Affiliated Lenders, solely in their capacity as an Affiliated Lender, will not be entitled to (i) attend (including by telephone) or participate in any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Article 2).

Each Affiliated Lender and each Debt Fund Affiliate agrees to notify the Administrative Agent promptly if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly if it becomes an Affiliated Lender or a Debt Fund Affiliate, it being understood that if an Affiliated Lender or a Debt Fund Affiliate acquires a Lender that would otherwise constitute (i) a Debt Fund Affiliate, then the 49.9% threshold below shall include the Term Loans and any commitments and other Loans of such newly acquired Lender and (ii) a Non-Debt Fund Affiliate, then the 25.0% threshold set forth in clause (g)(iv) above shall include the Term Loans of such newly acquired Lender.

Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to a Debt Fund Affiliate, which assignment shall be recorded in the Register, and any Debt Fund Affiliate may, from time to time, purchase Term Loans (x) on a non-pro rata basis through Dutch Auctions open to all applicable Lenders on a pro rata basis or (y) through open market purchases without the consent of the Administrative Agent, in each case, without the necessity of meeting the requirements set forth in subclauses (i) through (vii) of this clause (g); provided that the Term Loans and commitments and other Loans of any Debt Fund Affiliates shall not account for more than 49.9% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to the immediately succeeding paragraph, any plan of reorganization pursuant to the Bankruptcy Code, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document. Any Term Loans acquired by any Debt Fund Affiliate may (but shall not be required to) be contributed to Holdings, the Borrowers or any of their subsidiaries for purposes of cancellation of such Indebtedness (it being understood that such Term Loans shall be retired and cancelled immediately upon such contribution);

provided that upon such cancellation of Indebtedness, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a) shall be reduced pro rata by the aggregate principal amount of Term Loans so contributed and cancelled.

Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under any Debtor Relief Law shall be commenced by or against either Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided that (a) such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) and (b) the Administrative Agent shall not be entitled to vote on behalf of such Affiliated Lender, in each case, in connection with any matter to the extent any such matter proposes to treat any Obligations held by such Affiliated Lender in a manner that is different than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower Agent. Each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Term Loans and participations therein and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of (but subject to the limitations set forth in) this paragraph.

Section 9.06. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.

Section 9.07. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

This Agreement, the other Loan Documents and the Fee Letter and any separate letter agreements with respect to fees payable to the Arrangers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Holdings, the Borrowers, the Subsidiaries of the Borrowers party hereto and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08. Severability. To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09. Right of Setoff. If an Event of Default shall have occurred and be continuing, upon the written consent of the Administrative Agent, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Administrative Agent or such Lender or Affiliate (including, without limitation, by branches and agencies of the Administrative Agent or such Lender, wherever located) to or for the credit or the account of either Borrower or any Loan Guarantor against any of and all the Secured Obligations held by the Administrative Agent or such Lender or Affiliate, irrespective of whether or not the Administrative Agent or such Lender or Affiliate shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall promptly notify the Borrower Agent and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. NOTWITHSTANDING THE FOREGOING, AT ANY TIME THAT ANY OF THE SECURED OBLIGATIONS SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF LENDER’S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT UNLESS IT IS TAKEN WITH THE CONSENT OF THE LENDERS REQUIRED BY SECTION 9.02 OF THIS AGREEMENT OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE

ADMINISTRATIVE AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE PROMISSORY NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE PARTIES AS REQUIRED ABOVE, SHALL BE NULL AND VOID. THIS PARAGRAPH SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

Section 9.10. Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT. THE PARTIES HERETO AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT AND LENDERS RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(d) TO THE EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 9.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13. Confidentiality. The Administrative Agent and each Lender agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors (or equivalent managers), officers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions completed hereby and who are informed of the confidential nature of such Confidential Information and are or have been advised of their obligation to keep such Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph, (b) upon the demand or request of any regulatory (including any self-regulatory body, such as the National Association of Insurance Commissioners), governmental or administrative authority purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall (i) except with respect to any audit or examination conducted by bank accountants or any Governmental Authority exercising examination or regulatory authority, to the extent practicable and not prohibited by law, inform the Borrower Agent promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law, rule or regulation (in which case such party shall (i) to the extent practicable and not prohibited by law, inform the Borrower Agent promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) subject to an acknowledgment and agreement by such recipient that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Borrower Agent) (which agreement may be by way of a “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof), to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, including, without limitation, any SPC (in each case other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05 or (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any swap or derivative transaction (including any credit default swap) or similar product relating to the Loan Parties and their obligations subject to acknowledgment and agreement by such recipient that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Borrower Agent), (f) with the prior written consent of the Borrower Agent, (g) subject to the Borrower Agent’s prior approval of the information to be disclosed, to any rating agency in connection with obtaining ratings for the Borrowers, the Term Loans or the Senior Notes, (h) to the extent applicable and reasonably necessary or advisable, for purposes of establishing a “due diligence” defense, (i) for purposes of enforcing their rights under this Agreement and (j) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section by such Person, its Affiliates or their respective Representatives or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis other than as a result of a breach of this Section from a source other than any Loan Party. For the purposes of this Section, “Confidential Information” means all information received from any Loan Party relating to the Loan Parties or their businesses, any Sponsor or the Transactions other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Loan Party. For the avoidance of doubt, in no event shall any disclosure of such Confidential Information be made to any Disqualified Institution (at the time such disclosure was made).

Section 9.14. No Fiduciary Duty. Each of the Administrative Agent, the Syndication Agent and the Co-Documentation Agents, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Loan Party, its respective stockholders or its respective affiliates, on the other. The Loan Parties acknowledge and agree that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and each Loan Party, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

Section 9.15. Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

Section 9.16. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Borrower and Loan Guarantor, which information includes the name, address and tax identification number of each Loan Party and other information regarding such Loan Party that will allow such Lender to identify the Loan Parties in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Administrative Agent.

Section 9.17. Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.18. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof; and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.19. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.20. Intercreditor Agreement. REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER (a) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (b) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND (c) AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AS “TERM LOAN AGENT” AND ON BEHALF OF SUCH LENDER. THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT, THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE ABL CREDIT AGREEMENT TO EXTEND CREDIT AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

Section 9.21. Conflicts. Notwithstanding anything to the contrary contained herein, in any other Loan Document (but excluding the Intercreditor Agreement), in the event of any conflict or inconsistency between this Agreement and any other Loan Document (excluding the Intercreditor Agreement), the terms of this Agreement shall govern and control; provided that in the case of any conflict or inconsistency between the Intercreditor Agreement and any other Loan Document, the terms of the Intercreditor Agreement shall govern and control.

Section 9.22. NY Mortgage Excluded Obligations. Notwithstanding anything to the contrary contained herein or in any other Loan Document, no real property located in the State of New York will be required to secure any Secured Hedging Obligations or any Obligations under any Revolving Credit Commitments (including any Revolving Credit Loans) (such obligations being the “NY Mortgage Excluded Obligations”); provided that to the extent any of the Secured Parties other than the holders of NY Mortgage Excluded Obligations, or the Administrative Agent, on behalf of such other Secured Parties, receives proceeds from the sale, lease, transfer or other disposition of Collateral to satisfy all of the Secured Obligations (including, without limitation, the NY Mortgage Excluded Obligations) that are due and payable at such time, each of the Secured Parties agrees, and directs the Administrative Agent, to apply (subject to the Intercreditor Agreement) the proceeds from any such sale, lease, transfer or other disposition of Collateral comprised of real estate located in the State of New York to all such Secured Obligations (including, without limitation, the NY Mortgage Excluded Obligations) that are due and payable at such time in accordance with Section 2.18(b).

ARTICLE 10 LOAN GUARANTY

Section 10.01. Guaranty. Each Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, and absolutely and unconditionally and irrevocably guarantees to the Administrative Agent for the ratable benefit of the Secured Parties the full and prompt payment upon the failure of the Borrowers to do so, when and as the same shall become due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations (collectively the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. If any or all of the Guaranteed Obligations becomes due and payable hereunder, each Loan Guarantor, unconditionally and irrevocably, promises to pay such indebtedness to the Administrative Agent and/or the other Secured Parties, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Secured Parties in collecting any of the Guaranteed Obligations, to the extent reimbursable in accordance with Section 9.03. Each Loan Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Secured Parties whether or not due or payable by the Borrowers upon the occurrence of any of the events specified in Sections 7.01(f) or (g), and in such event, irrevocably and unconditionally promises to pay such indebtedness to the Secured Parties, on demand, in lawful money of the United States.

Section 10.02. Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent or any Lender to sue either Borrower, any other Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its rights in respect of any Collateral securing all or any part of the Guaranteed Obligations. The Administrative Agent may enforce this Loan Guaranty upon the occurrence and during the continuance of an Event of Default.

Section 10.03. No Discharge or Diminishment of Loan Guaranty.

(a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional, irrevocable and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than as set forth in Section 10.13), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of either Borrower or any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in any unrelated transactions; (v) any direction as to application of payments by either Borrower or by any other party; (vi) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations; (vii) any payment on or in reduction of any such other guaranty or undertaking; (viii) any dissolution, termination or increase, decrease or change in personnel by the Borrowers or (ix) any payment made to any Secured Party on the Guaranteed Obligations which any such Secured Party repays to either Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Loan Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

(b) Except for termination of a Loan Guarantor’s obligations hereunder or as expressly permitted by Section 10.13, the obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent or any Secured Party to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrowers for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent or any Secured Party with respect to any Collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than as set forth in Section 10.13).

Section 10.04. Defenses Waived. To the fullest extent permitted by applicable law, and except for termination of a Loan Guarantor’s obligations hereunder or as expressly permitted by Section 10.13, each Loan Guarantor hereby waives any defense based on or arising out of any defense of either Borrower or any other Loan Guarantor or arising out of the disability of the Borrowers or any other Loan Guarantor or any other party or the unenforceability of all or any part of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of either Borrower or any other Loan Guarantor. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Loan Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person, including any right (except as shall be required by applicable statute and cannot be waived) to require any Secured Party to (i) proceed against either Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from either Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Secured Party’s power whatsoever. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent permitted by applicable law), accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral securing all or a part of the Guaranteed Obligations, and the Administrative Agent may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, or any security, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except as otherwise provided in Section 10.13. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Section 10.05. Authorization. The Loan Guarantors authorize the Secured Parties without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder (except as set forth in Section 10.13), from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Loan Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c) exercise or refrain from exercising any rights against the Borrowers, any other Loan Party or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, the Borrowers, other Loan Parties or other obligors;

(e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrowers to their creditors other than the Secured Parties;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrowers to the Secured Parties regardless of what liability or liabilities of the Borrowers remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Loan Document, any Hedge Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Loan Document, any Hedge Agreement or any of such other instruments or agreements; and/or

(h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Loan Guarantors from their respective liabilities under this Loan Guaranty.

Section 10.06. Rights of Subrogation. Any indebtedness of the Borrowers now or hereafter owing to any Loan Guarantor is hereby subordinated to the Obligations owing to the Secured Parties; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrowers to such Loan Guarantor shall be collected, enforced and received by such Loan Guarantor for the benefit of the Secured Parties and be paid over to the Administrative Agent on behalf of the Secured Parties on account of the Guaranteed Obligations to the Secured Parties, but without affecting or impairing in any manner the liability of such Loan Guarantor under the other provisions of this Loan Guaranty. Prior to the transfer by any Loan Guarantor of any note or negotiable instrument evidencing any such indebtedness of the Borrowers to such Loan Guarantor, such Loan Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. No Loan Guarantor will assert any right, claim or cause of action, including a claim of subrogation, contribution or indemnification that it has against any Loan Party in respect of this Loan Guaranty until the occurrence of the Termination Date.

Section 10.07. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of either Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of either Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the other Loan Guarantors forthwith on demand by the Administrative Agent.

Section 10.08. Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent or any Secured Party shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

Section 10.09. [Reserved.]

Section 10.10. Maximum Liability. It is the desire and intent of the Loan Guarantors and the Secured Parties that this Loan Guaranty shall be enforced against the Loan Guarantors to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Secured Parties, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Secured Parties hereunder; provided that nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 10.11. Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any Collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article 10, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (b) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the Secured Obligations until the Termination Date. This provision is for the benefit of the Administrative Agent, the Lenders and the other Secured Parties and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

Section 10.12. Liability Cumulative. The liability of each Loan Guarantor under this Article 10 is in addition to and shall be cumulative with all liabilities of such Loan Guarantor to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents to which such Loan Guarantor is a party or in respect of any obligations or liabilities of the other Loan Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 10.13. Release of Loan Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary, a Subsidiary Guarantor shall automatically be released from its obligations hereunder and its Loan Guaranty shall be automatically released (i) upon the consummation of any transaction permitted hereunder if as a result thereof such Subsidiary Guarantor shall cease to be a Subsidiary (or becomes an Excluded Subsidiary, provided, however, that the release of any Subsidiary Guarantor from its obligations under this Agreement if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Subsidiary Guarantor becomes an Excluded Subsidiary of such type, (1) no Default or Event of Default shall have occurred and be outstanding, (2) after giving pro forma effect to such release and the consummation of the transaction or event that causes such Person to be an Excluded Subsidiary of such type, the Borrower is deemed to have made a new Investment in such Person (as if such Person were then newly acquired) and such Investment is permitted at such time and (3) a Responsible Officer of the Borrower Agent certifies to the Administrative Agent compliance with preceding clauses (1) and (2)); provided, further, that no such release shall occur if such Subsidiary Guarantor continues to be a guarantor in respect of the Senior Notes, any Incremental Equivalent Debt, any Refinancing Equivalent Debt, the ABL Facility or any Refinancing Indebtedness in respect of any of the foregoing or (ii) upon the occurrence of the Termination Date. In connection with any such release, the Administrative Agent shall promptly execute and deliver to any Loan Guarantor, at such Loan Guarantor’s expense, all documents that such Loan Guarantor shall reasonably request to evidence termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 10.13 shall be without recourse to or warranty by the Administrative Agent (other than to the Administrative Agent’s authority to deliver such documents).

Section 10.14. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Loan Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.14, or otherwise under this Loan Guaranty, as it relates to such other Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Termination Date. Each Qualified ECP Guarantor intends that this Section 10.14 constitute, and this Section 10.14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PC INTERMEDIATE HOLDINGS, INC.

By:	/s/ Michael A. Correale
Name: Michael A. Correale
Title: Chief Financial Officer

PARTY CITY HOLDINGS INC.

By:	/s/ Michael A. Correale
Name: Michael A. Correale
Title: Chief Financial Officer

PARTY CITY CORPORATION
ANAGRAM INTERNATIONAL, INC.
ANAGRAM INTERNATIONAL HOLDINGS, INC.
AM-SOURCE, LLC
AMSCAN INC.
TRISAR, INC.
US BALLOON MANUFACTURING CO., INC.

By:	/s/ Michael A. Correale
Name: Michael A. Correale
Title: Vice President

ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC

By:	PARTY CITY HOLDINGS INC., its sole member

By:	/s/ Michael A. Correale
Name: Michael A. Correale
Title: Chief Financial Officer

[Signature Page to Party City Term Loan Credit Agreement]

AMSCAN PURPLE SAGE, LLC AMSCAN NM LAND, LLC

By:	AMSCAN INC., its sole manager

By:	/s/ Michael A. Correale
Name: Michael A. Correale
Title: Vice President

[Signature Page to Party City Term Loan Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, individually, as Administrative Agent and as a Lender

By:	/s/ Dusan Lazarov
Name:
Title:

By:	/s/ Anca Trifan
Name:
Title:

[Signature Page to Party City Term Loan Credit Agreement]

SCHEDULES TO TERM LOAN CREDIT AGREEMENT

Index

Schedule 1.01(a)	-	Commitment Schedule
Schedule 1.01(b)	-	Existing Letters of Credit
Schedule 1.01(c)	-	Mortgaged Properties
Schedule 1.01(d)	-	Adjustments to Consolidated Adjusted EBITDA
Schedule 3.05	-	Real Property
Schedule 3.15	-	Capitalization and Subsidiaries
Schedule 5.14(b)	-	Post-Closing Obligations
Schedule 6.01(i)	-	Existing Indebtedness
Schedule 6.01(t)	-	Corporate Leases Assigned/Sold/Transferred
Schedule 6.02	-	Existing Liens
Schedule 6.04	-	Negative Pledges
Schedule 6.06	-	Restrictive Agreements
Schedule 6.07	-	Existing Investments
Schedule 6.11	-	Transactions with Affiliates
Schedule 9.01	-	Borrowers’ Website for Electronic Delivery

1

Schedule 1.01(a)

COMMITMENT SCHEDULE

Lender	Commitment
Deutsche Bank AG New York Branch	$1,340,000,000.00

Total	$1,340,000,000.00

2

Schedule 1.01(b)

EXISTING LETTERS OF CREDIT

Issuing Bank	Applicant	Beneficiary	LC#	Amount	Exp. Date	Evergreen
Wells Fargo	Party City Holdings Inc.	Liberty Mutual Insurance	NZS666974	$6,107,000.00	11/1/2015	YES
Wells Fargo	Party City Holdings Inc.	Travelers	NZS666110	$252,000.00	12/31/2015	YES
Wells Fargo	Party City Holdings Inc.	See below[1]	NZS666975	$1,610,146.00	12/31/2015	YES
Wells Fargo	Amscan Inc.	Avalon Risk Management Insurance Agency, LLC	IS0011471	$1,200,000.00	4/20/2016	YES
Wells Fargo	Party City Holdings Inc.	Travelers	NZS532458	$500,000.00	12/31/2015	YES
Wells Fargo	Party City Holdings Inc.	Travelers	IS0017082U	$10,650,000.00	12/1/2015	YES
Wells Fargo	Party City Holdings Inc.	American Alternative Insurance	IS0193566U	$2,800,000.00	6/17/2016	YES
Bank of America	Party City Holdings Inc.	Zurich American Insurance Company	3079171	$500,000.00	9/2/2016	YES
Wells Fargo	Party City Holdings Inc.	Latex Occidental Exportadora S.A.	NZS666992	$500,000.00	8/31/2016	YES

[1]	National Union Fire Insurance Company of Pittsburgh, PA; American Home Assurance Company; The Insurance Company of the State of Pennsylvania; Commerce and Industry Insurance Company; Chartis Property Casualty Company; Illinois National Insurance Co.; Granite State Insurance company; AIU Insurance company; Chartis Casualty Company; National Union Fire Insurance company of Louisiana; and New Hampshire Insurance Company

3

Schedule 1.01(c)

MORTGAGED PROPERTIES

7700 Anagram Drive, Eden Prairie, Hennepin County, MN 55344

4

Schedule 1.01(d)

ADJUSTMENTS TO CONSOLIDATED ADJUSTED EBITDA

None.

5

Schedule 3.05

REAL PROPERTY

1. Owned Real Property

Company	Address
Anagram International, Inc.	7700 Anagram Drive Eden Prairie, MN

6

2. Leased Retail Stores

[SEE ATTACHED]

188

Location #*	Type	C/F	Ship Street	Ship Street (2)	Ship City	Ship County	Ship State	Ship Zip
485	PCC	Corporate	2534 Enterprise Dr		Opelika	Lee	AL	36801
76	PCC	Corporate	3357 S Bristol St		Santa Ana	Orange	CA	92704
401	PCC	Corporate	3009 S Dogwood Rd	Imperial Vally Mall	El Centro	Imperial	CA	92243
414	PCC	Corporate	3015 N Tegner Rd		Turlock	Stanislaus	CA	95380
419	PCC	Corporate	4211 Century Blvd		Pittsburg	Contra Costa	CA	94565
420	PCC	Corporate	208 Vintage Way	Suite K-19	Novato	Marin	CA	94945
427	PCC	Corporate	4037 Grand Ave		Chino	San Bernardino	CA	91710
436	PCC	Corporate	8620 Washington Blvd		Pico Rivera	Los Angeles	CA	90660
437	PCC	Corporate	27835 Santa Margarita Pkwy		Mission Viejo	Orange	CA	92691
439	PCC	Corporate	2935 Los Feliz Blvd		Los Angeles	Los Angeles	CA	90039
441	PCC	Corporate	9850 Mission Gorge Rd		Santee	San Diego	CA	92071
442	PCC	Corporate	6559 Fallbrook Ave		West Hills	Los Angeles	CA	91307
443	PCC	Corporate	11098 Foothill Blvd	Suite 110	Rancho Cucamonga	San Bernardino	CA	91730
444	PCC	Corporate	2470 Sand Creek Rd		Brentwood	Contra Costa	CA	94513
445	PCC	Corporate	1270 Auto Park Way Ste A		Escondido	San Diego	CA	92029
446	PCC	Corporate	2715 Teller Rd		Thousand Oaks	Ventura	CA	91320
449	PCC	Corporate	1692 Arden Way		Sacramento	Sacramento	CA	95815
459	PCC	Corporate	622 W Huntington Dr		Monrovia	Los Angeles	CA	91016
470	PCC	Corporate	1684 N Main St		Salinas	Monterey	CA	93906
486	PCC	Corporate	12339 Limonite Ave		Mira Loma	Riverside	CA	91752
498	PCC	Corporate	1335 Gateway Blvd		Fairfield	Solano	CA	94533
506	PCC	Corporate	418 N Euclid St		Anaheim	Orange	CA	92801
507	PCC	Corporate	624 Palomar St		Chula Vista	San Diego	CA	91911
514	PCC	Corporate	2480 S Sepulveda Blvd		Los Angeles	Los Angeles	CA	90064
520	PCC	Corporate	1601 W Imperial Hwy		La Habra	Orange	CA	90631
521	PCC	Corporate	3410 Highland Ave		National City	San Diego	CA	91950
526	PCC	Corporate	1016 N El Camino Real		Encinitas	San Diego	CA	92024
541	PCC	Corporate	3060 Baldwin Park Blvd	Suite C-100	Baldwin Park	Los Angeles	CA	91706
544	PCC	Corporate	2500 W Commonwealth Ave	B	Alhambra	Los Angeles	CA	91803
546	PCC	Corporate	1600 Saratoga Ave	Suite 101	San Jose	Santa Clara	CA	95129
548	PCC	Corporate	2826 El Camino Real		Tustin	Orange	CA	92782
559	PCC	Corporate	25670 The Old Rd		Valencia	Los Angeles	CA	91381
560	PCC	Corporate	2620 E Workman Ave	Space # 2	West Covina	Los Angeles	CA	91791
563	PCC	Corporate	1917 Douglas Blvd	Suite 89	Roseville	Placer	CA	95661
566	PCC	Corporate	2485 E Imperial Hwy		Brea	Orange	CA	92821
571	PCC	Corporate	317 Gellert Blvd		Daly City	San Mateo	CA	94015
572	PCC	Corporate	2130 Vista Way		Oceanside	San Diego	CA	92054
573	PCC	Corporate	3353 E Foothill Blvd		Pasadena	Los Angeles	CA	91107
580	PCC	Corporate	852 W Arrow Hwy		San Dimas	Los Angeles	CA	91773
582	PCC	Corporate	5549 Philadelphia St Ste B		Chino	San Bernardino	CA	91710
592	PCC	Corporate	2883 Jamacha Rd	Suite 12-E	El Cajon	San Diego	CA	92019
605	PCC	Corporate	7401 Carson Blvd		Long Beach	Los Angeles	CA	90808
607	PCC	Corporate	7171 Firestone Blvd		Downey	Los Angeles	CA	90241
614	PCC	Corporate	1986 Tully Rd		San Jose	Santa Clara	CA	95122

189

Location #*	Type	C/F	Ship Street	Ship Street (2)	Ship City	Ship County	Ship State	Ship Zip
622	PCC	Corporate	208 Towne Center Drive		Compton	Los Angeles	CA	90220
624	PCC	Corporate	2401 McHenry Ave		Modesto	Stanislaus	CA	95350
626	PCC	Corporate	3500A Klose Way		Richmond	Contra Costa	CA	94806
634	PCC	Corporate	14153 Whittier Blvd	Suite 106	Whittier	Los Angeles	CA	90605
635	PCC	Corporate	15584 Hesperian Blvd		San Lorenzo	Alameda	CA	94580
638	PCC	Corporate	863 Blossom Hill Rd		San Jose	Santa Clara	CA	95123
639	PCC	Corporate	7882 Van Nuys Blvd		Van Nuys	Los Angeles	CA	91402
644	PCC	Corporate	4922 Dublin Blvd		Dublin	Alameda	CA	94568
661	PCC	Corporate	157 South Las Posas Road		San Marcos	San Diego	CA	92078
669	PCC	Corporate	19670 Hawthorne Blvd		Torrance	Los Angeles	CA	90503
679	PCC	Corporate	763 S Main St		Orange	Orange	CA	92868
703	PCC	Corporate	1685 Bryant St		San Francisco	San Francisco	CA	94103
707	PCC	Corporate	2015 Birch Road	Otay Ranch Town Center	Chula Vista	San Diego	CA	91915
736	PCC	Corporate	9661 Chapman Ave		Garden Grove	Orange	CA	92841
743	PCC	Corporate	39451 10th Street West		Palmdale	Los Angeles	CA	93551
749	PCC	Corporate	16100 Beach Blvd		Huntington Beach	Orange	CA	92647
750	PCC	Corporate	2550 Canyon Springs Pkwy	Suite H	Riverside	Riverside	CA	92507
751	PCC	Corporate	27110 Alicia Pkwy		Laguna Niguel	Orange	CA	92677
752	PCC	Corporate	19389 Victory Blvd		Reseda	Los Angeles	CA	91335
760	PCC	Corporate	42800 Jackson Ave		Indio	Riverside	CA	92203
809	PCC	Corporate	1386 E. Main Street		Woodland	Yolo	CA	95776
810	PCC	Corporate	20740 Stevens Creek Blvd.		Cupertino	Santa Clara	CA	95014
837	PCC	Corporate	125 Gen Stillwell Dr.		Marina	Monterey	CA	93933
858	PCC	Corporate	2410 S Broadway		Santa Maria	Santa Barbara	CA	93454
874	PCC	Corporate	2200 Harbor Blvd	Suite P-110	Costa Mesa	Orange	CA	92627
1101	PCC	Corporate	2675 Santa Rosa Ave		Santa Rosa	Sonoma	CA	95407
1203	PCC	Corporate	545 Contra Costa Blvd		Pleasant Hill	Contra Costa	CA	94523
1204	PCC	Corporate	141 Plaza Dr	Suite B	Vallejo	Solano	CA	94591
1211	PCC	Corporate	1289 Veterans Blvd		Redwood City	San Mateo	CA	94063
1213	PCC	Corporate	30761 Dyer St		Union City	Alameda	CA	94587
1218	PCC	Corporate	1448 Kooser Rd		San Jose	Santa Clara	CA	95118
1219	PCC	Corporate	43732 Christy St		Fremont	Alameda	CA	94538
1301	PCC	Corporate	6736 Stanford Ranch Rd		Roseville	Placer	CA	95678
1304	PCC	Corporate	7440 Laguna Blvd	104	Elk Grove	Sacramento	CA	95758
1305	PCC	Corporate	2780 E Bidwell St	100	Folsom	Sacramento	CA	95630
1401	PCC	Corporate	44426 Valley Central Way		Lancaster	Los Angeles	CA	93536
1504	PCC	Corporate	2011 N Hollywood Way		Burbank	Los Angeles	CA	91505
1505	PCC	Corporate	12121 W Pico Blvd		Los Angeles	Los Angeles	CA	90064
1506	PCC	Corporate	25361 Crenshaw Blvd		Torrance	Los Angeles	CA	90505
1508	PCC	Corporate	2415 Tuscany St	Suite 101	Corona	Riverside	CA	92881
1509	PCC	Corporate	349 S Mountain Ave		Upland	San Bernardino	CA	91786
1510	PCC	Corporate	27588 W Lugonia Ave		Redlands	San Bernardino	CA	92374
1512	PCC	Corporate	1521 S Harbor Blvd		Fullerton	Orange	CA	92832
1514	PCC	Corporate	25410 Marguerite Pkwy		Mission Viejo	Orange	CA	92691

190

Location #*	Type	C/F	Ship Street	Ship Street (2)	Ship City	Ship County	Ship State	Ship Zip
1515	PCC	Corporate	415 Cochran St	Suite 100	Simi Valley	Ventura	CA	93065
1516	PCC	Corporate	211 W Esplanade Dr		Oxnard	Ventura	CA	93030
1517	PCC	Corporate	27029 McBean Pkwy		Santa Clarita	Los Angeles	CA	91355
1519	PCC	Corporate	12410 Amargosa Rd	Suite B	Victorville	San Bernardino	CA	92393
1520	PCC	Corporate	1500 E Village Way	Ste 2380	Orange	Orange	CA	92865
1521	PCC	Corporate	12076 Lakewood Blvd		Downey	Los Angeles	CA	90242
117	PCC	Corporate	2530 S. Colorado Blvd.		Denver	Denver	CO	80222
457	PCC	Corporate	14160 E Ellsworth Ave		Aurora	Arapahoe	CO	80012
472	PCC	Corporate	7735 W Long Dr		Littleton	Jefferson	CO	80123
570	PCC	Corporate	2924 Council Tree	Suite 106	Fort Collins	Larimer	CO	80525
610	PCC	Corporate	8481 S Yosemite St	Suite C-1	Littleton	Douglas	CO	80124
642	PCC	Corporate	1730 E Woodmen Rd		Colorado Springs	El Paso	CO	80920
1065	PCC	Corporate	6774 South University Blvd.		Centennial	Arapahoe	CO	80122
1072	PCC	Corporate	450 E 120th Ave	A-1	Northglenn	Adams	CO	80233
3201	PCC	Corporate	9420 Sheridan Blvd		Westminster	Adams	CO	80031
3202	PCC	Corporate	7000 W Alameda Ave	Unit C	Lakewood	Jefferson	CO	80226
3203	PCC	Corporate	7757 E 36th Ave	620	Denver	Denver	CO	80238
3206	PCC	Corporate	23901 E Orchard Rd		Aurora	Arapahoe	CO	80016
3301	PCC	Corporate	3036 New Center Pt		Colorado Springs	El Paso	CO	80922
545	PCC	Corporate	2255 Summer St		Stamford	Fairfield	CT	06905
575	PCC	Corporate	192 Kitts Ln		Newington	Hartford	CT	06111
591	PCC	Corporate	292 Boston Post Rd		Orange	New Haven	CT	06477
852	PCC	Corporate	1047 North Dupont Hwy	Suite #1049	Dover	Kent	DE	19901
135	PCC	Corporate	8675 SW 24th St		Miami	Miami-Dade	FL	33155
166	PCC	Corporate	775 W 49th St	Unit 2	Hialeah	Miami-Dade	FL	33012
207	PCC	Corporate	11865 SW 26th St	Units C20 & C21	Miami	Miami-Dade	FL	33175
210	PCC	Corporate	3727 NW 7th St		Miami	Miami-Dade	FL	33126
238	PCC	Corporate	20831 S Dixie Hwy		Miami	Miami-Dade	FL	33189
266	PCC	Corporate	5025 S Cleveland Ave		Ft Myers	Lee	FL	33907
302	PCC	Corporate	2134 South University Drive		Davie	Broward	FL	33324
304	PCC	Corporate	843 East Commercial Blvd		Oakland Park	Broward	FL	33334
308	PCC	Corporate	220 University Drive		Pembroke Pines	Broward	FL	33024
309	PCC	Corporate	18861 Biscayne Blvd.		Aventura	Miami-Dade	FL	33180
315	PCC	Corporate	3911 Oakwood Blvd		Hollywood	Broward	FL	33020
316	PCC	Corporate	15947 Biscayne Blvd		Miami	Miami-Dade	FL	33161
317	PCC	Corporate	13615 South Dixie Hwy	Suite 119	Palmetto Bay	Miami-Dade	FL	33176
319	PCC	Corporate	13865 SW 88th St		Kendall	Miami-Dade	FL	33186
323	PCC	Corporate	22191 Powerline Rd Ste 23C		Boca Raton	Palm Beach	FL	33433
324	PCC	Corporate	14804 Pines Blvd		Pembroke Pines	Broward	FL	33027
326	PCC	Corporate	12121 W Sunrise Blvd		Plantation	Broward	FL	33323
327	PCC	Corporate	1665 Apalachee Pkwy		Tallahassee	Leon	FL	32301
331	PCC	Corporate	520 N State Road 7		Royal Palm Beach	Palm Beach	FL	33411
332	PCC	Corporate	1270 N University Dr		Coral Springs	Broward	FL	33071
333	PCC	Corporate	10650 NW 19th St	International Plaza	Miami	Miami-Dade	FL	33172

191

Location #*	Type	C/F	Ship Street	Ship Street (2)	Ship City	Ship County	Ship State	Ship Zip
338	PCC	Corporate	6241-A North Davis Highway		Pensacola	Escambia	FL	32504
348	PCC	Corporate	8070 Mediterranean Dr		Estero	Lee	FL	33928
350	PCC	Corporate	4189 NW Federal Hwy		Jensen Beach	Martin	FL	34957
357	PCC	Corporate	1557 W New Haven Ave		Melbourne	Brevard	FL	32904
367	PCC	Corporate	10550 SW 88th St		Miami	Miami-Dade	FL	33176
374	PCC	Corporate	13550 SW 120th St	Suite 438	Miami	Miami-Dade	FL	33186
376	PCC	Corporate	3089 Daniels Rd		Winter Garden	Orange	FL	34787
377	PCC	Corporate	2003 W Osceola Pkwy	D-1	Kissimmee	Osceola	FL	34741
424	PCC	Corporate	4024 Eastgate Drive	Suite 104	Orlando	Orange	FL	32839
500	PCC	Corporate	3220 East Colonial Drive		Orlando	Orange	FL	32803
503	PCC	Corporate	6391 W Colonial Dr		Orlando	Orange	FL	32818
510	PCC	Corporate	18452-18538 NW 67th Avenue		Miami	Miami-Dade	FL	33015
523	PCC	Corporate	8095 Glades Rd		Boca Raton	Palm Beach	FL	33434
540	PCC	Corporate	7344 W Commercial Blvd		Lauderhill	Broward	FL	33319
549	PCC	Corporate	3501 N Federal Hwy		Lighthouse Point	Broward	FL	33064
558	PCC	Corporate	6272 S Dixie Hwy		South Miami	Miami-Dade	FL	33143
577	PCC	Corporate	2334 Pine Ridge Rd		Naples	Collier	FL	34109
586	PCC	Corporate	11460 Pines Blvd		Pembroke Pines	Broward	FL	33026
595	PCC	Corporate	3615 S Florida Ave		Lakeland	Polk	FL	33803
623	PCC	Corporate	339 N Congress Ave		Boynton Beach	Palm Beach	FL	33426
651	PCC	Corporate	4262 Okeechobee Blvd		West Palm Beach	Palm Beach	FL	33409
655	PCC	Corporate	7153 Narcoosse Road		Orlando	Orange	FL	32822
671	PCC	Corporate	911 N Homestead Blvd		Homestead	Miami-Dade	FL	33030
697	PCC	Corporate	331 N Alafaya Trl		Orlando	Orange	FL	32828
705	PCC	Corporate	3401 N Miami Avenue #126		Miami	Miami-Dade	FL	33127
708	PCC	Corporate	1745 NW St Lucie West Blvd		Port St Lucie	Saint Lucie	FL	34986
825	PCC	Corporate	11860 Hialeah Gardens Blvd		Hialeah Gardens	Miami-Dade	FL	33018
866	PCC	Corporate	5916 Red Bug Lake Rd		Winter Springs	Seminole	FL	32708
878	PCC	Corporate	8111 Cooper Creek Blvd		University Park	Manatee	FL	34201
5237	PCC	Corporate	5503 S. Williamson Blvd.		Port Orange	Volusia	FL	32128
5245	PCC	Corporate	1474 W Granada Blvd Ste 455	Ormond Town Sq	Ormond Beach	Volusia	FL	32174
5249	PCC	Corporate	15064 N Dale Mabry Hwy	Carrollwood Commons	Tampa	Hillsborough	FL	33618
5285	PCC	Corporate	845 Cortez Rd W	Cortez Plz E	Bradenton	Manatee	FL	34207
5289	PCC	Corporate	4286 US Highway 98 N	Village Plaza	Lakeland	Polk	FL	33809
5290	PCC	Corporate	1420 del Prado Blvd S		Cape Coral	Lee	FL	33990
5332	PCC	Corporate	2171 Wp Ball Blvd	Market Place @ Seminole Towne	Sanford	Seminole	FL	32771
102	PCC	Corporate	1905 Scenic Highway	Suite 710	Snellville	Gwinnett	GA	30078
115	PCC	Corporate	6247 Roswell Rd NE		Atlanta	Fulton	GA	30328
139	PCC	Corporate	4155 Austell Rd	Suite 500	Austell	Cobb	GA	30106
143	PCC	Corporate	3675 Satellite Blvd	Suite 580	Duluth	Gwinnett	GA	30096
158	PCC	Corporate	1892 Mount Zion Rd		Morrow	Clayton	GA	30260
159	PCC	Corporate	50 Barrett Pkwy		Marietta	Cobb	GA	30066
178	PCC	Corporate	2900 Peachtree Road NW	Suite 100E	Atlanta	Fulton	GA	30305
183	PCC	Corporate	2100-A Henderson Mill Rd NE		Atlanta	Dekalb	GA	30345

192

Location #*	Type	C/F	Ship Street	Ship Street (2)	Ship City	Ship County	Ship State	Ship Zip
220	PCC	Corporate	2955 Cobb Pkwy SE	Suite 330	Atlanta	Snellville	GA	30339
221	PCC	Corporate	1390 Dogwood Dr SE		Conyers	Great Falls	GA	30013
222	PCC	Corporate	126 Pavilion Pkwy		Fayetteville	Fayette	GA	30214
223	PCC	Corporate	863 Dawsonville Highway	Suite 710	Gainesville	Hall	GA	30501
234	PCC	Corporate	2910 Chapel Hill Rd		Douglasville	Douglas	GA	30135
239	PCC	Corporate	4281 Roswell Rd		Marietta	Cobb	GA	30062
240	PCC	Corporate	11720 Medlock Bridge Road	Suite 540 & 545	Johns Creek	Gwinnett	GA	30097
248	PCC	Corporate	553 Bullsboro Dr		Newnan	Coweta	GA	30265
264	PCC	Corporate	1150 Market Place Blvd		Cumming	Forsyth	GA	30041
275	PCC	Corporate	3658-O Atlanta Hwy		Athens	Clarke	GA	30606
289	PCC	Corporate	4666 Presidential Pkwy		Macon	Bibb	GA	31206
292	PCC	Corporate	6110 N Point Pkwy		Alpharetta	Fulton	GA	30022
310	PCC	Corporate	5555 Whittlesey Blvd	2400	Columbus	Muscogee	GA	31909
336	PCC	Corporate	3628 Marketplace Blvd		East Point	Fulton	GA	30344
337	PCC	Corporate	3205 Woodward Crossing Blvd		Buford	Gwinnett	GA	30519
619	PCC	Corporate	249 Robert C Daniel Jr Pkwy		Augusta	Richmond	GA	30909
737	PCC	Corporate	4743-A Ashford Dunwoody Road		Atlanta	Dekalb	GA	30338
740	PCC	Corporate	4794 Jimmy Lee Smith Pkwy	Suite 122	Hiram	Paulding	GA	30141
823	PCC	Corporate	2702 Martha Berry Highway		Rome	Floyd	GA	30165
829	PCC	Corporate	1554 HWY 20 West		McDonough	Henry	GA	30253
862	PCC	Corporate	40 Altama Village Drive		Brunswick	Glynn	GA	31525
863	PCC	Corporate	2709 Dawson Road	Suite 2	Albany	Dougherty	GA	31707
763	PCC	Corporate	6925 Mills Civic Pkwy	Suite 110	West Des Moines	Polk	IA	50266
5151	PCC	Corporate	1370 Twixt Town Rd	Collins Road Sq	Marion	Linn	IA	52302
5156	PCC	Corporate	6325 SE 14th St	Southport S/C	Des Moines	Polk	IA	50320
5191	PCC	Corporate	1415 Flamming Drive		Waterloo	Black Hawk	IA	50702
5203	PCC	Corporate	5255 Elmore Ave		Davenport	Scott	IA	52807
5225	PCC	Corporate	190 John F Kennedy Rd	Staples Plaza	Dubuque	Dubuque	IA	52002
5329	PCC	Corporate	2010 SE Delaware Ave Ste 214	Delaware Centre Ii	Ankeny	Polk	IA	50021
5334	PCC	Corporate	5001 Sergeant Rd Ste 70	Lakeport Commons S/C	Sioux City	Woodbury	IA	51106
15	PCC	Corporate	5651 W. Touhy Avenue		Niles	Cook	IL	60714
144	PCC	Corporate	1140 75th St		Downers Grove	DuPage	IL	60516
168	PCC	Corporate	227 Skokie Valley Rd		Highland Park	Lake	IL	60035
171	PCC	Corporate	3417 N Western Ave		Chicago	Cook	IL	60618
196	PCC	Corporate	111 W Rand Rd		Arlington Heights	Cook	IL	60004
197	PCC	Corporate	116 Danada Sq W		Wheaton	DuPage	IL	60187
432	PCC	Corporate	139 S Weber Rd		Bolingbrook	Will	IL	60490
433	PCC	Corporate	795 W Il Route 22		Lake Zurich	Lake	IL	60047
477	PCC	Corporate	3060 Route 34		Oswego	Kendall	IL	60543
482	PCC	Corporate	14906 S La Grange Rd		Orland Park	Cook	IL	60462
505	PCC	Corporate	8141 S Cicero Ave		Chicago	Cook	IL	60652
532	PCC	Corporate	450 River Oaks West		Calumet City	Cook	IL	60409
533	PCC	Corporate	6440 West 95th St		Chicago Ridge	Cook	IL	60415
569	PCC	Corporate	6370 E State St		Rockford	Winnebago	IL	61108

193

Location #*	Type	C/F	Ship Street	Ship Street (2)	Ship City	Ship County	Ship State	Ship Zip
584	PCC	Corporate	2155 W 22nd St		Oak Brook	DuPage	IL	60523
601	PCC	Corporate	401 N Veterans Pkwy	Unit 1	Bloomington	McLean	IL	61704
629	PCC	Corporate	7123 Cermak Rd Plaza		Berwyn	Cook	IL	60402
650	PCC	Corporate	1755 W Fullerton Ave		Chicago	Cook	IL	60614
664	PCC	Corporate	1514 W 33rd St	Units 3-9	Chicago	Cook	IL	60608
685	PCC	Corporate	1242 East Main St		Carbondale	Jackson	IL	62901
709	PCC	Corporate	3392 Shoppers Drive	Shops at Fox River	McHenry	McHenry	IL	60050
817	PCC	Corporate	11325 Lincoln Hwy		Mokena	Will	IL	60448
820	PCC	Corporate	13220 S. Cicero Ave.		Crestwood	Cook	IL	60445
5105	PCC	Corporate	152 S. Gary Avenue		Bloomingdale	DuPage	IL	60108
5113	PCC	Corporate	2661 Plainfield Rd	Louis Joliet Pointe	Joliet	Will	IL	60435
5117	PCC	Corporate	6560 W Fullerton Ave	STE L	Chicago	Cook	IL	60707
5119	PCC	Corporate	102 Countryside Plz	Coutntryside S/C Sp.A2&3	Countryside	Cook	IL	60525
5137	PCC	Corporate	428 S Route 59	Heritage Sq #108	Naperville	DuPage	IL	60540
5139	PCC	Corporate	4371 16th St		Moline	Rock Island	IL	61265
5162	PCC	Corporate	10845 Lincoln Trail		Fairview Heights	Saint Clair	IL	62208
5171	PCC	Corporate	375 S. Barrington Road		Schaumburg	Cook	IL	60193
5190	PCC	Corporate	2019 N Prospect Ave	Baytowne Sq	Champaign	Champaign	IL	61822
5197	PCC	Corporate	1595 N State Rte 50		Bourbonnais	Kankakee	IL	60914
5207	PCC	Corporate	1222 Winston Plz		Melrose Park	Cook	IL	60160
5209	PCC	Corporate	3163 S Veterans Pkwy	Southwest Plaza	Springfield	Sangamon	IL	62704
5210	PCC	Corporate	555 East Townline Road		Vernon Hills	Lake	IL	60061
5219	PCC	Corporate	2350 Sycamore Rd Ste C	Dekalb Mkt Sq	DeKalb	DeKalb	IL	60115
5229	PCC	Corporate	801 W Lake Ave Ste 128	Evergreen Sq	Peoria	Peoria	IL	61614
5256	PCC	Corporate	10 Golf Ctr Ste 194	Golf Rose Ctr	Hoffman Estates	Cook	IL	60169
5266	PCC	Corporate	9471 N Milwaukee Ave	Four Flags S/C	Niles	Cook	IL	60714
5283	PCC	Corporate	6675 Grand Ave Ste B	Stonebrook Commons	Gurnee	Lake	IL	60031
5295	PCC	Corporate	1548 S Randall Rd	Randell Square S/C	Geneva	Kane	IL	60134
5318	PCC	Corporate	704 S Randall Rd	Woodscreek Shopping Ctr	Algonquin	McHenry	IL	60102
5320	PCC	Corporate	11830 S State Route 59 Ste G	Plainfield Marketplace	Plainfield	Will	IL	60585
5327	PCC	Corporate	3050 W Il Route 60	Mundelein Crossings S/C	Mundelein	Lake	IL	60060
5331	PCC	Corporate	5561 Northwest Hwy Ste B	Crystal Court	Crystal Lake	McHenry	IL	60014
5336	PCC	Corporate	9705 Skokie Blvd	Shoppes At Orchard Place	Skokie	Cook	IL	60077
5341	PCC	Corporate	17810 Halsted St	Washington Park Plaza	Homewood	Cook	IL	60430
5342	PCC	Corporate	2292 W Indian Trl	Greenfield Commons	Aurora	Kane	IL	60506
5343	PCC	Corporate	988 Brook Forest Ave	Shorewood Crossing	Shorewood	Will	IL	60404
5345	PCC	Corporate	6133 N Lincoln Ave	Lincoln Village Shopping Ctr	Chicago	Cook	IL	60659
574	PCC	Corporate	2565 E 80th Ave		Merrillville	Lake	IN	46410
583	PCC	Corporate	10537 E Washington St	Suite #I	Indianapolis	Marion	IN	46229
587	PCC	Corporate	311 N Burkhardt Rd		Evansville	Vanderburgh	IN	47715
589	PCC	Corporate	8600 E 96th St		Fishers	Hamilton	IN	46038
602	PCC	Corporate	2609 E Main St		Plainfield	Hendricks	IN	46168
673	PCC	Corporate	14299 Clay Terrace Blvd	Suite 110	Carmel	Hamilton	IN	46032
813	PCC	Corporate	1171 N National Avenue	Suite 14	Columbus	Bartholomew	IN	47201

194

Location #*	Type	C/F	Ship Street	Ship Street (2)	Ship City	Ship County	Ship State	Ship Zip
822	PCC	Corporate	610 Porters Vale Blvd		Valparaiso	Porter	IN	46383
5135	PCC	Corporate	5816 Grape Rd	Indian Ridge S/C	Mishawaka	St Joseph	IN	46545
5148	PCC	Corporate	906 US Highway 31 N	Greenwood Shoppes	Greenwood	Johnson	IN	46142
5149	PCC	Corporate	3622 Bethany Road		Indianapolis	Marion	IN	46268
5150	PCC	Corporate	283 East Coliseum Blvd		Fort Wayne	Allen	IN	46805
5178	PCC	Corporate	305 Lewis and Clark Parkway	Suite 241	Clarksville	Clark	IN	47129
5185	PCC	Corporate	2817 E 3rd St		Bloomington	Monroe	IN	47401
5198	PCC	Corporate	311 Sagamore Pkwy N	Ste 18	Lafayette	Tippecanoe	IN	47904
5199	PCC	Corporate	10229 Indianapolis Blvd	Highland Grove	Highland	Lake	IN	46322
5226	PCC	Corporate	4615 E Main St	East Gateway Ctr	Richmond	Wayne	IN	47374
5276	PCC	Corporate	800 E McGalliard Rd	Suite A	Muncie	Delaware	IN	47303
5317	PCC	Corporate	17160 Mercantile Blvd		Noblesville	Hamilton	IN	46060
5321	PCC	Corporate	10397 E US Highway 36	Avon Commons Shopping Ctr	Avon	Hendricks	IN	46123
5326	PCC	Corporate	2132 E Boulevard	Boulevard Crossing	Kokomo	Howard	IN	46902
1103	PCC	Corporate	14673 W 119th St		Olathe	Johnson	KS	66062
1120	PCC	Corporate	2855 Market Pl	Ste B	Salina	Saline	KS	67401
618	PCC	Corporate	2172 Sir Barton Way		Lexington	Fayette	KY	40509
5155	PCC	Corporate	4048 Taylorsville Rd	Hikes Point Plaza	Louisville	Jefferson	KY	40220
5179	PCC	Corporate	7646 Mall Rd		Florence	Boone	KY	41042
5180	PCC	Corporate	4921-A Dixie Hwy	K-Mart Plaza	Louisville	Jefferson	KY	40216
5204	PCC	Corporate	5101 Frederica St		Owensboro	Daviess	KY	42301
5281	PCC	Corporate	4631 Outer Loop	Festival @ Jefferson Ct	Louisville	Jefferson	KY	40219
5346	PCC	Corporate	10230 Westport Rd		Louisville	Jefferson	KY	40241
625	PCC	Corporate	5638 Johnston St		Lafayette	Lafayette	LA	70503
633	PCC	Corporate	3140 E Prien Lake Rd		Lake Charles	Calcasieu	LA	70615
656	PCC	Corporate	6590 Youree Dr		Shreveport	Caddo	LA	71105
515	PCC	Corporate	6000 Greenbelt Rd		Greenbelt	Prince Georges	MD	20770
581	PCC	Corporate	3311-3319 Corridor Marketplace		Laurel	Anne Arundel	MD	20724
600	PCC	Corporate	3316 Donnell Dr		Forestville	Prince Georges	MD	20747
738	PCC	Corporate	9101 Woodmore Centre Drive	Suite 312	Lanham	Prince Georges	MD	20706
5306	PCC	Corporate	405 N Center St Ste 30		Westminster	Carroll	MD	21157
5324	PCC	Corporate	3841 Evergreen Pkwy	Bowie Town Center	Bowie	Prince Georges	MD	20716
5503	PCC	Corporate	9958 York Rd	Church Lane Ctr	Cockeysville	Baltimore	MD	21030
5507	PCC	Corporate	585 E. Ordnance Road	Ordnance Plaza	Glen Burnie	Anne Arundel	MD	21061
5513	PCC	Corporate	2910 Festival Way	Festival @ Waldorf	Waldorf	Charles	MD	20601
5518	PCC	Corporate	615 Bel Air Rd	Tollgate Mktplace	Bel Air	Harford	MD	21014
5520	PCC	Corporate	2325H Forest Dr	Festival @ Riva	Annapolis	Anne Arundel	MD	21401
5524	PCC	Corporate	2640 N Salisbury Blvd		Salisbury	Wicomico	MD	21801
430	PCC	Corporate	35745 Warren Rd		Westland	Wayne	MI	48185
431	PCC	Corporate	4515 Canal Ave SW		Grandville	Kent	MI	49418
476	PCC	Corporate	29305 Orchard Lake Rd		Farmington Hills	Oakland	MI	48334
492	PCC	Corporate	420 Frandor Ave		Lansing	Ingham	MI	48912
497	PCC	Corporate	22938 Michigan Ave		Dearborn	Wayne	MI	48124
511	PCC	Corporate	32469 Gratiot Avenue Macomb Mall		Roseville	Macomb	MI	48066

Location #*	Type	C/F	Ship Street	Ship Street (2)	Ship City	Ship County	Ship State	Ship Zip
513	PCC	Corporate	23195 Outer Dr		Allen Park	Wayne	MI	48101
516	PCC	Corporate	30979 Woodward Ave		Royal Oak	Oakland	MI	48073
529	PCC	Corporate	12220 Hall Rd		Sterling Heights	Macomb	MI	48313
539	PCC	Corporate	29350 Plymouth Rd		Livonia	Wayne	MI	48150
551	PCC	Corporate	1328 S Rochester Rd		Rochester Hills	Oakland	MI	48307
849	PCC	Corporate	2918 Tittabawassee Rd		Saginaw	Saginaw	MI	48604
856	PCC	Corporate	50679 Waterside Dr.		Chesterfield	Macomb	MI	48051
4000	PCC	Corporate	5725 South Harvey St		Muskegon	Muskegon	MI	49444
4102	PCC	Corporate	G3549 Miller Rd		Flint	Genesee	MI	48507
4104	PCC	Corporate	3175 Alpine Ave NW		Walker	Kent	MI	49544
4107	PCC	Corporate	5114 28th St SE	Suite A	Grand Rapids	Kent	MI	49512
4109	PCC	Corporate	6805 South Westnedge Ave		Portage	Kalamazoo	MI	49002
4110	PCC	Corporate	32011 John R Rd		Madison Heights	Oakland	MI	48071
4111	PCC	Corporate	2857 Oak Valley Dr		Ann Arbor	Washtenaw	MI	48103
4112	PCC	Corporate	3837 Lapeer Rd		Flint	Genesee	MI	48503
4113	PCC	Corporate	462 E Edgewood Blvd		Lansing	Ingham	MI	48911
4117	PCC	Corporate	14528 Racho Blvd		Taylor	Wayne	MI	48180
4124	PCC	Corporate	43741 W Oaks Dr		Novi	Oakland	MI	48377
4133	PCC	Corporate	8057 Challis Rd		Brighton	Livingston	MI	48116
4134	PCC	Corporate	4846 S Baldwin Rd	Unit 8	Orion Township	Oakland	MI	48359
4135	PCC	Corporate	3050 Beeline Rd	Suite 20	Holland	Ottawa	MI	49424
5234	PCC	Corporate	1599 Mall Dr Ste A	K-Mart Plaza	Benton Harbor	Berrien	MI	49022
412	PCC	Corporate	10861 Old Halls Ferry Rd		Saint Louis	Saint Louis	MO	63136
561	PCC	Corporate	9612 Olive Blvd		Olivette	Saint Louis	MO	63132
564	PCC	Corporate	10790 Sunset Hills Plz		Saint Louis	Saint Louis	MO	63127
838	PCC	Corporate	790 Gravois Bluffs Plaza Dr		Fenton	Saint Louis	MO	63026
839	PCC	Corporate	15894 Manchester Rd		Ellisville	Saint Louis	MO	63011
1107	PCC	Corporate	305 NE Englewood Rd	B	Kansas City	Clay	MO	64118
1109	PCC	Corporate	20130 E Jackson Dr	Ste B	Independence	Jackson	MO	64057
1115	PCC	Corporate	967 NE Rice Rd		Lees Summit	Jackson	MO	64086
1119	PCC	Corporate	8450 Church Rd		Kansas City	Clay	MO	64158
1121	PCC	Corporate	13647 Washington St		Kansas City	Jackson	MO	64145
5163	PCC	Corporate	2560 Lemay Ferry Rd	Lemay Plaza	Saint Louis	Saint Louis	MO	63125
5202	PCC	Corporate	263 Mid Rivers Mall Dr	Mid Rivers Plaza	Saint Peters	Saint Charles	MO	63376
5205	PCC	Corporate	244 Siemers Dr	Cape West Plaza	Cape Girardeau	Cape Girardeau	MO	63701
5231	PCC	Corporate	21 Conley Rd Ste K	Broadway Mktplace	Columbia	Boone	MO	65201
5260	PCC	Corporate	430 Rangeline Rd	Northpoint Center	Joplin	Jasper	MO	64801
5322	PCC	Corporate	34 Thf Blvd	Chesterfield Commons East	Chesterfield	Saint Louis	MO	63005
5330	PCC	Corporate	2935 Highway K	O’Fallon Retail Walk S/C	O Fallon	Saint Charles	MO	63368
5157	PCC	Corporate	13439 W Center Rd	Bakers Square	Omaha	Douglas	NE	68144
5187	PCC	Corporate	2235 N Webb Rd	Ile De Grand S/C	Grand Island	Hall	NE	68803
5189	PCC	Corporate	4720 N 27th St	Abe Lincoln Mall	Lincoln	Lancaster	NE	68521
5194	PCC	Corporate	6404 N 73rd Plz	Sorenson Park Place	Omaha	Douglas	NE	68134
2	PCC	Corporate	477 Route 10 E		Randolph	Morris	NJ	07869

Location #*	Type	C/F	Ship Street	Ship Street (2)	Ship City	Ship County	Ship State	Ship Zip
3	PCC	Corporate	418 Route 10		East Hanover	Morris	NJ	07936
4	PCC	Corporate	1625 Route 23		Wayne	Passaic	NJ	07470
402	PCC	Corporate	455 Green St		Woodbridge	Middlesex	NJ	07095
403	PCC	Corporate	2706 Rte 22		Union	Union	NJ	07083
406	PCC	Corporate	733 Highway 440		Jersey City	Hudson	NJ	07304
408	PCC	Corporate	1684 Route 22 East		Watchung	Somerset	NJ	07069
480	PCC	Corporate	530 Consumer Sq		Mays Landing	Atlantic	NJ	08330
534	PCC	Corporate	1756 Route 46		West Paterson	Passaic	NJ	07424
597	PCC	Corporate	1240 Rte 22		Phillipsburg	Warren	NJ	08865
636	PCC	Corporate	2200 Mount Holly Rd	Suite 5	Burlington	Burlington	NJ	08016
695	PCC	Corporate	1500 Almonesson Rd		Deptford	Gloucester	NJ	08096
710	PCC	Corporate	385 Route 3		Clifton	Passaic	NJ	07014
711	PCC	Corporate	3111 Kennedy Blvd		North Bergen	Hudson	NJ	07047
712	PCC	Corporate	670 Nassau Park Blvd	#28	Princeton	Mercer	NJ	08540
713	PCC	Corporate	180 Marketplace Blvd		Hamilton	Mercer	NJ	08691
714	PCC	Corporate	1560 Nixon Dr		Moorestown	Burlington	NJ	08057
715	PCC	Corporate	2154 N 2nd St	Union Lake Crossing Shopping Center	Millville	Cumberland	NJ	08332
716	PCC	Corporate	3501 Route 42	Units 1A-2A	Turnersville	Camden	NJ	08012
717	PCC	Corporate	79 Route 73 & Cooper Rd	4	Voorhees	Camden	NJ	08043
734	PCC	Corporate	1885 Route 57		Hackettstown	Warren	NJ	07840
745	PCC	Corporate	165 W Rt 4	Kohl’s Shopping Center	Paramus	Bergen	NJ	07652
746	PCC	Corporate	669 N Rt 17		Paramus	Bergen	NJ	07652
747	PCC	Corporate	730 Rte 202		Bridgewater	Somerset	NJ	08807
748	PCC	Corporate	509 River Rd		Edgewater	Bergen	NJ	07020
828	PCC	Corporate	4004 U.S. 130	Suite 8	Delran	Burlington	NJ	08075
426	PCC	Corporate	7751 W Tropical Pkwy		Las Vegas	Clark	NV	89149
429	PCC	Corporate	520 Marks St	Suite 110	Henderson	Clark	NV	89014
487	PCC	Corporate	7285 Arroyo Crossing Pkwy	Suite 130	Las Vegas	Clark	NV	89118
538	PCC	Corporate	3860 South Maryland Parkway	Suite #3	Las Vegas	Clark	NV	89119
550	PCC	Corporate	2301 N Rainbow Blvd		Las Vegas	Clark	NV	89108
646	PCC	Corporate	2825 Northtowne Ln		Reno	Washoe	NV	89512
116	PCC	Corporate	2189 Hylan Blvd		Staten Island	Richmond	NY	10306
404	PCC	Corporate	2183B Ralph Ave		Brooklyn	Kings	NY	11234
409	PCC	Corporate	3098 Long Beach Rd		Oceanside	Nassau	NY	11572
411	PCC	Corporate	4525 Commercial Dr	Rte 5A	New Hartford	Oneida	NY	13413
422	PCC	Corporate	435 Boston Post Rd		Portchester	Westchester	NY	10573
423	PCC	Corporate	80 Nardozzi Place		New Rochelle	Westchester	NY	10805
425	PCC	Corporate	737 W Montauk Hwy		West Babylon	Suffolk	NY	11704
478	PCC	Corporate	3541 Hempstead Tpke		Levittown	Nassau	NY	11756
504	PCC	Corporate	470 Route 211 E		Middletown	Orange	NY	10940
512	PCC	Corporate	3460 48th St		Long Island City	Queens	NY	11101
519	PCC	Corporate	625 Atlantic Ave		Brooklyn	Kings	NY	11217
522	PCC	Corporate	310-320 Baychester Ave		Bronx	Bronx	NY	10475
525	PCC	Corporate	253 Centereach Mall		Centereach	Suffolk	NY	11720

Location #*	Type	C/F	Ship Street	Ship Street (2)	Ship City	Ship County	Ship State	Ship Zip
527	PCC	Corporate	348 Rockaway Tpke		Lawrence	Nassau	NY	11559
530	PCC	Corporate	3797-3849 Nostrand Ave		Brooklyn	Kings	NY	11235
531	PCC	Corporate	945 White Plains Rd		Bronx	Bronx	NY	10473
555	PCC	Corporate	8063 Jericho Tpke		Woodbury	Nassau	NY	11797
556	PCC	Corporate	2317 New Hyde Park Rd		New Hyde Park	Nassau	NY	11042
562	PCC	Corporate	192 Glen Cove Rd	Suite 290	Carle Place	Nassau	NY	11514
565	PCC	Corporate	1239 Deer Park Ave (Rte 231)		North Babylon	Suffolk	NY	11703
567	PCC	Corporate	1445 Hempstead Tpke		Elmont	Nassau	NY	11003
603	PCC	Corporate	1549 Forest Ave		Staten Island	Richmond	NY	10302
613	PCC	Corporate	58 Veterans Memorial Hwy		Commack	Suffolk	NY	11725
615	PCC	Corporate	5500 Sunrise Hwy		Massapequa	Nassau	NY	11758
647	PCC	Corporate	3 Main St		Mount Kisco	Westchester	NY	10549
668	PCC	Corporate	610 Broadhollow Rd	Rte 110	Melville	Suffolk	NY	11747
674	PCC	Corporate	2795 Richmond Ave		Staten Island	Richmond	NY	10314
675	PCC	Corporate	205 Hallock Rd		Stony Brook	Suffolk	NY	11790
681	PCC	Corporate	38 W 14th St		New York	New York	NY	10011
686	PCC	Corporate	128 Bailey Farm Road	Suite 6	Monroe	Orange	NY	10950
687	PCC	Corporate	7417 Grand Ave		Elmhurst	Queens	NY	11373
689	PCC	Corporate	2396 Sunrise Hwy		Islip	Suffolk	NY	11751
690	PCC	Corporate	3333 Crompond Rd		Yorktown Heights	Westchester	NY	10598
692	PCC	Corporate	120 Sunrise Hwy		Patchogue	Suffolk	NY	11772
701	PCC	Corporate	950 Miron Lane	Dena Marie Plaza	Kingston	Ulster	NY	12401
704	PCC	Corporate	3565 West Genesee Street	Fairmount Fair Shopping Center	Syracuse	Onondaga	NY	13219
718	PCC	Corporate	2642 Central Park Ave	Central Plaza	Yonkers	Westchester	NY	10710
821	PCC	Corporate	223 W 34th St		New York	New York	NY	10001
836	PCC	Corporate	431 Tarrytown Rd		White Plains	Westchester	NY	10607
846	PCC	Corporate	123 Rockland Center		Nanuet	Rockland	NY	10954
847	PCC	Corporate	2309 N Triphammer Road		Ithaca	Tompkins	NY	14850
848	PCC	Corporate	301 W. 125th St.		New York	New York	NY	10027
860	PCC	Corporate	1 Fordham Plaza		Bronx	Bronx	NY	10458
5224	PCC	Corporate	2255 E Ridge Rd	Culver Ridge Plaza	Irondequoit	Monroe	NY	14622
5242	PCC	Corporate	579 Troy Schenectady Rd	Lathams Farm Ctr	Latham	Albany	NY	12110
5250	PCC	Corporate	7220 Niagara Falls Blvd	Niagra Falls Consumer Sq	Niagara Falls	Niagara	NY	14304
5258	PCC	Corporate	3179 Erie Blvd E	Hachinger Plaza	Syracuse	Onondaga	NY	13214
5261	PCC	Corporate	1601 Penfield Rd Ste 61	Pandorama Plz	Rochester	Monroe	NY	14625
42	PCC	Corporate	11747 Princeton Pike	Suite B	Cincinnati	Hamilton	OH	45246
165	PCC	Corporate	8063 Montgomery Rd		Cincinnati	Hamilton	OH	45236
407	PCC	Corporate	278 Howe Ave		Cuyahoga Falls	Summit	OH	44221
495	PCC	Corporate	5364 Westpointe Plaza Dr		Columbus	Franklin	OH	43228
552	PCC	Corporate	9863 Waterstone Blvd		Cincinnati	Hamilton	OH	45249
594	PCC	Corporate	36315 Euclid Ave		Willoughby	Lake	OH	44094
609	PCC	Corporate	4962 Monroe St		Toledo	Lucas	OH	43623
627	PCC	Corporate	4450 Eastgate Blvd.	Suite 280	Cincinnati	Clermont	OH	45245
649	PCC	Corporate	1297 Polaris Parkway		Columbus	Delaware	OH	43240

Location #*	Type	C/F	Ship Street	Ship Street (2)	Ship City	Ship County	Ship State	Ship Zip
790	PCC	Corporate	72 Consumer Center Drive		Chillicothe	Ross	OH	45601
861	PCC	Corporate	10701 Blacklist Eastern Road	Suite 400	Pickerington	Fairfield	OH	43147
4138	PCC	Corporate	6460 Centers Dr		Holland	Lucas	OH	43528
4139	PCC	Corporate	8160 Old Troy Pike		Huber Heights	Montgomery	OH	45424
4140	PCC	Corporate	137 Springboro Pike		W Carrollton	Montgomery	OH	45449
5168	PCC	Corporate	10204 Colerain Ave	Colerain Town Ctr	Cincinnati	Hamilton	OH	45251
5175	PCC	Corporate	9597 Mentor Ave	Creekside Commons	Mentor	Lake	OH	44060
5177	PCC	Corporate	24800 Brookpark Road		North Olmsted	Cuyahoga	OH	44070
5193	PCC	Corporate	2630 Bethel Rd	Carriage Place	Columbus	Franklin	OH	43220
5213	PCC	Corporate	50825 Valley Plaza Dr	Ohio Valley Plaza	Saint Clairsville	Belmont	OH	43950
5217	PCC	Corporate	6935 Southland Drive	Unit C	Middleburg Heights	Cuyahoga	OH	44130
5228	PCC	Corporate	3793 Burbank Rd	The Wooster Place	Wooster	Wayne	OH	44691
5273	PCC	Corporate	5557 Dressler Rd NW	Belden Park Cross	North Canton	Stark	OH	44720
5275	PCC	Corporate	2720 Towne Dr Ste 400	Shops At Beaver Creek	Dayton	Greene	OH	45431
5279	PCC	Corporate	3707 Easton Market	Easton Mkt	Columbus	Franklin	OH	43219
5287	PCC	Corporate	937 Hebron Rd # 945	Cross Creek	Heath	Licking	OH	43056
5293	PCC	Corporate	5555 Glenway Ave	Western Hills	Cincinnati	Hamilton	OH	45238
5298	PCC	Corporate	1320 River Valley Blvd	River Valley Plz	Lancaster	Fairfield	OH	43130
5338	PCC	Corporate	6025 Kruse Dr	Uptown Solon S/C	Solon	Cuyahoga	OH	44139
5340	PCC	Corporate	3431 Princeton Rd # 105	Bridgewater Falls Shopping Ctr	Hamilton	Butler	OH	45011
1161	PCC	Corporate	10111 East 71st Street	Suite 1A	Tulsa	Tulsa	OK	74133
1162	PCC	Corporate	5301 E 41st St		Tulsa	Tulsa	OK	74135
490	PCC	Corporate	3460 Wilkes-Barre Twp Commons		Wilkes Barre	Luzerne	PA	18702
496	PCC	Corporate	101 Pocono Commons Dr	Pocono Commons	Stroudsburg	Monroe	PA	18360
599	PCC	Corporate	991 Freeport Rd	Room 20	Pittsburgh	Allegheny	PA	15238
645	PCC	Corporate	20215-20217 Rte 19		Cranberry Township	Butler	PA	16066
662	PCC	Corporate	420 Clairton (State Hwy Rte 51)		Pleasant Hills	Allegheny	PA	15236
727	PCC	Corporate	2404 Catasauqua Rd		Bethlehem	Lehigh	PA	18018
728	PCC	Corporate	2560 Macarthur Rd		Whitehall	Lehigh	PA	18052
735	PCC	Corporate	120 Quinn Drive	Plaza at the Pointe	Pittsburgh	Allegheny	PA	15275
753	PCC	Corporate	1736 E. 3rd Street		Williamsport	Lycoming	PA	17701
812	PCC	Corporate	115 Wagner Road		Monaca	Beaver	PA	15061
816	PCC	Corporate	275 Monroeville Mall		Monroeville	Allegheny	PA	15146
850	PCC	Corporate	1155 Washington Pike	#35	Bridgeville	Allegheny	PA	15017
5218	PCC	Corporate	303 Benner Pike # SR0150	Barnes & Noble Plaza	State College	Centre	PA	16801
5268	PCC	Corporate	630 Commerce Blvd	Dickson City Crossing	Dickson City	Lackawanna	PA	18519
373	PCC	Corporate	432 Azalea Square Blvd	Unit 15	Summerville	Dorchester	SC	29483
877	PCC	Corporate	1396 Whiskey Road		Aiken	Aiken	SC	29803
5523	PCC	Corporate	7800 Rivers Avenue	Suite 1270	North Charleston	Charleston	SC	29406
691	PCC	Corporate	1979 Old Fort Prkwy		Murfreesboro	Rutherford	TN	37129
840	PCC	Corporate	8503 Kingston Pike		Knoxville	Knox	TN	37919
841	PCC	Corporate	2901 Tazewell Pike		Knoxville	Knox	TN	37918
842	PCC	Corporate	11334 Parkside Drive		Knoxville	Knox	TN	37922
5208	PCC	Corporate	5756 Highway 153	Ste H	Hixson	Hamilton	TN	37343

Location #*	Type	C/F	Ship Street	Ship Street (2)	Ship City	Ship County	Ship State	Ship Zip
5291	PCC	Corporate	377 W Jackson St Ste 3B		Cookeville	Putnam	TN	38501
59	PCC	Corporate	501 W Belt Line Rd		Richardson	Dallas	TX	75080
60	PCC	Corporate	1515 N Town East Blvd	Suite 104	Mesquite	Dallas	TX	75150
61	PCC	Corporate	1701 Preston Rd		Plano	Collin	TX	75093
62	PCC	Corporate	1520 W Interstate 20		Arlington	Tarrant	TX	76017
63	PCC	Corporate	2540 N Josey Ln	Suite 132	Carrollton	Dallas	TX	75006
64	PCC	Corporate	3929 West Airport Freeway	Irving Market Place	Irving	Dallas	TX	75062
65	PCC	Corporate	305 Medallion Ctr		Dallas	Dallas	TX	75214
169	PCC	Corporate	2525 Town Center Blvd N		Sugar Land	Fort Bend	TX	77479
189	PCC	Corporate	39759 LBJ Freeway	Suite 410	Dallas	Dallas	TX	75237
203	PCC	Corporate	735 Hebron Pkwy		Lewisville	Denton	TX	75057
219	PCC	Corporate	3308 North Central Expwy	Suite A	Plano	Collin	TX	75074
400	PCC	Corporate	3065 N President George Bush Hwy	Firewheel Plaza	Garland	Dallas	TX	75040
410	PCC	Corporate	5786 Fairmont Pkwy		Pasadena	Harris	TX	77505
413	PCC	Corporate	20260 - C1 Katy Freeway		Katy	Harris	TX	77449
416	PCC	Corporate	2315 Colorado Blvd	Suite 120	Denton	Denton	TX	76205
418	PCC	Corporate	435 Sherry Lane		Fort Worth	Tarrant	TX	76116
421	PCC	Corporate	2097 North Central Expressway		McKinney	Collin	TX	75070
440	PCC	Corporate	732 E Expressway 83		McAllen	Hidalgo	TX	78503
469	PCC	Corporate	6101 Long Prairie Rd	Ste 600	Flower Mound	Denton	TX	75028
479	PCC	Corporate	7620 Denton Hwy	Suite 616	Watauga	Tarrant	TX	76148
481	PCC	Corporate	439 E Fm 1382		Cedar Hill	Dallas	TX	75104
488	PCC	Corporate	2800 State Highway 121		Euless	Tarrant	TX	76039
489	PCC	Corporate	2215 S Cooper St		Arlington	Tarrant	TX	76013
491	PCC	Corporate	3000 Pablo Kisel Blvd	Suite 200F	Brownsville	Cameron	TX	78526
578	PCC	Corporate	3225 Southwest Fwy		Houston	Harris	TX	77027
588	PCC	Corporate	2525 Highway 6 S		Houston	Harris	TX	77082
593	PCC	Corporate	6002 Slide Rd		Lubbock	Lubbock	TX	79414
608	PCC	Corporate	1551 Highway 287 North	Suite #651	Mansfield	Dallas	TX	76063
621	PCC	Corporate	11066 Pecan Park Blvd	Suite 403	Cedar Park	Williamson	TX	78613
631	PCC	Corporate	7840 W Tidwell Rd		Houston	Harris	TX	77040
641	PCC	Corporate	5425 S Spid Dr		Corpus Christi	Nueces	TX	78411
648	PCC	Corporate	524 W Interstate 20	Suite 300	Grand Prairie	Dallas	TX	75052
652	PCC	Corporate	2601 S Ih 35	B	Round Rock	Williamson	TX	78664
683	PCC	Corporate	6705 FM 1960 East		Humble	Harris	TX	77346
699	PCC	Corporate	1323 W Pipeline Rd		Hurst	Tarrant	TX	76053
739	PCC	Corporate	12640 South Freeway	McAlister Square	Burleson	Johnson	TX	76028
754	PCC	Corporate	2560 Gulf Freeway South		League City	Galveston	TX	77573
755	PCC	Corporate	10065 Almeda Genoa Road		Houston	Harris	TX	77075
757	PCC	Corporate	5466 West Grand Parkway South		Richmond		TX	77406
758	PCC	Corporate	6819 Highway 6 N		Houston	Harris	TX	77084
759	PCC	Corporate	5725 Eastex Freeway		Beaumont	Jefferson	TX	77706
761	PCC	Corporate	1261 W Bay Area Blvd		Webster	Harris	TX	77598
786	PCC	Corporate	5946 East Sam Houston Pkwy North		Houston	Harris	TX	77049

Location #*	Type	C/F	Ship Street	Ship Street (2)	Ship City	Ship County	Ship State	Ship Zip
807	PCC	Corporate	2608 Smith Ranch Rd		Pearland	Brazoria	TX	77584
808	PCC	Corporate	516 Gulfgate Center Mall		Houston	Harris	TX	77087
811	PCC	Corporate	305 E. Trenton Road		Edinburg	Hidalgo	TX	78539
814	PCC	Corporate	4101 Hwy 77	Ste K2	Corpus Christi	Hidalgo	TX	78410
854	PCC	Corporate	4826 SW Loop 820		Fort Worth	Palm Beach	TX	76109
857	PCC	Corporate	28591 Tomball Parkway		Tomball	Harris	TX	77375
10	PCC	Corporate	4001 Virginia Beach Blvd		Virginia Beach	Virginia Beach City	VA	23452
137	PCC	Corporate	1420 Battlefield Blvd N		Chesapeake	Chesapeake City	VA	23320
611	PCC	Corporate	1217-1229 N Military Hwy		Norfolk	Norfolk City	VA	23502
628	PCC	Corporate	1280 Carl D Silver Pkwy		Fredericksburg	Fredericksburg City	VA	22401
688	PCC	Corporate	6721 Frontier Dr	Suite B	Springfield	Fairfax	VA	22150
698	PCC	Corporate	2076 S Independence Blvd Ste 001	B	Virginia Beach	Virginia Beach City	VA	23453
706	PCC	Corporate	143 Market Street	Rutherford Crossings	Winchester	Frederick	VA	22603
827	PCC	Corporate	1240 Stafford Market Pl.	Suite 101	Stafford	Stafford	VA	22556
843	PCC	Corporate	4107 Portsmouth Blvd.	Suite 116	Chesapeake		VA	23321
865	PCC	Corporate	1790-40 East Market Street		Harrisonburg	Harrisonburg City	VA	22801
5220	PCC	Corporate	1865 Southpark Blvd	Southpark Sq	Colonial Heights	Colonial Heights City	VA	23834
5280	PCC	Corporate	12134 Jefferson Ave	Yoder Plaza	Newport News	Newport News City	VA	23602
5522	PCC	Corporate	3700 Candlers Mt Rd	Candlers Station	Lynchburg	Lynchburg City	VA	24502
438	PCC	Corporate	3114 NW Randall Way		Silverdale	Kitsap	WA	98383
450	PCC	Corporate	2315 4th Ave W.		Olympia	Thurston	WA	98502
463	PCC	Corporate	15600 NE 8th St	Suite F-17	Bellevue	King	WA	98008
464	PCC	Corporate	26225 104th Ave SE		Kent	King	WA	98030
465	PCC	Corporate	3721 116th St		Marysville	Snohomish	WA	98271
466	PCC	Corporate	10408 156th St. East	Suite 101	Puyallup	Pierce	WA	98374
471	PCC	Corporate	18027 Garden Way NE		Woodinville	King	WA	98072
474	PCC	Corporate	147 Cascade Mall Dr		Burlington	Skagit	WA	98233
665	PCC	Corporate	17356 Southcenter Pkwy		Tukwila	King	WA	98188
672	PCC	Corporate	32021 Pacific Hwy S		Federal Way	King	WA	98003
853	PCC	Corporate	1402 SE Everett Mall Way		Everett	Snohomish	WA	98208
518	PCC	Corporate	223 Junction Rd		Madison	Dane	WI	53717
4002	PCC	Corporate	4679 W College Ave		Appleton	Outagamie	WI	54915
4005	PCC	Corporate	9402 St Hwy 16		Onalaska	La Crosse	WI	54650
5136	PCC	Corporate	9190 N Green Bay Rd	Mktpl.Of Brown Deer #5	Brown Deer	Milwaukee	WI	53209
5140	PCC	Corporate	16900 W Bluemound Rd Ste J	Brookfield Fashion Ctr	Brookfield	Waukesha	WI	53005
5141	PCC	Corporate	6718 W Greenfield Ave	West Allis Town Ctr	West Allis	Milwaukee	WI	53214
5154	PCC	Corporate	5201 Washington Ave Ste Q	Racine Ctr	Racine	Racine	WI	53406
5174	PCC	Corporate	7150 Green Bay Road		Kenosha	Kenosha	WI	53142
5182	PCC	Corporate	1530 Koeller Road	Shops at Market Fair	Oshkosh	Winnebago	WI	54902
5184	PCC	Corporate	2031 Zeier Rd	East Towne Plaza S/C	Madison	Dane	WI	53704
5259	PCC	Corporate	831 S Military Ave	Green Bay Plaza	Green Bay	Brown	WI	54304
5337	PCC	Corporate	5058 S 74th St	Greenfield Place S/C	Greenfield	Milwaukee	WI	53220
5274	PCC	Corporate	526 Emily Dr	New Pointe Plaza	Clarksburg	Harrison	WV	26301
867	PCC	Corporate	1007 Cochrane Road		Morgan Hill	Santa Clara	CA	95037

Location #*	Type	C/F	Ship Street	Ship Street (2)	Ship City	Ship County	Ship State	Ship Zip
879	PCC	Corporate	6628 Lake Worth Blvd	Suite 400	Lake Worth	Tarrant	TX	76135
868	PCC	Corporate	2770 Hwy 365		Port Arthur	Jefferson	TX	77640
876	PCC	Corporate	1613 Hilltop Drive	Suites E-K	Redding	Shasta	CA	96003
880	PCC	Corporate	1701 Route 9		Wappinger’s Falls	Dutchess	NY	12590
882	PCC	Corporate	6302 Sunrise Blvd		Citrus Heights	Sacramento	CA	95610
897	PCC	Corporate	8920 NE 5th AVE		VANCOUVER	Clark	WA	98665
893	PCC	Corporate	5225 Settlers Market Blvd	Suite 200	Williamsburg	James City	VA	23188
892	PCC	Corporate	13806 E. Indiana Avenue		Spokane Valley	Spokane	WA	99216
881	PCC	Corporate	171 W. 230th Street		Bronx	Bronx	NY	10463
904	PCC	Corporate	215 Dorset Street		South Burlington	Chittenden	VT	05403
894	PCC	Corporate	9956 N. Newport Hwy		Spokane	Spokane	WA	99218
896	PCC	Corporate	5650 Cottle Road		San Jose	Santa Clara	CA	95123
885	PCC	Corporate	1125 Arsenal Street		Watertown	Jefferson	NY	13601
905	PCC	Corporate	1865 Campbell Lane Suite 300		Bowling Green	Warren	KY	42104
899	PCC	Corporate	32 Highland Common East		Hudson	Middlesex	MA	01749
887	PCC	Corporate	910 Wolcott Street		Waterbury	New Haven	CT	06705
889	PCC	Corporate	2100 Dixwell Avenue		Hamden	New Haven	CT	06514
891	PCC	Corporate	127 W Tiverton Way		Lexington	Fayette	KY	40503
886	PCC	Corporate	854 W Main Street		Branford	New Haven	CT	06405
888	PCC	Corporate	356 Washington Ave		North Haven	New Haven	CT	06473
890	PCC	Corporate	900 South Hover St		Longmont	Boulder	CO	80501
6010	PCC	Corporate	750 Queen St.		Southington	Hartford	CT	06489
6011	PCC	Corporate	6 Simms Rd At Albany Ave		West Hartford	Hartford	CT	06117
6014	PCC	Corporate	34 Hazard Ave.		Enfield	Hartford	CT	06082
6039	PCC	Corporate	1238 South Broad St.		Wallingford	New Haven	CT	06492
6049	PCC	Corporate	915 Hartford Tpke		Waterford	New London	CT	06385
6062	PCC	Corporate	15-17 Main Street	Putnam Bridge Plaza	East Hartford	Hartford	CT	06118
6071	PCC	Corporate	1444 Pleasant Valley Rd D-01	THE PLAZA AT BUCKLAND HILLS	Manchester	Hartford	CT	06040
6025	PCC	Corporate	1960 Tyrone Blvd.		St. Petersburg	Pinellas	FL	33710
6027	PCC	Corporate	2539 Countryside Blvd		Clearwater	Pinellas	FL	33761
6028	PCC	Corporate	3670 Bee Ridge Rd.		Sarasota	Sarasota	FL	34233
6058	PCC	Corporate	12799 Citrus Plaza Dr	Plaza at Citrus Park	Tampa	Hillsborough	FL	33625
6064	PCC	Corporate	9442 Us Hwy 19 N.	Embassy Plaza	Port Richey	Pasco	FL	34668
6001	PCC	Corporate	1457 Vfw Parkway		West Roxbury	Suffolk	MA	02132
6002	PCC	Corporate	880 Broadway, Rt. 1		Saugus	Essex	MA	01906
6004	PCC	Corporate	321 Worcester Rd	Rt. 9	Natick	Middlesex	MA	01760
6005	PCC	Corporate	100 Granite St.		Quincy	Norfolk	MA	02169
6006	PCC	Corporate	100 Boston Tpke.		Shrewsbury	Worcester	MA	01545
6009	PCC	Corporate	440 North Main St.		East Longmeadow	Hampden	MA	01028
6013	PCC	Corporate	34 Cambridge St.		Burlington	Middlesex	MA	01803
6015	PCC	Corporate	1190 Newport Ave.		South Attleboro	Bristol	MA	02703
6017	PCC	Corporate	3850 Mystic Valley Pkwy		Medford	Middlesex	MA	02155
6018	PCC	Corporate	209 Hartford Ave.		Bellingham	Norfolk	MA	02019
6022	PCC	Corporate	1 Harrison Blvd		Avon	Norfolk	MA	02322

Location #*	Type	C/F	Ship Street	Ship Street (2)	Ship City	Ship County	Ship State	Ship Zip
6026	PCC	Corporate	270 New Highway Rt. 44		Raynham	Bristol	MA	02767
6030	PCC	Corporate	86 N. Dartmouth Mall		North Dartmouth	Bristol	MA	02747
6034	PCC	Corporate	95 Drumhill Rd.		Chelmsford	Middlesex	MA	01824
6036	PCC	Corporate	296 Old Oak St.		Pembroke	Plymouth	MA	02359
6038	PCC	Corporate	1660 Soldiers Field Rd.		Brighton	Suffolk	MA	02135
6046	PCC	Corporate	30 Providence Highway	Space #2	Walpole	Norfolk	MA	02032
6048	PCC	Corporate	70 Worcester Providence Tpke	Ste 190	Millbury	Worcester	MA	01527
6052	PCC	Corporate	516 North Main Street		Leominster	Worcester	MA	01453
6060	PCC	Corporate	591 W Memorial Dr		Chicopee	Hampden	MA	01020
6065	PCC	Corporate	231A Highland Ave		Seekonk	Bristol	MA	02771
6068	PCC	Corporate	300 Andover St		Peabody	Essex	MA	01960
6069	PCC	Corporate	8 Allstate Rd Unit	Unit #85	Dorchester	Suffolk	MA	02125
6070	PCC	Corporate	356 Boylston Street		Boston	Suffolk	MA	02116
6073	PCC	Corporate	1030 Main Street	Main Street Marketplace	Waltham	Middlesex	MA	02451
6019	PCC	Corporate	220 Maine Mall Rd.		South Portland	Cumberland	ME	04106
6050	PCC	Corporate	33 Stephen King Dr.	The Marketplace at Augusta	Augusta	Kennebec	ME	04330
6066	PCC	Corporate	480 Stillwater Ave	Suite C	Bangor	Penobscot	ME	04401
6042	PCC	Corporate	904 South Willow St.		Manchester	Hillsborough	NH	03103
6043	PCC	Corporate	12 Northwest Blvd.		Nashua	Hillsborough	NH	03063
6044	PCC	Corporate	2064 Woodbury Ave.		Newington	Rockingham	NH	03801
6047	PCC	Corporate	261 Daniel Webster Hwy		Nashua	Hillsborough	NH	03060
6053	PCC	Corporate	250 Plainfield Rd	Rte 12A - Unit # 222	West Lebanon	Grafton	NH	03784
6059	PCC	Corporate	14 Ash Brook Road	Monadnock Marketplace	Keene	Chesire	NH	03431
6072	PCC	Corporate	4 Plaistow Road	State Line Plaza	Plaistow	Rockingham	NH	03865
6012	PCC	Corporate	162 Hillside Rd.		Cranston	Providence	RI	02920
6054	PCC	Corporate	622 George Washington Hwy	Lincoln Mall	Lincoln	Providence	RI	02865
6056	PCC	Corporate	300 Quaker Lane	Cowesett Corners	Warwick	Kent	RI	02886
6051	PCC	Corporate	41 Hawthorne St	Bldg. A	Williston	Chittenden	VT	05495
900	PCC	Corporate	380 Lafayette Road	Building #1 Unit #6	Seabrook	Rockingham	NH	03874
901	PCC	Corporate	530 Bushy Hill Road	Suite 50	Simsbury	Hartford	CT	06070
741	PCC	Corporate	670 Columbus Avenue		New York	New York	NY	10025
912	PCC	Corporate	500 Connecticut Ave		Norwalk	Fairfield	CT	06854
913	PCC	Corporate	2009 Black Rock Tpke		Fairfield	Fairfield	CT	06825
919	PCC	Corporate	10375 Dixie Hwy		Louisville	KY	Jefferson	40272
906	PCC	Corporate	5200 E Ramon Rd	Suite B-4	Cathedral City	Riverside	CA	92264
898	PCC	Corporate	114 Woody Jones Blvd		Florence	Florence	SC	29501
895	PCC	Corporate	8301 W Flagler St.		Miami	FL	Miami-Dade	33144
884	PCC	Corporate	1255 Raritan Road	Unit #710	Clark	NJ	Union	07066
910	PCC	Corporate	3702 Frederick Ave Suite L12		St. Joseph	MO	Buchanan	64506
2001	PCC	Corporate	1225 Finch Ave. West		Toronto	Canada	Ontario	M3J 2E8
2004	PCC	Corporate	3050 Vega Blvd.	Unit 5	Mississauga	Canada	Ontario	L5L 5X8
2005	PCC	Corporate	40 Kingston Rd. East	Unit 108	Ajax	Canada	Ontario	L1Z 1E9
2006	PCC	Corporate	821 Golf Links Rd.	Unit 2-4	Ancaster	Canada	Ontario	L9K 1L5
2007	PCC	Corporate	29 William Kitchen Rd.	Unit 2	Scarborough	Canada	Ontario	M1P 5B7

Location #*	Type	C/F	Ship Street	Ship Street (2)	Ship City	Ship County	Ship State	Ship Zip
2008	PCC	Corporate	39 Orfus Rd.	Unit D	Toronto	Canada	Ontario	M6A 1L7
2009	PCC	Corporate	227 Vodden Rd. East		Brampton	Canada	Ontario	L6V 1N2
2010	PCC	Corporate	5051 Hwy 7 East	Unit 1A	Markham	Canada	Ontario	L3R 1N3
2011	PCC	Corporate	5915 Rodeo Dr.		Mississauga	Canada	Ontario	L5R 4C1
2013	PCC	Corporate	17480 Yonge St.	Unit C1A	Newmarket	Canada	Ontario	L3Y 8A8
2014	PCC	Corporate	400 Bayfield St.	Unit 53	Barrie	Canada	Ontario	L4M 5A1
2015	PCC	Corporate	3537 Fairview St.	Unit 1	Burlington	Canada	Ontario	L7N 2R4
2016	PCC	Corporate	589 Fairway Rd. South	Unit 16	Kitchener	Canada	Ontario	N2C 1X4
2017	PCC	Corporate	9625 Yonge St.	Unit 1	Richmond Hill	Canada	Ontario	L4C 5T2
2019	PCC	Corporate	370 Southdale Rd. West		London	Canada	Ontario	N6J 4G7
2020	PCC	Corporate	4115 Walker Rd.	Unit 40	Windsor	Canada	Ontario	N8W 3T6
2021	PCC	Corporate	286 Bunting Rd.	Unit 26	St. Catharines	Canada	Ontario	L2M 7S5
2022	PCC	Corporate	1872 Merivale Rd.	Unit B1	Ottawa	Canada	Ontario	K2G 1E6
2023	PCC	Corporate	30 Broadleaf Ave.	Unit C1	Whitby	Canada	Ontario	L1R 0B5
2024	PCC	Corporate	561 Hespeler Rd.		Cambridge	Canada	Ontario	N1R 6J4
2025	PCC	Corporate	70 Great Lakes Dr.	Unit 147	Brampton	Canada	Ontario	L6R 2L7
2026	PCC	Corporate	2085 Tenth Line Rd.	Unit 3	Ottawa	Canada	Ontario	K4A 4C5
2027	PCC	Corporate	14 Lebovic Ave.		Scarborough	Canada	Ontario	M1L 4V9
2028	PCC	Corporate	160 North Queen St.		Etobicoke	Canada	Ontario	M9C 1A8
2029	PCC	Corporate	911 Taunton Rd. East	Building M	Oshawa	Canada	Ontario	L1K 7K5
2030	PCC	Corporate	339 Main St., Unit A2		Thunder Bay	Canada	Ontario	P7B5L6
2031	PCC	Corporate	1080 Lansdowne St. West		Peterborough	Canada	Ontario	K9J1Z9
2032	PCC	Corporate	199 Bell Blvd.	Unit 4	Belleville	Canada	Ontario	K8P5K6
2033	PCC	Corporate	1925 Dundas St.		London	Canada	Ontario	N5V1P7
2140	PCC	Corporate	9450 137th Ave.		Edmonton	Canada	Alberta	T5E 6C2
2141	PCC	Corporate	2119 99 St. NW		Edmonton	Canada	Alberta	T6N 1L4
2142	PCC	Corporate	302 Mayfield Commons NW		Edmonton	Canada	Alberta	T5P 4B3
2143	PCC	Corporate	11517 Westgate Dr.	Unit 108	Grande Prairie	Canada	Alberta	T8V 3B1
2144	PCC	Corporate	222 Baseline Rd., Unit C3		Sherwood Park	Canada	Alberta	T8H1S8
2145	PCC	Corporate	3320 20th Ave. NE	Unit 109	Calgary	Canada	Alberta	T1Y 6E8
2146	PCC	Corporate	9950 MacLeod Trail South	Unit 40	Calgary	Canada	Alberta	T2J3K9
2150	PCC	Corporate	879 Marine Dr.	Unit 120	Vancouver	Canada	BC	V7P 1R7
2151	PCC	Corporate	6900 Island Hwy	Unit 102	Nanaimo	Canada	BC	V9V1P6
2160	PCC	Corporate	50 White Rose Dr.		St. John’s	Canada	Newfoundland	A1A0H5
2161	PCC	Corporate	201 Chain Lake Dr.	Unit 12-14	Halifax	Canada	Nova Scotia	B351C8
2170	PCC	Corporate	4805 Gordon Rd.	Unit 40	Regina	Canada	Saskatchewan	S4W0B7
2162	PCC	Corporate	79 Wyse Street	Unit B6	Moncton		NB	E1G 5R1
2034	PCC	Corporate	410 Fairview Drive	Unit C4	Brantford		ON	N3R 2X8

Schedule 3.15

CAPITALIZATION AND SUBSIDIARIES

Legal Entity	Equity Holder	Percentage Interest	Jurisdiction of Organization	Type of Entity
Party City Holdings Inc.	PC Intermediate Holdings, Inc.	100%	Delaware	Corporation
US Balloon Manufacturing Co., Inc.	Party City Holdings Inc.	100%	New York	Corporation
Amscan Inc.	Party City Holdings Inc.	100%	New York	Corporation
Anagram International, Inc.	Party City Holdings Inc.	100%	Minnesota	Corporation
Anagram Eden Prairie Property Holdings LLC	Party City Holdings Inc.	100%	Delaware	Limited liability company
Am-Source, LLC	Party City Holdings Inc.	100%	Rhode Island	Limited liability company
Trisar, Inc.	Party City Holdings Inc.	100%	California	Corporation
Party City Corporation	Party City Holdings Inc.	100%	Delaware	Corporation
Amscan Purple Sage, LLC	Amscan Inc.	100%	Delaware	Limited liability company
Amscan NM Land, LLC	Amscan Inc.	100%	Delaware	Limited liability company
Amscan Custom Injection Molding LLC	Amscan Inc.	75%	Delaware	Limited liability company
Anagram International Holdings, Inc.	Anagram International, Inc.	100%	Minnesota	Corporation
Anagram International, LLC	Anagram International, Inc.	98%	Nevada	Limited liability company
	Anagram International Holdings, Inc.	2%
Christy’s By Design Limited	Party City Holdings Inc.	100%	United Kingdom	Company
Amscan Asia International Limited	Party City Holdings Inc.	100%	Hong Kong	Corporation
Christy Asia Limited	Party City Holdings Inc.	100%	Hong Kong	Corporation
Christy Garments and Accessories Limited	Party City Holdings Inc.	100%	United Kingdom	Company
Christy Dressup Limited	Party City Holdings Inc.	100%	United Kingdom	Company
Anagram Espana S.L.	Party City Holdings Inc.	100%	Spain	Corporation
Amscan Japan Co., Ltd.	Party City Holdings Inc.	100%	Japan	Corporation
Everts International Ltd	Party City Holdings Inc.	100%	United Kingdom	Company
Riethmuller (Polaska) Sp z.o.o.	Party City Holdings Inc.	100%	Poland	Limited liability company
Amscan Distributors (Canada), Ltd.	Party City Holdings Inc.	100%	Canada	Corporation
Amscan Partyartikel GmbH	Party City Holdings Inc.	100%	Germany	Company
Party City Canada Inc.	Party City Holdings Inc.	100%	Canada	Corporation
Everts Malaysia SDN BHD	Party City Holdings Inc.	100%	Malaysia	Corporation

7

Legal Entity	Equity Holder	Percentage Interest	Jurisdiction of Organization	Type of Entity
Amscan Party Goods Pty. Limited	Party City Holdings Inc.	100%	Australia	Corporation
Amscan de Mexico S.A. de C.V.	Party City Holdings Inc.	50%	Mexico	Corporation
	Amscan Inc.	50%
Amscan Europe GmbH	Party City Holdings Inc.	100%	Germany	Company
Amscan Holdings Limited	Party City Holdings Inc.	100%	United Kingdom	Company
Anagram France S.C.S.	Anagram International Holdings, Inc.	78%	France	Limited partnership
	Anagram International, Inc.	22%
Amscan International Limited	Amscan Holdings Limited	100%	United Kingdom	Company
Travis Designs Limited	Amscan International Limited	100%	United Kingdom	Company
Party Delights Ltd.	Amscan International Limited	100%	United Kingdom	Company
Delights Limited	Party Delights Ltd.	100%	United Kingdom	Company

8

Schedule 5.14(b)

POST-CLOSING OBLIGATIONS

Borrowers shall, as promptly as practicable (and in any event within the time frames set forth below):

1.	Insurance. No later than the 60th calendar day following the Closing Date (or such later date as the Administrative Agent may determine in its sole discretion), deliver to the Administrative Agent insurance endorsements for the Loan Parties’ casualty insurance policies (including any business interruption insurance policy) naming the Administrative Agent on behalf of the Lenders as an additional insured and property insurance policies containing a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Administrative Agent, that names the Administrative Agent, on behalf of the Lenders as the loss payee thereunder and provides for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or ten days’ prior written notice for any cancellation due to non-payment of premiums).

2.	Good Standing. No later than the 60th calendar day following the Closing Date (or such later date as the Administrative Agent may determine in its sole discretion), use commercially reasonable efforts to deliver to the Administrative Agent a tax good standing certificate from the New York State Department of Taxation and Finance for each of Amscan Inc. and US Balloon Manufacturing Co., Inc. (collectively, the “New York Guarantors”).

3.	Intellectual Property. No later than the 60th calendar day following the Closing Date (or such later date as the Administrative Agent may determine in its sole discretion), use commercially reasonable efforts to deliver to the Administrative Agent evidence of termination with regard to the following Liens:

a.	Liens in connection with the following Trademarks recorded at Reel/Frame Number 4107/0644 in favor of Wells Fargo Bank, N.A Recorded on December 3, 2009:

Owner	Trademark	Application Number	Registration Number
US Balloon Manufacturing Co., Inc.	CLIP-N-WEIGHT	76296890	2540488
US Balloon Manufacturing Co., Inc.	BELLY BEARS	73564952	1409598
US Balloon Manufacturing Co., Inc.	U.S. BALLOON	73450148	1350802

b.	Liens in connection with substantially all of the Company’s then-existing Copyrights recorded at V3598 D311 in favor of Credit Suisse, AG, Cayman Islands Branch, recorded on August 16, 2010.

9

c.	Liens in connection with substantially all of the Company’s then-existing Copyrights recorded at V3598 D322 in favor of Wells Fargo Retail Finance, LLC, recorded on August 27, 2010.

d.	Liens in connection with substantially all of the Company’s then-existing Copyrights recorded at V3597 D236 in favor of Credit Suisse AG, Cayman Islands Branch, recorded on December 6, 2010.

10

Schedule 6.01(i)

EXISTING INDEBTEDNESS

1.	Indebtedness (i) secured by liens referenced on UCC-1 filings listed on Schedule 6.02 and (ii) in connection with the following Capital Leases outstanding as of the Closing Date:

Lessee	Lender	Type of Debt	Outstanding
Amscan, Inc.	Raymond Equipment Co. and Wells Fargo	Equipment Leases	$2,289,000
Party City Corporation	Raymond Equipment Co.	Equipment Leases	$291,000

2.	The following Indebtedness of Subsidiaries as of the Closing Date:

•	GBP 1 million overdraft facility provided by NatWest to Christys By Design Limited

•	RM 1.0 million overdraft facility, RM 1.0 million bank guarantee and RM 40.0 million foreign exchange contract limit, each provided by HSBC Bank to Everts (Malaysia) SDN BHD

•	EUR 1.0 million overdraft facility provided by Commerzbank Aktiengesellchaft Filliale Esslingen

•	EUR 1.0 million overdraft facility provided by Kreissparkasse Esslingen-Nürtingen

•	C$6.4 million demand operating credit, and C$0.7 million demand credit for foreign exchange contracts, each provided by Canadian Imperial Bank of Commerce to Party City Canada Inc.

11

3.	Intercompany Indebtedness among the Loan Parties and non-Loan Parties existing on the Closing Date:

[SEE ATTACHED.]

Payee	Payor	Amounts USD
Amscan International Limited	Party City Holdings Inc.	52,081,693.99
Amscan Europe GmbH	Party City Holdings Inc.	5,115,954.73
Christy Asia Limited	Amscan Inc.	11,668,807.50
Amscan Asia International Limited	Amscan Inc.	6,998,807.69
Amscan de Mexico S.A. de C.V.	Amscan Inc.	410,536.50
Christy Asia Limited	Trisar, Inc.	312,678.56
Amscan Japan Co., Ltd.	Anagram International Inc.	2,575,604.88
Everts Malaysia SDN BHD	Anagram International Inc.	8,250.85
Amscan Asia International Limited	Anagram International Inc.	3,368.00
Amscan de Mexico S.A. de C.V.	Anagram International Inc.	1,537.41
Amscan Asia International Limited	Party City Corporation	1,544,703.43

Payee	Payor	Amounts USD
Amscan Inc.	Amscan Europe GmbH	4,303,646.83
Anagram International Inc.	Amscan Europe GmbH	2,141,411.79
Trisar, Inc.	Amscan Europe GmbH	139,496.64
Amscan Inc.	Amscan International Limited	45,388,835.38
Trisar, Inc.	Amscan International Limited	104,968.84
Anagram International Inc.	Amscan International Limited	44,644,124.45
Anagram International Inc.	Everts International Ltd	130,553.58
Amscan Inc.	Party Delights Ltd.	1,236,576.38
Amscan Inc.	Everts Malaysia SDN BHD	2,756,076.67
Amscan Inc.	Anagram International LLC.	6,367,990.11
Trisar, Inc.	Anagram International LLC.	245,234.08
Anagram International Inc.	Anagram International LLC.	4,603,033.37
Amscan Inc.	Amscan Distributors (Canada), Ltd.,	14,919,067.42
Am-Source, LLC	Amscan de Mexico S.A. de C.V.	548,771.38
Amscan Inc.	Party City Canada Inc.	7,762.64
Trisar, Inc.	Party City Canada Inc.	126,638.00
Anagram International Inc.	Party City Canada Inc.	15,797.05
Party City Corporation	Party City Canada Inc.	1,791,317.90

Schedule 6.01(t)

CORPORATE LEASES ASSIGNED/SOLD/TRANSFERRED

Franchise Locations Guaranteed/Assigned by Party City Corporation as of the Closing Date:

Franchise No.	Franchise Store Address
359	4715 East Ray Road, Phoenix, AZ 85044
732	2470 Chemical Road, Plymouth Meeting, PA 19462 19341
5347	10327 E Shelby Dr., Collierville, TN 38017

28

Schedule 6.02

EXISTING LIENS

1. Liens securing Indebtedness listed on item 1(ii) of Schedule 6.01 and the Liens evidenced by the following UCC filings or judgment search results:

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	Key Equipment Finance Inc.	Collateral obtained by leases, loans, or other agreements with the Secured Party	6/8/2006	200606085560 370
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-3 – Continuation	Key Equipment Finance Inc.		6/8/2006	200606085560 370	3/30/2011	201103305330 250
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	US Bancorp	Various Equipment	8/6/2010	201008065773 356
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	Raymond Leasing Corporation	Various Equipment	11/4/2010	201011046089 486
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	11/16/2010	201011166128 411
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	1/27/2011	201101275094 562
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	2/16/2011	201102165168 188
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	Raymond Leasing Corporation	Various Equipment	3/18/2011	201103185283 570

29

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	U.S. Bancorp Equipment Finance, Inc.	Various Equipment	6/16/2011	201106165658 729
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	Toyota Motor Credit Corporation (Assignee); Summit Handling Systems, Inc. (Assignor)	Various Equipment	6/23/2011	201106235683 626
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	Crown Credit Company	Various Equipment	8/26/2011	201108265934 617
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	Raymond Leasing Corporation	Various Equipment	8/26/2011	201108265934 681
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	Raymond Leasing Corporation	Various Equipment	11/26/2011	201111266319 003
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	Raymond Leasing Corporation	Various Equipment	11/26/2011	201111266319 015
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	Raymond Leasing Corporation	Various Equipment	12/7/2011	201112076367 260
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	IBM Credit LLC	Various Equipment	1/25/2012	201201255100 452
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	U.S. Bank Equipment Finance	Various Equipment	3/16/2012	201203165312 088
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	U.S. Bank Equipment Finance	Various Equipment	8/28/2012	201208285965101
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	Raymond Leasing Corporation	Various Equipment	8/29/2012	201208295972312

30

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	U.S. Bank Equipment Finance, a Division of U.S. Bank National Association	Various Equipment	1/2/2013	201301025002232
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	U.S. Bank Equipment Finance, a division of U.S. Bank National Association	Various Equipment	1/3/2013	201307035726672
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	Toyota Motor Credit Corporation (Assignee); Summit Handling Systems, Inc. (Assignor)	Various Equipment	7/26/2013	201307265804020
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	U.S. Bank Equipment Finance	Various Equipment	8/28/2013	201308285923371
Amscan Inc. dba Deco Paper Products a Division of Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	American Packaging Capital, Inc. (Assignor)	Various Equipment	4/22/2014	201404228153169

31

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Amscan Inc. dba Deco Paper Products a Division of Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-3 – Assignment	TCF Equipment Finance, Inc. (Assignee); American Packaging Capital, Inc. (Assignor)	Various Equipment	4/22/2014	201404228153169	4/28/2014	201404285428604
Amscan, Inc.	NY – Department of State	A thru 7/21/15	UCC-1	U.S. Bank Equipment Finance	Various Equipment	5/7/2014	201405075472403
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	U.S. Bank Equipment Finance, a Division of U.S. Bank National Association (Assignee); eCap Leasing, Inc. (Assignor)	Various Equipment	12/26/2014	201412260722769
Amscan Inc.	NY – Department of State	A thru 7/21/15	UCC-1	Marlin Business Bank	Various Equipment	3/12/2015	201503125249005
Am-Source, LLC	RI – SOS	A thru 7/17/15	UCC-1	Konica Minolta Premier	Various Equipment	11/13/2012	201211843990

32

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Anagram International, Inc.	MN – SOS	A thru 7/17/15	UCC-1	U.S. Bancorp Equipment Finance, Inc.	Various Equipment	5/18/2011	201124301274
Anagram International, Inc.	MN – SOS	A thru 7/17/15	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	5/25/2011	201124381004
Anagram International, Inc.	MN – SOS	A thru 7/17/15	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	5/25/2011	201124381016
Anagram International, Inc.	MN – SOS	A thru 7/17/15	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	4/10/2013	201331920909
Anagram International, Inc.	MN – SOS	A thru 7/17/15	UCC-1	Crown Credit Company	Various Equipment	8/1/2014	201437465689
Party City Corporation	DE - SOS	A thru 7/16/2015	UCC-1	Canon Financial Services	Various Equipment	8/6/2010	20102749921
Party City Corporation	DE – SOS	A thru 7/16/15	UCC-1	Canon Financial Services	Various Equipment	9/21/2011	20113633982
Trisar, Inc.	CA – SOS	A thru 7/10/15	UCC-1	General Electric Capital Business Asset Funding Corporation FKA MetLife Capital Corporation	Various Equipment	12/8/2005	057051542594

33

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Trisar, Inc.	CA – SOS	A thru 7/19/15	UCC-3 – Continuation	General Electric Capital Business Asset Funding Corporation FKA MetLife Capital Corporation	Various Equipment	12/8/2005	057051542594	8/30/2010	1072432321
US Balloon Manufacturing Co., Inc.	NY – Department of State	A thru 7/21/15	UCC-1	Betallic, L.L.C.	Various Equipment	3/23/11	201103238097303

2. Liens existing on the following intellectual property:

A)	Liens in connection with the following Trademarks recorded at Reel/Frame Number 4107/0644 in favor of Wells Fargo Bank, N.A on December 3, 2009:

Owner	Trademark	Application Number	Registration Number
U.S. Balloon Manufacturing Company, Inc.	CLIP-N-WEIGHT	76296890	2540488
U.S. Balloon Manufacturing Company, Inc.	BELLY BEARS	73564952	1409598
U.S. Balloon Manufacturing Company, Inc.	U.S. BALLOON	73450148	1350802

B)	Liens in connection with substantially all of the Company’s then-existing Copyrights recorded at V3598 D311 in favor of Credit Suisse, AG, Cayman Islands Branch, recorded on August 16, 2010.

34

C)	Liens in connection with substantially all of the Company’s then-existing Copyrights recorded at V3598 D322 in favor of Wells Fargo Retail Finance, LLC, recorded on August 27, 2010.

D)	Liens in connection with substantially all of the Company’s then-existing Copyrights recorded at V3597 D236 in favor of Credit Suisse AG, Cayman Islands Branch, recorded on December 6, 2010.

35

Schedule 6.04

NEGATIVE PLEDGES

None.

36

Schedule 6.06

RESTRICTIVE AGREEMENTS

None.

37

Schedule 6.07

EXISTING INVESTMENTS

1.	Existing Investments of the Subsidiaries in the entities listed on Schedule 3.15.

2.	Investments made by any Loan Party or any of their Subsidiaries in connection with the intercompany Indebtedness listed on item 3 of Schedule 6.01(i).

38

Schedule 6.11

TRANSACTIONS WITH AFFILIATES

1.	Employment Agreement between Party City Holdings Inc. and James M. Harrison dated as of January 1, 2015

2.	Employment Agreement between Party City Holdings Inc. and Gerald Rittenberg dated as of January 1, 2015

3.	Employment Agreement between Party City Holdings Inc. and Gregg A. Melnick effective January 1, 2015

4.	Letter Agreement between Party City Holdings Inc. and Michael A. Correale dated as of March 24, 2015

5.	The Basic and Performance Stock Options issued to employees

6.	Severance agreements (or severance provisions in employment agreements), made by Amscan Holdings Inc. or its Subsidiaries with the following management employees: Bill Finch, John Conlon, Robert Ashey, John Kupsch and Bill Goodwin.

7.	License Agreement among Pretty Ugly LLC, Amscan Inc. David Horvath and Sun-Min Kim dated February 14, 2011, as amended August 16, 2011 for the license of the Ugly Dolls characters. James Harrison and Gerry Rittenberg are members of Pretty Ugly LLC.

8.	License Agreement among Pretty Ugly LLC, Grassland Road, a division of Amscan Inc., David Horvath and Sun-Min Kim dated November 9, 2011, as amended April 5, 2012 for the license of the Ugly Dolls characters. James Harrison and Gerry Rittenberg are members of Pretty Ugly LLC.

9.	The Supply and Distribution Agreement among Amscan Inc. and American Greetings Corporation, dated as of December 21, 2009, as amended August 25, 2014.

10.	Second Amended and Restated Supply Agreement among Amscan Holdings, Inc., Party City Corporation, Factory Card & Party Outlet Corp., Party America Franchising Inc., Party Concepts and American Greetings Corporation, dated as of December 21, 2009, as amended May 2, 2014.

39

Schedule 9.01

BORROWER’S WEBSITE ADDRESS FOR ELECTRONIC DELIVERY

http://investor.partycity.com/investors/default.aspx

40

EXHIBIT A

[Reserved]

A-1

EXHIBIT B

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). In the case the Assigned Interest covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 of the Credit Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the Credit Agreement. Such sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(b)(iv) of the Credit Agreement, (ii) without recourse to the Assignor and (iii) except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers:	Party City Holdings Inc. and Party City Corporation.

4. Administrative Agent: Deutsche Bank AG New York Branch, as administrative agent and collateral agent under the Credit Agreement.

[1]	Select as applicable.

EXHIBIT B

5. Credit Agreement: The Term Loan Credit Agreement dated as of August 19, 2015, by and among, inter alia, Party City Holdings Inc., a Delaware corporation, Party City Corporation, a Delaware corporation (together with Party City Holdings Inc., the “Borrowers”), PC Intermediate Holdings, Inc., a Delaware corporation, the Subsidiaries of the Borrowers from time to time party thereto, the Lenders from time to time party thereto and Deutsche Bank AG New York Branch, as administrative agent and as collateral agent.

6. Assigned Interest:

Aggregate Amount of Commitment/Loans	Class of Loans Assigned	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans under Relevant Class[2]		CUSIP Number
$		$		%
$		$		%
$		$		%

Effective Date:                  , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

EXHIBIT B

Consented to and Accepted:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Consented to:]3

PARTY CITY HOLDINGS INC., as Borrower Agent

By:
Name:
Title:

[3]	To be added only if the consent of the Borrower Agent is required by the terms of the Credit Agreement.

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 3.04(a) or delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. To the extent the Assignee is an Affiliated Lender, in connection with any Dutch Auction by Holdings, either Borrower and/or any of their Subsidiaries, such Assignee (x) represents and warrants to the Assignor, as of the date of any such purchase and assignment, that it is not in possession of MNPI with respect to the Borrowers or any of

EXHIBIT B

their subsidiaries or their respective Securities that (A) has not been disclosed to the Assignor prior to such date and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, the Assignor’s decision to assign Term Loans to such Assignee (in each case, other than because the Assignor does not wish to receive MNPI with respect to the Borrowers or any of their subsidiaries or their respective securities) or (y) has disclosed to the Assignor that it cannot make such representation and warranty, in which case, by this Assignment and Assumption, the Assignor has acknowledged and agreed that in connection with this Assignment and Assumption, (1) such Affiliated Lender or its Affiliates may have, and later may come into possession of, MNPI, (2) such Assignor has independently, without reliance on the applicable Affiliated Lender, the Sponsors, Holdings, either Borrower, any of their subsidiaries, the Administrative Agent, the Arrangers or any of their respective Affiliates, made its own analysis and determination to participate in such assignment notwithstanding such Assignor’s lack of knowledge of the MNPI, (3) none of the applicable Affiliated Lenders, the Sponsors, Holdings, either Borrower, any of their subsidiaries, the Administrative Agent, the Arrangers or any of their respective Affiliates shall have any liability to such Assignor, and such Assignor hereby waives and releases, to the extent permitted by law, any claims it may have against the applicable Affiliated Lender, the Sponsors, Holdings, each Borrower, each of their subsidiaries, the Administrative Agent, the Arrangers and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the MNPI and (4) the MNPI may not be available to the Administrative Agent, the Arrangers or the other Lenders. If the Assignee is an Affiliated Lender, it agrees that solely in its capacity as an Affiliated Lender, it will not be entitled to (i) attend (including by telephone) or participate in any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Article 2 of the Credit Agreement).

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.

EXHIBIT C

[FORM OF]

COMPLIANCE CERTIFICATE

[                 , 20    ]

To:	The Administrative Agent and each of the Lenders parties to the

Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Term Loan Credit Agreement dated as of August 19, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, Party City Holdings Inc., a Delaware corporation, Party City Corporation, a Delaware corporation (together with Party City Holdings Inc., the “Borrowers”), PC Intermediate Holdings, Inc., a Delaware corporation, the Subsidiaries of the Borrowers from time to time party thereto, the Lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent and as collateral agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, AS A FINANCIAL OFFICER OF THE BORROWER AGENT, IN SUCH CAPACITY AND NOT IN AN INDIVIDUAL CAPACITY, THAT:

1. I am the duly elected                      of Borrower Agent and a Financial Officer of the Borrower Agent;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Borrower Agent and its Subsidiaries, on a consolidated basis, during the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements;

3. [Except as set forth below, the] [The] examinations described in paragraph 2 did not disclose, and I have no knowledge of [(i)] the existence of any condition or event which constitutes a Default or Event of Default that has occurred and is continuing as of the date of this Compliance Certificate [and (ii) the disclosure set forth below specifies, in reasonable detail, the nature of any such condition or event and any action taken or proposed to be taken with respect thereto;]

4. [[For annual certificates (commencing with the Fiscal Year ending on December 31, 2015), add:] Schedule 1 attached hereto sets forth Excess Cash Flow for the Fiscal Year ended [        ].]

5. [Attached as Schedule 2 hereto are pro forma financial statements with respect to the [Fiscal Quarter] [Fiscal Year] ended [        ] reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such financial statements.] [There are no Unrestricted Subsidiaries as of the date hereof.]

6. [Attached as Schedule 3 hereto is a list of each subsidiary of the Borrower Agent that identifies each subsidiary as a Subsidiary or an Unrestricted Subsidiary as of the date hereof.] [There is no change in the list of Subsidiaries or Unrestricted Subsidiaries from that set forth in [Schedule 3.15 of the Credit Agreement] [the Compliance Certificate delivered with respect to the [Fiscal Quarter] [Fiscal Year] ended [        ].]

[The description below sets forth the exceptions to paragraph 3 by listing, in reasonable detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

]

The foregoing certifications, together with the information set forth in the Schedules hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of the date first written above.

PARTY CITY HOLDINGS INC., as Borrower Agent

By:
Name:
Title:

SCHEDULE 1

Calculation of Excess Cash Flow

SCHEDULE 2

Pro Forma Financial Statements Eliminating Accounts of Unrestricted Subsidiaries

SCHEDULE 3

List of Subsidiaries/Unrestricted Subsidiaries

EXHIBIT D

[FORM OF]

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of                          , 20    , is entered into among                     , a                      (the “New Subsidiary”) and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), under that certain Term Loan Credit Agreement dated as of August 19, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, Party City Holdings Inc., a Delaware corporation, Party City Corporation, a Delaware corporation (together with Party City Holdings Inc., the “Borrowers”), PC Intermediate Holdings, Inc., a Delaware corporation, the Subsidiaries of the Borrowers from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent and the Collateral Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Subsidiary, the Administrative Agent and the Collateral Agent, for the benefit of the Lenders, hereby agree as follows:

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a Loan Guarantor for all purposes of the Credit Agreement and shall have all of the rights, benefits, duties and obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the covenants set forth in Articles V and VI of the Credit Agreement and (b) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 of the Credit Agreement, hereby absolutely and unconditionally guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, upon acceleration or otherwise) to the extent of and in accordance with Article X of the Credit Agreement.

2. The New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (or supplements, joinders or other modifications with respect thereto) as requested by the Administrative Agent in accordance with the Credit Agreement.

3. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

4. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

5. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT (WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, the Administrative Agent and the Collateral Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT E

[FORM OF] BORROWING REQUEST

Deutsche Bank AG New York Branch,

as Administrative Agent for the Lenders referred to below

60 Wall Street

New York, NY 10005

Attention: Dusan Lazarov

Fax: 212-797-5690

August [●], 20151

Ladies and Gentlemen:

Reference is made to the Term Loan Credit Agreement dated as of August 19, 2015, among, inter alia, Party City Holdings Inc. (the “Borrower Agent”), Party City Corporation (the “Subsidiary Borrower”, and together with the Borrower Agent, the “Borrowers”), PC Intermediate Holdings, Inc., a Delaware corporation, the Subsidiaries of the Borrowers from time to time party thereto, the Lenders parties thereto, and Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that each Borrower (on a joint and several basis in accordance with Section 2.24 of the Credit Agreement) requests the Borrowing under the Credit Agreement to be made on [the Closing Date] [Insert date of proposed Borrowing], and in that connection sets forth below the terms on which the Borrowing is requested to be made:

(A)	Date of Borrowing
(which shall be a Business Day)

(B)	Principal Amount of Borrowing

(C)	Class and Type of Borrowing

(D)	Interest Period and the last day thereof
(in the case of a LIBO Rate Borrowing)

(E)	Amount, Account Number and Location for Borrower Agent

[1]	Must be notified in writing or by telephone (with such telephonic notification to be confirmed promptly in writing) not later than 12:00 p.m., New York City time (i) two (2) Business Days before the proposed Closing Date (or three (3) Business Days before the date of the proposed Borrowing, in the case of a Borrowing occurring after the Closing Date), in the case of a LIBO Rate Borrowing (or such later time as shall be acceptable to the Administrative Agent) or (ii) on the date of the proposed Borrowing, in the case of an ABR Borrowing (or such later time as shall be acceptable to the Administrative Agent).

Wire Transfer Instructions:

Amount	[●]

Bank:	[●]

ABA No.:	[●]

Account No.:	[●]

Account Name:	Party City Holdings Inc.

(F)	Amount, Account Number and Location for Subsidiary Borrower

Wire Transfer Instructions:

Amount:	[●]

Bank:	[●]

ABA No.:	[●]

Account No.:	[●]

Account Name:	Party City Corporation

[SIGNATURE PAGE FOLLOWS]

EXHIBIT E

PARTY CITY HOLDINGS INC.

By:
	Name:	[●]
	Title:	[●]

PARTY CITY CORPORATION

By:
	Name:	[●]
	Title:	[●]

EXHIBIT F

[FORM OF]

PROMISSORY NOTE

$[ ]	New York, New York
[●], 201[●]

FOR VALUE RECEIVED, the undersigned, Party City Holdings Inc., a Delaware corporation and Party City Corporation, a Delaware corporation (together with Party City Holdings Inc., collectively the “Borrowers”), each hereby promise (on a joint and several basis in accordance with Section 2.24 of the below referenced Credit Agreement) to pay on demand to [            ] (the “Lender”) or its registered assigns, at the office of Deutsche Bank AG New York Branch (the “Agent”) at 60 Wall Street, New York, New York 10005, the principal sum of $[        ] or such lesser amount as is outstanding from time to time, on the dates and in the amounts set forth in the Term Loan Credit Agreement dated as of August 19, 2015 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, the Borrowers, PC Intermediate Holdings, Inc., the Subsidiaries from time to time party thereto, the Lenders party thereto and the Agent, in lawful money of the United States of America. Each Borrower also promises (on a joint and several basis in accordance with Section 2.24 of the Credit Agreement) to pay interest from the date of such Loans on the principal amount thereof from time to time outstanding, in like funds, at said office, in each case, in the manner and at the rate or rates per annum and payable on the dates provided in the Credit Agreement. Terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Each Borrower promises (on a joint and several basis in accordance with Section 2.24 of the Credit Agreement) to pay interest on any overdue principal and, to the extent permitted by law, overdue interest from the due dates, in each case, in the manner and at the rate or rates provided in the Credit Agreement.

Each Borrower hereby waives diligence, presentment, demand, protest and notice of any kind to the extent possible under any Requirements of Law. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this promissory note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrowers under this Promissory Note.

This promissory note is one of the Promissory Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Promissory Note is entitled to the benefit of the Credit Agreement and is guaranteed and secured as provided therein and in the other Loan Documents referred to in the Credit Agreement.

THE ASSIGNMENT OF THIS PROMISSORY NOTE AND ANY RIGHTS WITH RESPECT THERETO IS SUBJECT TO THE PROVISIONS OF THE CREDIT AGREEMENT INCLUDING THE PROVISIONS GOVERNING THE REGISTER AND THE PARTICIPANT REGISTER.

THIS PROMISSORY NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS PROMISSORY NOTE (WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

PARTY CITY HOLDINGS INC.

By:
Name:
Title:

PARTY CITY CORPORATION

By:
Name:
Title:

3

Schedule A to Promissory Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Class of Loans	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to LIBO Rate Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule B to Promissory Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF LIBO RATE LOANS

Date	Class of Loans	Amount of LIBO Rate Loans	Amount Converted to LIBO Rate Loans	Interest Period and Adjusted LIBO with Respect Thereto	Amount of Principal of LIBO Rate Loans Repaid	Amount of LIBO Rate Loans Converted to ABR Loans	Unpaid Principal Balance of LIBO Rate Loans	Notation Made By

EXHIBIT G

[FORM OF]

INTEREST ELECTION REQUEST

Deutsche Bank AG New York Branch,

as Administrative Agent for the Lenders referred to below

60 Wall Street

New York, NY 10005

Attention: Dusan Lazarov

Fax: 212-797-5690

[●], 201[●]1

Ladies and Gentlemen:

Reference is made to the Term Loan Agreement dated as of August 19, 2015, among, inter alia, Party City Holdings Inc., a Delaware corporation, Party City Corporation, a Delaware corporation (together with Party City Holdings Inc., collectively the “Borrowers”), PC Intermediate Holdings, Inc., a Delaware corporation, the Subsidiaries of the Borrowers from time to time party thereto, the Lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned hereby gives you notice pursuant to Section 2.08 of the Credit Agreement of an interest rate election, and in that connection sets forth below the terms thereof:

(A) on [date ] (which is a Business Day) convert $[        ]2 of the aggregate outstanding principal amount of the [Term Loans made on the Closing Date] [Insert description of Loans of any other Class], bearing interest at the [            ] Rate, into a(n) [            ] Loan [and, in the case of a LIBO Rate Loan, having an Interest Period of [            ] month(s)];

(B) on [date ] (which is a Business Day) continue $[        ]1 of the aggregate outstanding principal amount of the Term Loans, bearing interest at the LIBO Rate, as LIBO Loans having an Interest Period of [            ] month(s)]

[1]	Must be notified in writing (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) or by telephone, with such telephonic notification to be irrevocable and to be confirmed promptly in writing (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) (i) in the case of a LIBO Rate Borrowing, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of the proposed election or (ii) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed election.
[2]	Not less than an aggregate principal amount as indicated in Section 2.02(c) of the Credit Agreement and in an integral multiple as indicated therein.

G-1

EXHIBIT G

[PARTY CITY HOLDINGS INC.

By:
Name:
Title: ]

[PARTY CITY CORPORATION

By:
Name:
Title: ]

G-2

EXHIBIT H

[FORM OF] TERM LOAN AGREEMENT SOLVENCY CERTIFICATE

August [●], 2015

This Term Loan Agreement Solvency Certificate (“Solvency Certificate”) is being executed and delivered pursuant to Section 4.01(j) of that certain Term Loan Agreement, dated as of the date hereof (the “Credit Agreement”; the terms defined therein being used herein as therein defined unless otherwise defined herein), by and among, PARTY CITY CORPORATION, a Delaware corporation (the “Subsidiary Borrower”), PARTY CITY HOLDINGS INC., a Delaware corporation (the “Company” or the “Borrower Agent”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation, the subsidiaries of the Borrower Agent from time to time party thereto, the Lenders from time to time party thereto, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent and collateral agent for the Lenders, and the other agents party thereto.

I, Michael A. Correale, the Chief Financial Officer of the Borrower Agent, in such capacity and not in an individual capacity, hereby certify as follows:

1.	I am generally familiar with the businesses and assets of the Borrower Agent and its subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower Agent pursuant to the Credit Agreement; and

2.	As of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement and the Transactions, that, (i) the sum of the debt (including contingent liabilities) of the Borrower Agent and its subsidiaries, taken as a whole, does not exceed the fair value of the present assets of the Borrower Agent and its subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets of the Borrower Agent and its subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower Agent and its subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) the capital of the Borrower Agent and its subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower Agent or its subsidiaries, taken as a whole, contemplated as of the date hereof; and (iv) the Borrower Agent and its subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[SIGNATURE PAGE FOLLOWS]

H-1

EXHIBIT H

IN WITNESS WHEREOF, I have hereunto set my hand to this Solvency Certificate as of the date first above written.

PARTY CITY HOLDINGS INC.

By:
	Name:	Michael A. Correale
	Title:	Chief Financial Officer

H-2

EXHIBIT H

EXHIBIT I-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of August 19, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), by and among, inter alia, PARTY CITY HOLDINGS INC., a Delaware corporation (the “Company”), PARTY CITY CORPORATION, a Delaware corporation (“Party City”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), the subsidiaries of the Borrowers from time to time party thereto, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17(e)(i)(B)(3) of the Term Loan Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Promissory Notes evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower Agent or the Subsidiary Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower Agent or the Subsidiary Borrower as described in Section 881(c)(3)(C) of the Code, and (v) if it is a “disregarded entity” for U.S. tax purposes, as such term is used in U.S. Treasury Regulation section 301.7701-2(a), then it is providing this form on behalf of its beneficial owner as determined for U.S. federal income tax purposes.

The undersigned has furnished the Administrative Agent and the Borrower Agent with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform each of the Borrower Agent and the Administrative Agent, and (2) the undersigned shall have at all times furnished each of the Borrower Agent and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Credit Agreement and used herein shall have the meanings given to them in the Term Loan Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

4

EXHIBIT I-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of August 19, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), by and among, inter alia, PARTY CITY HOLDINGS INC., a Delaware corporation (the “Company”), PARTY CITY CORPORATION, a Delaware corporation (“Party City”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), the subsidiaries of the Borrowers from time to time party thereto, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17(e)(i)(B)(4) of the Term Loan Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower Agent or the Subsidiary Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower Agent or the Subsidiary Borrower as described in Section 881(c)(3)(C) of the Code, and (v) if it is a “disregarded entity” for U.S. tax purposes, as such term is used in U.S. Treasury Regulation section 301.7701-2(a), then it is providing this form on behalf of its beneficial owner as determined for U.S. federal income tax purposes.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Credit Agreement and used herein shall have the meanings given to them in the Term Loan Credit Agreement.

5

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

6

EXHIBIT I-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of August 19, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), by and among, inter alia, PARTY CITY HOLDINGS INC., a Delaware corporation (the “Company”), PARTY CITY CORPORATION, a Delaware corporation (“Party City”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), the subsidiaries of the Borrowers from time to time party thereto, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17(e)(i)(B)(4) of the Term Loan Credit Agreement, the undersigned hereby certifies (with respect to its direct or indirect partners/members (or owner for U.S. federal income tax purposes, as applicable) that are claiming the portfolio interest exemption) that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members (or owner for U.S. federal income tax purposes, as applicable) are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members (or owner for U.S. federal income tax purposes, as applicable) is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members (or owner for U.S. federal income tax purposes, as applicable) is a “ten percent shareholder” of the Borrower Agent or the Subsidiary Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members (or owner for U.S. federal income tax purposes, as applicable) is a “controlled foreign corporation” related to the Borrower Agent or Subsidiary Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) if it is a “disregarded entity” for U.S. tax purposes, as such term is used in U.S. Treasury Regulation section 301.7701-2(a), then it is providing this form on behalf of its beneficial owner as determined for U.S. federal income tax purposes.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members (or owner for U.S. federal income tax purposes, as applicable) that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

7

Unless otherwise defined herein, terms defined in the Term Loan Credit Agreement and used herein shall have the meanings given to them in the Term Loan Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

8

EXHIBIT I-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of August 19, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), by and among, inter alia, PARTY CITY HOLDINGS INC., a Delaware corporation (the “Company”), PARTY CITY CORPORATION, a Delaware corporation (“Party City”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), the subsidiaries of the Borrowers from time to time party thereto, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17(e)(i)(B)(4) of the Term Loan Credit Agreement, the undersigned hereby certifies (with respect to its direct or indirect partners/members (or owner for U.S. federal income tax purposes, as applicable) that are claiming the portfolio interest exemption) that (i) it is the sole record owner of the Loan(s) (as well as any Promissory Notes evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members (or owner for U.S. federal income tax purposes, as applicable) are the sole beneficial owners of such Loan(s) (as well as any Promissory Notes(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Term Loan Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members (or owner for U.S. federal income tax purposes, as applicable) is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members (or owner for U.S. federal income tax purposes, as applicable) is a “ten percent shareholder” of the Borrower Agent or the Subsidiary Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members (or owner for U.S. federal income tax purposes, as applicable) is a “controlled foreign corporation” related to the Borrower Agent or Subsidiary Borrower as described in Section 881(c)(3)(C) of the Code, and(vi) if it is a “disregarded entity” for U.S. tax purposes, as such term is used in U.S. Treasury Regulation section 301.7701-2(a), then it is providing this form on behalf of its beneficial owner as determined for U.S. federal income tax purposes.

The undersigned has furnished the Administrative Agent and the Borrower Agent with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members (or owner’s for U.S. federal income tax purposes, as applicable) that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so

9

inform the Borrower Agent and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower Agent and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Credit Agreement and used herein shall have the meanings given to them in the Term Loan Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

10

EXHIBIT J

[FORM OF]

INTERCOMPANY NOTE

August 19, 2015

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on a signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available funds, at such location as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances constituting Indebtedness made by such Payee to such Payor. Each Payor promises also to pay interest, if any, on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

Reference is made to (i) that certain ABL Credit Agreement, dated as of August 19, 2015 (as amended, supplemented, restated, amended and restated and/or modified from time to time, the “ABL Facility Credit Agreement”), among PC Intermediate Holdings, Inc. a Delaware corporation (“Holdings”), Party City Holdings Inc., a Delaware corporation ( the “Borrower Agent”), Party City Corporation, a Delaware corporation (the “Subsidiary Borrower” and, together with the Borrower Agent, the “Borrowers”), the subsidiaries of the Borrowers from time to time party thereto, the lenders from time to time party thereto (the “ABL Facility Lenders”), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacities and together with its successors and assigns in such capacities, the “ABL Agent”) and the other parties referred to therein, (ii) that certain Term Loan Credit Agreement, dated as of August 19, 2015 (as amended, supplemented, restated, amended and restated and/or modified from time to time, the “Term Loan Credit Agreement” and, together with the ABL Facility Credit Agreement, the “Credit Agreements”), among Holdings, each Borrower, the subsidiaries of the Borrowers from time to time party thereto, the lenders from time to time party thereto (the “Term Loan Lenders” and, together with the ABL Facility Lenders, the “Lenders”), Deutsche Bank AG New York Branch (“DBNY”), as administrative agent and collateral agent (in such capacities and together with its successors and assigns in such capacities, the “Term Loan Agent” and, together with the ABL Agent, the “Agents”) and the other parties referred to therein and (iii) that certain Intercreditor Agreement dated as of August 19, 2015 (as amended, restated, amended and restated, replaced, supplemented and/or otherwise modified from time to time, the “Intercreditor Agreement”) among the Term Loan Agent, the ABL Agent, Holdings, the Borrowers and the other Grantors from time to time party thereto and the other parties referred to therein. Each Payee hereby acknowledges and agrees that the Term Loan Agent or ABL Agent (after the Discharge of Term Loan Obligations), as applicable, may exercise all rights provided in the Term Loan Documents and the ABL Facility Documents, as applicable, with respect to this Note. Capitalized terms used in this Intercompany Note (this “Note”) but not otherwise defined herein shall have the meanings given to them in the Intercreditor Agreement, ABL Facility Credit Agreement or Term Loan Credit Agreement, as applicable. This Note is the Intercompany Note referred to in the ABL Facility Credit Agreement and the Term Loan Credit Agreement and constitutes Subordinated Indebtedness (as defined in and referred to in the Term Loan Credit Agreement and the ABL Facility Credit Agreement).

EXHIBIT J

Notwithstanding anything to the contrary contained in this Note, each Payee understands and agrees that no Payor shall be required to make, and shall make, any payment of principal, interest or other amounts on this Note to the extent that such payment is prohibited by, or would give rise to a default or an event of default under, the terms of any Senior Indebtedness (as defined below), including, but not limited to, Sections 6.01 and 6.05 of either Credit Agreement (each a “Credit Agreement Default”). The failure to make such payment as a result of any Credit Agreement Default shall not constitute a default hereunder.

This Note shall be pledged by each Payee that is a Grantor (i) to the Term Loan Agent, for the benefit of the Term Loan Secured Parties, pursuant to the Term Loan Documents as collateral security for the full and prompt payment when due of, and the performance of, such Payee’s Term Loan Obligations and (ii) to the ABL Agent, for the benefit of the ABL Facility Credit Agreement Secured Parties, pursuant to the ABL Facility Documents as collateral security for the full and prompt payment when due of, and the performance of, such Payee’s ABL Facility Obligations. Each Payee hereby acknowledges and agrees that (x) after the occurrence of and during the continuance of an Event of Default under and as defined in the Term Loan Credit Agreement, but subject to the terms of the Intercreditor Agreement, the Term Loan Agent may, in addition to the other rights and remedies provided pursuant to the Term Loan Documents and otherwise available to it (subject to any applicable notice requirements thereunder), exercise all rights of the Payees that are Loan Parties with respect to this Note and (y) after the occurrence of and during the continuance of an Event of Default under and as defined in the ABL Facility Credit Agreement, but subject to the terms of the Intercreditor Agreement, the ABL Agent may, in addition to the other rights and remedies provided pursuant to the ABL Facility Documents and otherwise available to it (subject to any applicable notice requirements thereunder), exercise all rights of the Payees that are Loan Parties with respect to this Note.

Upon the commencement of any insolvency or bankruptcy proceeding, or any receivership, liquidation (voluntary or otherwise), reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, winding up or other similar proceeding in connection therewith, relating to any Payor owing any amounts evidenced by this Note to any Grantor, or to any property of any such Payor, all amounts evidenced by this Note owing by such Payor to any and all Loan Parties shall become immediately due and payable, without presentment, demand, protest or notice of any kind.

Anything in this Note to the contrary notwithstanding, the Indebtedness evidenced by this Note owed by any Payor that is a Grantor to any Payee that is not a Grantor shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Term Loan Obligations of such Payor to the Term Loan Secured Parties and to all ABL Facility Obligations of such Payor to the ABL Facility Secured Parties; provided that each Payor may make payments to the applicable Payee so long as no Event of Default under and as defined in either the Term Loan Credit Agreement or the ABL Facility Credit Agreement shall have occurred and be continuing or would result therefrom (such Term Loan Obligations, ABL Facility Obligations and, in each case, other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest, fees and expenses

2

EXHIBIT J

thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest, fees and expenses is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”) and:

(i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor that is a Grantor (each such Payor, an “Affected Payor”) or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Affected Payor (except as expressly permitted by the Term Loan Documents and the ABL Facility Documents), whether or not involving insolvency or bankruptcy, if an Event of Default (as defined in either the Term Loan Credit Agreement or the ABL Facility Credit Agreement, as applicable) has occurred and is continuing (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) (other than (A) contingent indemnification obligations as to which no claim has been asserted, (B) any obligations under any Term Loan Secured Hedging Agreement or any ABL Facility Secured Hedging Agreement and (C)ABL Facility Bank Product Obligations) and no Letter of Credit (as used herein, as defined in the ABL Facility Credit Agreement) shall remain outstanding (unless the L/C Exposure (as used herein, as defined in the ABL Facility Credit Agreement) related thereto has been cash collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank (as used herein, as defined in the ABL Facility Credit Agreement) or such Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank) before any Payee that is not a Grantor (each such Payee, an “Affected Payee”) is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) (other than (A) contingent indemnification obligations as to which no claim has been asserted, (B) any obligations under any Term Loan Secured Hedging Agreement or any ABL Facility Secured Hedging Agreement and (C) ABL Facility Bank Product Obligations) and no Letter of Credit shall remain outstanding (unless the L/C Exposure related thereto has been cash collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or such Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank), any payment or distribution to which such Affected Payee would otherwise be entitled (other than equity or debt securities of such Affected Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Securities”)) shall be made to the holders of Senior Indebtedness;

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(ii) (x) if any Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) of either the Term Loan Credit Agreement or ABL Facility Credit Agreement occurs and is continuing and (y) subject to the Intercreditor Agreement, either the Term Loan Agent or the ABL Agent delivers notice to the Borrowers instructing the Borrowers that the Term Loan Agent or ABL Agent, as applicable, is thereby exercising its rights pursuant to this clause (ii) (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(f) or 7.01(g) of the Term Loan Credit Agreement or ABL Facility Credit Agreement, as applicable), then, unless otherwise agreed in writing by the Term Loan Agent or the ABL Agent (as applicable) in its reasonable discretion, no payment or distribution of any kind or character shall be made by or on behalf of any Affected Payor or any other Person on its behalf, and no payment or distribution of any kind or character shall be received by or on behalf of any Affected Payee or any other Person on its behalf, with respect to this Note until (x) the applicable Senior Indebtedness shall have been paid in full in cash (other than (A) contingent indemnification obligations as to which no claim has been asserted, (B) any obligations under any Term Loan Secured Hedging Agreement or any ABL Facility Secured Hedging Agreement, (C) Banking Services Obligations and (D) the L/C Exposure related to any Letter of Credit that has been cash collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or been deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank) or (y) such Event of Default shall have been cured or waived in accordance with the Term Loan Credit Agreement and/or the ABL Facility Credit Agreement, as applicable;

(iii) if any payment or distribution of any kind or character, whether in cash, securities or other property (other than Restructured Securities), in respect of this Note shall (despite these subordination provisions) be received by any Affected Payee in violation of the foregoing clause (i) or (ii), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered in accordance with the relevant Security Documents, the Term Loan Agent or the ABL Agent, on behalf of the applicable Secured Parties, subject to the terms of the Intercreditor Agreement; and

(iv) Each Affected Payee agrees to file all claims against each relevant Affected Payor in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Senior Indebtedness and the Agent shall be entitled to all of such Affected Payee’s rights thereunder. If for any reason an Affected Payee fails to file such claim at least ten (10) days prior to the last date on which such claim should be filed, such Affected Payee hereby irrevocably appoints each Agent as its true and lawful attorney-in-fact and each Agent is hereby authorized to act as attorney-in-fact in such Affected Payee’s name to file such claim or, in such Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of such Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the applicable Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Affected Payee hereby assigns to each of the Agents all of such Affected Payee’s rights to any payments or distributions to which such Affected Payee otherwise would be entitled. If the amount so paid is greater than such Affected Payor’s liability hereunder, the Agents shall pay the excess amount to the party entitled thereto under the

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Intercreditor Agreement and applicable law. In addition, upon the occurrence and during the continuance of an Event of Default (as defined in the Term Loan Credit Agreement and the ABL Facility Credit Agreement, as applicable), each Affected Payee hereby irrevocably appoints each Agent as its attorney-in-fact to exercise all of such Affected Payee’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of each relevant Affected Payor.

Except as otherwise set forth in clauses (i) and (ii) of the immediately preceding paragraph or in the proviso appearing in the introductory wording in such paragraph, any Payor is permitted to pay, and any Payee is entitled to receive, any payment or prepayment of principal and interest on the Indebtedness evidenced by this Note.

To the fullest extent permitted by applicable law, no present or future holder of Senior Indebtedness shall at any time or in any way be prejudiced or impaired in its right to enforce the subordination of this Note by any act or failure to act on the part of any Affected Payor or Affected Payee or by any act or failure to act on the part of such holder or any trustee or agent for such holder, or by any noncompliance by the Payor with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. Each Affected Payee and each Affected Payor hereby agrees that the subordination of this Note is for the benefit of each Agent, each Issuing Bank and the other Secured Parties. Each Agent and the other Secured Parties are obligees under this Note to the same extent as if their names were written herein as such and each Agent (or any New Term Loan Agent or New ABL Facility Security Agent) may, on behalf of itself, and the Secured Parties, proceed to enforce the subordination provisions herein, in each case, subject to the terms of the Intercreditor Agreement. In the event that the Borrowers or any other Payor or Payee incurs any Additional Debt pursuant to the terms of the Intercreditor Agreement, all applicable references herein to the ABL Facility Obligations, the ABL Facility Loan Documents, the Term Loan Obligations and the Term Loan Documents shall be deemed to refer to the then outstanding Senior Obligations (including any such Additional Debt) and all related Term Loan Documents and ABL Facility Documents, respectively.

The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holders of this Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

The Indebtedness evidenced by this Note owed by any Payor that is not a Grantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor (except as otherwise agreed between such Payor and Payee or required pursuant to the terms of the ABL Facility Documents or the Term Loan Documents).

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Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized (but not required) to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein. For the avoidance of doubt, this Note shall not in any way replace, or affect the principal amount of, any intercompany loan outstanding between any Payor and any Payee prior to the execution hereof, and to the extent permitted by applicable law, from and after the date hereof, each such intercompany loan shall be deemed to incorporate the terms set forth in this Note to the extent applicable and shall be deemed to be evidenced by this Note together with any documents and instruments executed prior to the date hereof in connection with such intercompany Indebtedness.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. Except to the extent of any taxes required by law to be withheld, all payments under this Note shall be made without offset, counterclaim or deduction of any kind.

It is understood that this Note shall evidence only Indebtedness and not amounts owing in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money.

This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and their respective successors and assigns, including subsequent holders hereof.

If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by the Payor or any other Person or entity is rescinded or must otherwise be returned by the holders of the Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Payor or such other Person or entity), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

If any Payee shall acquire by indemnification, subrogation or otherwise, any lien, estate, right or other interest in any of the assets or properties of any Payor, that lien, estate, right or other interest shall be subordinate in right of payment to the Senior Indebtedness and the lien of the Senior Indebtedness as provided herein, and each Payee hereby waives any and all rights it may acquire by subrogation or otherwise to any lien of the Senior Indebtedness or any portion thereof until such time as all Senior Indebtedness has been indefeasibly repaid in full in cash.

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From time to time after the date hereof, additional Subsidiaries of Holdings may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page hereto, which shall be automatically incorporated into this Note (each additional Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other person becomes or fails to become or ceases to be a Payor or Payee hereunder.

Indebtedness governed by this Note shall be maintained in “registered form” within the meaning of Section 163(f) of the Internal Revenue Code of 1986, as amended. The Payor or its designee (which shall, at the applicable Administrative Agent’s request, be that respective Administrative Agent, acting solely for these purposes as agent of the Payor) shall record the transfer of the right to payments of principal and interest on the Indebtedness governed by this Note to holders of the Senior Indebtedness in a register (the “Register”), and no such transfer shall be effective until entered in the Register (provided that, for the avoidance of doubt, nothing in this paragraph shall affect the subordination provisions in favor of the holders of the Senior Indebtedness as set forth herein).

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Note may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute and original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Note by telecopy or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Note.

The Secured Parties and the Agent shall be third party beneficiaries hereof and shall be entitled to enforce the subordination provisions hereof in accordance with the terms of the Term Loan Documents and the ABL Facility Documents.

[Signature Pages Follow]

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[Holdings and Subsidiaries]

By:
Name:
Title:

[Signature Page to Global Intercompany Note]